As filed with the U.S. Securities and Exchange Commission on March 5, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tauriga Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

2833

(Primary Standard Industrial Classification Code Number)

30-0791746

(I.R.S. Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY 10022

Telephone: (917) 796-9926

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Seth M. Shaw

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Telephone: (917) 796-9926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rimon Law P.C.

Theodore Ghorra

245 Park Avenue, 39th Floor

New York, NY 10167

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Securities to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock to be offered for resale by selling stockholders(2)		$	$5,000,000	$649.40

(1)	Offering price computed in accordance with Rule 457(o).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon any adjustment in the number of securities issuable by reason of stock splits or similar capital reorganizations.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 4, 2020

Preliminary Prospectus

Tauriga Sciences, Inc.

76,000,000 Shares of Common Stock

This prospectus may be used only in connection with sales of up to 76,000,000 shares of our common stock, par value $.00001 per share, by Tangiers Global, LLC. Tangiers will sell shares of common stock purchased from us under an Investment Agreement. In connection with the sale of these shares, Tangiers will be an “underwriter” as that term is defined in the Securities Act of 1933.

The number of shares to be sold by Tangiers in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Investment Agreement. However, 76,000,000 shares of common stock is the maximum number of shares which we may sell to Tangiers. See the section of this prospectus captioned “Investment Agreement” for more information.

Our common stock is quoted by the OTC Markets Group OTCQB tier under the symbol “TAUG”. On March 2, 2020, the closing price of our common stock was $0.043 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 13 HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2019, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, INCLUDING ANY GOING CONCERN LANGUAGE SET FORTH IN SUCH REPORTS, WHICH WE HAVE FILED OR WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 4, 2020

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, and any applicable prospectus supplement, is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial conditions, results of operations and prospects may have changed since that date.

References to “Management” in this Prospectus mean the senior officers of the Company; See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company, and not in their personal capacities.

As used in this prospectus, the terms “we”, “us”, the “Company”, “Tauriga”, and our subsidiaries “Tauriga Pharma Corp.”, “Tauriga Sciences Limited” and “Tauriga Canada Inc.” refer to Tauriga Sciences, Inc., unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

CAUTIONARY NOTE TO INVESTORS

In October 2018, the Company’s management, along with its board of directors, began to explore the possibility of launching a cannabidiol (“CBD”) infused chewing gum product line. On December 20, 2018, the Agricultural Improvement Act of 2018 (the “2018 Farm Bill”) legalized the cultivation and production of hemp, a variation on the cannabis plant that contains CBD but less than 0.3% THC (the psychoactive chemical of the cannabis plant), providing at least some certainty about sources of legal CBD. After several weeks of diligence, discussions with various parties and exploratory meetings, the Company made the determination to move forward with and launched this business opportunity in March 2019. The Company’s product line contains 0% THC. On May 31, 2019, the U. S. Food and Drug Administration (“FDA”) held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing came approximately five months after the 2018 Farm Bill went into effect and removed industrial hemp from the Schedule I prohibition under the Controlled Substances Act (CSA).

Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. As part of the FDA hearing, the agency had requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed, which comment period was completed on July 16, 2019. As of the date hereof, the FDA has taken the position that it is unlawful to put into interstate commerce food products containing hemp derived CBD, or to market CBD as, or in, a dietary supplement. Furthermore, since the closure of the FDA hearings on this issue, some state and local agencies have issued a ban on the sale of any food or beverages containing CBD.

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There are, however, current legislative efforts at the federal level, which seek to provide regulatory clarity around the issue of industrial hemp derived CBD under the FD&C Act. On January 13, 2020, Representative Collin C. Peterson introduced H.R. 5587, a bill seeking to amend the FD&C Act with respect to the regulation of hemp-derived CBD and substances containing hemp-derived CBD. If enacted into law, H.R. 5587 would consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, it is currently in committee and requires substantial further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all.

In addition to its CBD product line, Company is in the process of developing a Cannabigerol (CBG) product line as well. CBG is another non-psychoactive chemical compound found in industrial hemp plants. Similar to the regulations surrounding CBD, the FDA will have primary regulatory authority over consumer products which contain CBG derived from industrial hemp. As of the date of this prospectus, the FDA has provided no guidance as to how cannabinoids such CBG shall be regulated under the FD&C Act, and it is unclear at this time how such potential regulation could affect the results of the operations or prospects of the Company.

Therefore, we provide this cautionary note to investors and suggest that you read about these and others risks which are described in greater detail in our “Risk Factors” set forth in this prospectus and our statements under our going concern heading of our periodic reports, which may be amended or supplemented from time to time.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

The Offering

In order to provide a possible source of funding for our operations, potential acquisitions and/or the development of a pharmaceutical line of products, we have entered into an Investment Agreement with Tangiers Global, LLC (“Tangiers”).

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Under the Investment Agreement, Tangiers has agreed to provide us with up to $5,000,000 USD of funding during the period ending on the date which is three years after the date of this prospectus. During this period, we may sell shares of our common stock to Tangiers, and Tangiers will be obligated to purchase the shares. These shares may be offered for sale from time to time by means of this prospectus by or for the account of Tangiers.

The minimum amount we can raise at any one time is $5,000, and the maximum amount we can raise at any one time is $350,000. We are under no obligation to sell any shares under the Investment Agreement.

The number of shares to be sold by Tangiers in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Investment Agreement. However, 76,000,000 shares of common stock, which represents approximately 73.7% of our outstanding shares as of March 2, 2020, is the maximum number of shares which we may sell to Tangiers during the 36 month term of the Investment Agreement. See the section of this prospectus captioned “Investment Agreement” for more information.

Based upon the volume weighted average market price of our common stock for the five (5) trading days prior to March 3, 2020, and the terms of the Investment Agreement, the sale of up to 76,000,000 shares would result in net proceeds to us of approximately $2,802,000.

As of March 3, 2020, we had 103,187,644 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued pursuant to the Investment Agreement or upon the exercise of options, convertible notes outstanding or warrants.

We will not receive any proceeds from the sale of the shares by Tangiers. However, we will receive proceeds from any sale of common stock to Tangiers under the Investment Agreement. We expect to use substantially all the net proceeds for our operations, any potential acquisitions and in connection with the development of a pharmaceutical line of products under our subsidiary Tauriga Pharma Corp.

Our trading symbol is “TAUG.”

Our Business

Business Overview

Tauriga Sciences, Inc. is a Florida corporation, with its principal place of business being located at 555 Madison Avenue, fifth floor, New York, NY 10022. The Company has, over time, moved into a diversified life sciences technology company, with its mission to operate a revenue generating business, while continuing to evaluate potential acquisition candidates operating in the life sciences technology space.

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Tauriga Pharma Corp.

On January 4, 2018, the Company announced the formation of a wholly-owned subsidiary in Delaware. This subsidiary, incorporated in Delaware, was initially named Tauriga IP Acquisition Corp., which changed its name to Tauriga Biz Dev Corp. on March 25, 2018, and most recently (January 2020) changed its name to Tauriga Pharma Corp. (as described below).

Effective January 2020, the Company amended the certificate of incorporation of Tauriga Business Development Corp. in relevant part to effectuate a name change of this subsidiary to Tauriga Pharma Corp. The principal reason for the name change is to concentrate this subsidiary’s focus on the development of a pharmaceutical product line that is synergistic with the Company’s primary CBD product line. Currently, the plan is to initially create a pharmaceutical line of products to address nausea symptoms related to chemotherapy treatment in patients, which we will submit for clinical trials and to regulatory agencies for approval.

Tauriga Sciences Limited

On June 10, 2019, the Company formed a wholly owned subsidiary, Tauriga Sciences Limited, with the registrar of Companies for Northern Ireland. Tauriga Sciences Limited is a private limited Company. The entity was established in conjunction with online merchant services. In conjunction to this new entity the Company entered into a two-year lease commencing on June 11, 2019 and expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain.

COMPANY PRODUCTS

TAURI-GUMTM

In October 2018, the Company’s management, along with its board of directors, began to explore the possibility of launching a cannabidiol (“CBD”) infused gum product line into the commercial marketplace.

To begin this process, during the quarter ended December 31, 2018, the Company began discussions with a Maryland based chewing gum manufacturer - Per Os Biosciences LLC (“Per Os Bio”), which consummated in a manufacturing agreement in late December 2018 to launch and bring to market a white label line of CBD infused chewing gum under the brand name Tauri-GumTM. We have filed for trademark protection with the United States Patent and Trademark Office for our CBD infused chewing product line for TAURI-GUMMITM and TAURI-GUMMIESTM. In October 2019, we also filed trademark applications for the above-referenced marks in each of the European Union and Canada. On February 18, 2020, the Company received a notice of allowance from the European Union Intellectual Property Office granting the Company its trademark registration for Tauri-Gum™ (E.U. Trademark # 018138334).

Under the terms of the agreement, Per Os Bio produces Tauri-GumTM based on the following criteria:

A. By composition, the CBD Gum will contain 10 mg of CBD Isolate;

B. The initial production run will be mint flavor;

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C. This proprietary CBD Gum will be manufactured under U.S. Patent # 9,744,128 (“Method for manufacturing medicated chewing gum without cooling”);

D. Each Production Batch, including the initial production run, is estimated to yield 70,000 gum tablets or 8,700 Units (each Unit contains 8 gum tablets);

E. Integrated Quality Control Procedures: Each production batch will be tested by a 3rd Party for CBD label content, THC content (0%), and clear for microbiology;

F. The packaging, for retail marketplace, will consist of 8 count (gum tablet count) blister card labeled (the “Pack(s)”) with Lot # as well as Expiration Date;

G. Outer sleeve in the Company’s artwork and graphic design(s) and label copy; and

H. Shipping System: Bulk packed 266 Packs per master case (“Palletized”).

Under terms of the agreement with Per Os Bio:

A.	Each product order will consist of 8,700 Packs (unless otherwise agreed upon by both parties);
B.	½ of initial production invoice due within 3 days of execution of Manufacturing Agreement;
C.	Provide graphic design artwork, logo, and label design to Per Os Bio;
D.	Trademark has been successfully filed with U.S.P.T.O.;
E.	To implement kosher certification process;
F.	Procure appropriate Product & Liability insurance policy; and
G.	Acquire legal opinion with respect to the confirmation of the legality to sell this CBD Gum on the Federal Statute Level.

The Company’s gum formulation includes distinctive features: allergen free, gluten free, vegan, kosher (K-Star certification), and incorporates a proprietary manufacturing process. See our “Risk Factors” contained in the Annual Report, including with respect, but not limited, to Federal laws and regulations that govern CBD and cannabis.

The Company’s E-commerce website is www.taurigum.com.

During the fiscal year 2020, the Company added two additional flavors. Blood Orange and Pomegranate.

TAURI-GUMMIES™

On November 25, 2019, the Company announced that it has finalized the formulation for its Vegan 25 mg CBD (Isolate) Infused Gummies product to be branded Tauri-Gummies™ for which a trademark was filed with the U.S. Patent and Trademark Office, as well as in Switzerland and the European Union. This product contains no gelatin in the formulation, as the Company has utilized plant-based alternatives in completion of this product. There will be 4 flavors offered – cherry, orange, lemon and lime.

Each gummy package contains 24 gummies in a jar, 6 of each flavor, containing 25mg of CBD isolate per individual gummy, or 600 mg of CBD isolate per jar. These gum drops have been manufactured in the “Nostalgic” 1950s confectionary style and are both plant-based (vegan formulated) and kosher certified. The Company has commenced sales of Tauri-Gummies™ during January 2020.

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CANNABIGEROL “CBG” ISOLATE INFUSED VERSION OF TAURI-GUM™

On December 30, 2019, the Company announced it has commenced development of a Cannabigerol (“CBG”) Isolate Infused version of its Tauri-Gum™ brand. The Company expects that each tablet of chewing gum will contain 10mg of CBG isolate. The flavor (all natural) selected for this CBG product will be Peach/Lemon. This product will also be kosher certified (Star K, vegan and 100% made in the USA). The Company has secured distinct GS1 barcodes for both: The Peach/Lemon CBG infused Tauri-Gum™ blister pack and retail display box.

DISTRIBUTION OF THE COMPANY’S PRODUCTS

E&M Distribution Agreement

On April 1, 2019, the Company entered into a distribution agreement with E&M Ice Cream Company (“E&M”) to establish Tauri-GumTM in the marketplace (the “E&M Distribution Agreement”). The Company has supported the Tauri-GumTM commercial launch with substantial levels of both financial resources and marketing support.

Under the terms of the E&M Distribution Agreement, the Company issued restricted shares of common stock to E&M for their support services.

South Florida Region Distribution Agreement

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation (“IRM”), an established medical practice management firm (the “IRM Distribution Agreement”). The purpose of the IRM Distribution Agreement is to target our Tauri-GumTM product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area.

In connection with the IRM Distribution Agreement, the Company agreed to a one-time issuance of restricted shares of the Company’s common stock and a cash stipend.

North Eastern United States Distribution Agreement

On April 30, 2019, the Company, entered into a non-exclusive comprehensive distribution agreement with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions.

In connection with the SKL agreement, the Company agreed to a one-time issuance of restricted shares of the Company’s common stock. In addition, the Company has agreed to issue restricted shares of the Company’s common stock to principals of SKL for assistance in the Company’s marketing strategy.

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On May 11, 2019, the Company entered into a consulting agreement pursuant to the terms of the SKL agreement, whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This agreement has a one-year term and may be extended based upon mutual agreement of Ms. Lekkala and the Company. Ms. Lekkala will focus her efforts on the expansion of Tauri-GumTM in terms of gross sales and revenue growth through the acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is not an executive officer of the Company and, therefore, is not deemed to be an affiliate of the Company. Ms. Lekkala’s compensation includes restricted shares of the Company’s common stock, which are fully earned and vested upon the execution of her consulting agreement. Additionally, Ms. Lekkala is entitled to receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line, which the Company may pay in either stock or cash at the election of Ms. Lekkala.

Windmill Health Distribution Agreement

On June 28, 2019, the Company entered into a distribution agreement with Windmill Health Products, LLC (“Windmill Health”), a New Jersey based distributor, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line. The Company did not contribute any capital or issue any equity to Windmill Health in connection with the Windmill Health distribution agreement.

These arrangements are more fully described in our periodic and current reports that we have filed with the Securities and Exchange Commission, included these agreements as exhibits thereto, and which are also discussed in our consolidated financial statements to our Annual Report for the year ended March 31, 2019, as well as our Quarterly Reports filed in the applicable periods thereafter.

REGULATORY MATTERS

Food and Drug Administration

On May 31, 2019, the U. S. Food and Drug Administration (“FDA”) held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing came approximately five months after the Agricultural Improvement Act of 2018 (more commonly known as the Farm Bill), went into effect and removed industrial hemp from the Schedule I prohibition under the Controlled Substances Act (CSA) (industrial hemp means cannabis plants and derivatives that contain no more than 0.3 percent tetrahydrocannabinol, or THC, on a dry weight basis).

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Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. In addition to holding the hearing, the agency had requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed, which comment period was concluded on July 16, 2019. As of the date hereof, the FDA has taken the position that it is unlawful to put into interstate commerce food products containing hemp derived CBD, or to market CBD as, or in, a dietary supplement. Furthermore, since the closure of the FDA hearings on this issue, some state and local agencies have issued a ban on the sale of any food or beverages containing CBD. H.R. 5587, a newly introduced legislative effort at the federal level, seeks to consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, which would likely resolve ambiguity and provide clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, and is in its infancy, requiring further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all.

Furthermore, with respect to Company’s developing CBG product line, the FDA has provided no guidance as to how cannabinoids other than CBD (sch as CBG) shall be regulated under the FD&C Act, and it is unclear at this time how such potential regulation could affect the results of the operations or prospects of the Company or this product line.

See our Risk Factors for more information about these items, as well as certain related disclosures included our Results of Operations under the heading “Going Concern”.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding, success in developing and marketing its products and the level of competition and potential regulatory enforcement actions. These risks and others are described in greater detail in the Risk Factors set forth in this prospectus.

2019 Increase in Authorized Shares

On July 26, 2019, the Company held a meeting of its board of directors. The matters voted on and approved at the meeting included an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, $0.00001 par value per share from 100,000,000 to 400,000,000 shares (the “Authorized Shares Increase”). The increase in the authorized shares was approved by the shareholders of record at a special meeting of shareholders on September 10, 2019, and the Company promptly filed its Amended Articles of Incorporation with the division of corporations of the State of Florida to effectuate the increase in authorized shares, which was formally accepted by the Florida Division of Corporations on September 12, 2019.

Certified by Wal-Mart, Inc. to become a Domestic Supplier

On December 23, 2019, the Company announced that is has been certified by Wal-Mart, Inc. (“Walmart”) to become a Domestic Supplier. This certification from Walmart was obtained by the Company on December 19, 2019.

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Approval to Operate Global Seller Account by Alibaba Group

On January 6, 2020, the Company announced that is has been approved by Chinese multinational conglomerate, Alibaba Group (“Alibaba”), to operate a Global Seller Account. In addition, the Company has been designated as a Gold Supplier (Gold Tier Level Supplier). This Alibaba approval opens up the global marketplace to the Company, its products, its product lines, as well as future business opportunities. The Company is working diligently towards establishing a partnership with a China based fulfillment and distribution network.

Certified as Affiliate Vendor by The National Association of College Stores

On January 7, 2020, the Company announced that is has been certified by the National Association of College Stores (“NACS”) as an affiliate vendor. As a vendor of NACS, the Company has joined the most comprehensive group of campus retailers working to provide the best services and selections to college students across the United States.

Joint Venture with OG Laboratories, LLC

On January 21, 2020, the Company entered into a joint venture agreement with OG Laboratories, LLC (“OG”). Under this agreement the Company will act as a wholesaler of OG’s product labeled under OG’s name. OG currently has two products: “Omega-3 Heart Wellness+CBD” and “Collagen Skin Wellness+CBD”. Both of these products will be offered on the Company’s website. The Company shall receive, no later than 30 days after collection, a set percentage of the total order amount for third-party customers who purchase directly from OG. For deals greater than One Hundred Thousand Dollars ($100,000.00), the Company shall receive a commission of three and a half percent (3.5%). For deals of One Hundred Thousand Dollars ($100,000.00) or less, the Company shall receive commission of five percent (5%). The Company will only receive a commission on sales to customers that it brings to OG, and if the sale is made while the contract is in force or within six (6) months after the contract’s termination. The agreement with OG may be terminated by either party with thirty days prior written notice. Contemporaneous to the entry into the OG agreement, the Company purchased inventory of $3,050 for e-commerce fulfillment.

HISTORICAL BUSINESS ITEMS

See Note 1 of our Consolidated Financial Statements in our Annual Report for the year ended March 31, 2019 for additional information on the below-referenced historical business items.

Cupuaçu Butter Lip Balm

On December 23, 2016, the Company entered into a non-exclusive, 12-month license agreement (the “License Agreement”) with Cleveland, Ohio based cosmetics products company Ice + Jam LLC (“Ice + Jam”) to market Ice + Jam’s proprietary cupuaçu butter lip balm, sold under the trademark HerMan® which launched during the quarter ended December 31, 2017. During February of 2018, the Company’s strategy with respect to the HerMan® product was negatively impacted by a series of product defects relating to the twisting mechanism of the lip balm tube. As a result of this and the concomitant halting of selling efforts, the Company had no sales of the HerMan® product during the year ended March 31, 2019. The Company has removed the product from the website and the remaining inventory was written-off as it was determined that the units were not usable. The Company has discontinued this operation as of March 31, 2019.

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Honeywood

Following the termination of a proposed 2014 merger between the Company and California-based Honeywood LLC (“Honeywood”), a developer of a topical medicinal cannabis product, on August 1, 2017, the Company entered into a Debt Conversion Agreement, whereby the Company agreed to convert an $170,000 note receivable due from Honeywood, including accrued interest into a 5% membership interest in Honeywood. At the time of the Honeywood Conversion Agreement, the receivable balance under the Note of $199,119 had been fully written off by the Company in a prior period. As a result of the Honeywood Conversion Agreement, the Company deemed the investment to have no current value.

Pilus Energy

On January 28, 2014, the Company acquired Pilus Energy, LLC (“Pilus”), an Ohio limited liability company and a developer of alternative cleantech energy platforms using proprietary microbial solutions that create electricity while consuming polluting molecules from wastewater. On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus back to Open Therapeutics for consideration of the termination of 80% of the unexercised portion of the warrants to purchase the Company’s common stock. Open Therapeutics agreed to pay to the Company 20% of the net profit generated Pilus Energy from its previous year’s earnings, if any. On January 12, 2019, the Company and Open Therapeutics agreed to extinguish a contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock.

Blink Charging Company

On March 29, 2018 the Company’s then named subsidiary - Tauriga Biz Dev Corp. - entered into an independent sales representative agreement with Blink Charging Company (NASDAQ: BLNK) (“BLINK”). Under this agreement we became a non-exclusive independent sales representative to solicit orders from potential customers for EV (“Electric Vehicle”) Stations placement. This sales agreement is a three-tier compensation model based on whether we contract the new customer to purchase equipment outright from BLINK or enter into one of two revenue-sharing agreements. If our subsidiary effectuates a sale of BLINK equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where our subsidiary secures a revenue sharing agreement with a customer where BLINK remains the owner, then our subsidiary will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

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On June 29, 2018, the Company purchased four BLINK Level – 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The rest of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner will pay for the cost of providing power to these unit as well as installation costs. As of December 31, 2019, we have not installed any of these machines in any locations, and no revenue has been generated through the Blink contract. Management has not made any decision regarding placement of these units at this time. They have not decided to abandon this business line, therefore have not reclassified these assets as held for sale.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended March 31, 2019 and 2018 and selected unaudited financial information for our Company for the nine-month period ended December 31, 2019. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 62 of this prospectus.

Statements of Operations Data	Year Ended March 31, 2019	Year Ended March 31, 2018	Nine Months Ended December 31, 2019	Nine Months Ended December 31, 2018
Revenue	$57,134	$-	$201,881	$-
Cost of Revenue	$37,128	$-	$166,162	$-
Net Operating Expenses	$1,103,068	$1,895,537	$1,568,096	$720,917
Net Loss from Operations	$(1,083,062)	$(1,895,357)	$(1,532,377)	$(720,917)
Other Income (Expense)	$(12,181)	$1,897,869	$(574,576)	$244,171
Net Income (Loss) before Discontinued Operations	$(1,05,243)	$2,512	$(2,106,953)	$(476,746)
Loss from Discontinued Operations	$(2,196)	$(77,313)	$-	$-
Net Loss	$(1,097,439)	$(74,801)	$(2,106,953)	$(476,746)
Basic and Diluted Net Loss per Share	$(0.02)	$(0.009)	$(0.038)	$(0.009)

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Balance Sheets Data	As of March 31, 2019	As of March 31, 2018	As of December 31, 2019
Cash	$385,943	$12,291	$89,329
Total Current Assets	$947,816	$686,347	$648,505
Total Current Liabilities	$457,380	$318,587	$769,567
Working Capital Surplus (Deficit)	$490,436	$367,760	$(121,062)
Total Stockholders’ Equity (Deficit)	$503,446	$295,251	$(96,950)

FORWARD LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus (such as the Going Concern note to its financials) in evaluating our Company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

There could be unidentified risks involved with an investment in our securities.

The following risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood our business will succeed, whether any regulatory agency may enforce the food and drug administration’s ban on consumable CBD/CBG products, including the Company’s products or regarding the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

Risks Related to Company’s Business

Cannabinoids are chemical compounds that are commonly found in or derived from cannabis and industrial hemp plants, including but not limited to Tetrahydrocannabinol (THC), the psychoactive chemical compound, and non-psychoactive chemical compounds, such as Cannabidiol (CBD) and Cannabigerol (CBG). It is believed that there are at least 120 cannabinoid compounds within cannabis and industrial hemp plants.

The Company is currently engaged in the sale of products that include CBD, intends to engage in the sale of products that include CBG, and is also is considering creating product lines that include other cannabinoids, although the Company’s current products contain no THC and the Company does not currently plan to produce or sell any products that contain any or more than 0.3% THC.

Cannabinoids can be found in or derived from both cannabis plants and industrial hemp plants. Industrial hemp is a varietal of the cannabis sativa plant that has been bred to have a low level of THC (below 0.3% THC). Cannabis sativa plants that have above 0.3% THC are considered cannabis plants. Due to the unique regulatory framework of both the cannabis and hemp industries, the source of the cannabinoid (i.e., whether it is derived from an industrial hemp plant or a cannabis plant) makes a significant difference in the legality and risks associated with any product that includes such cannabinoid.

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As of the date hereof, the Company’s current product offerings contain and intended product offerings will contain CBD and CBG derived exclusively from industrial hemp. A description of industrial hemp industry specific risks is set forth below. While the Company does not currently sell any products derived from cannabis, to the extent that, in the future, Company may decide to offer products with cannabinoids derived from cannabis, cannabis industry specific risks are also described below.

Industrial Hemp Industry Risks

Legal Uncertainty Surrounding Current Industrial Hemp Regulations.

The laws and regulations affecting the industrial hemp industry are constantly changing, which could detrimentally affect the Company’s proposed operations. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require the Company to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt the Company’s business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to the Company’s proposed business, including, but not limited to, regulations or laws impacting the manufacturing and production methods the Company may utilize. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can the Company determine what effect additional governmental regulations or administrative policies and procedures, if promulgated, could have on the Company’s business.

Uncertainty Regarding the USDA’s Domestic Hemp Production Program.

The Agricultural Improvement Act of 2018 (2018 Farm Bill), tasked the United States Department of Agriculture (USDA) with developing a protocol to approve plans submitted by States and Indian Tribes for the domestic cultivation of industrial hemp (State Plans). It also establishes a Federal plan for cultivators in States or territories of Indian Tribes that do not have their own USDA-approved State Plan. Accordingly, the USDA has issued its Interim Final Rule to establish the domestic hemp production program and to facilitate the cultivation of hemp, as set forth in the 2018 Farm Bill. As of this date, the New York Department of Agriculture and Markets (NYDAM) has not yet formally submitted a State Plan pursuant to the Interim Final Rule. The Interim Final Rule has only established protocols for cultivators of industrial hemp and not processors or manufacturers. Given that Company’s products are reliant on industrial hemp processing and manufacturing and not industrial hemp cultivation, it is unclear how the USDA will handle processors with respect to its licensing structure and such uncertainty could disrupt the Company’s business and result in a material adverse effect on its operations.

Uncertainty Regarding the NYDAM’s Development of a State Plan.

Pursuant to New York Legislation S.6184/A.7680, the NYDAM retains primary regulatory authority over the production and cultivation of industrial hemp within the State of New York. However, pursuant to the 2018 Farm Bill a State Plan must be submitted to the USDA for approval, in order to ensure that the NYDAM’s primary regulatory authority is recognized at the federal level. As of this date, the NYDAM has not yet formally submitted a State Plan and based on public comments issued by the NYDAM it is unclear as to when and how a formal State Plan will be submitted. Until a formal State Plan for New York has been published, submitted and approved by the USDA, it is unclear how the NYDAM will handle any conflicts with federal law which arise over processors and manufacturers of industrial hemp products with respect to its licensing structure and such uncertainty could disrupt the Company’s business and result in a material adverse effect on its operations.

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Uncertainty Regarding Production of CBD Products Through the use of White Labeling.

Company operates its CBD product business as a white label operation, however, if Company is deemed to be operating its business without a required manufacturing license this could impact Company’s ability to maintain this business or subject it to significant penalties, fees, fines, or other financial consequences. If Company’s manufacturing and production partners were to lose their license this could also significantly impact Company’s revenues as a result of lost profits as Company sought out new partners or waited for current partners to become compliant.

State and local laws and regulations surrounding the production and manufacture of industrial hemp derived CBD products are still in flux as states and local agencies figure out how best to regulate these products. State and local laws may change in unexpected ways that could result in Company’s manufacturing partners being forced to change their products or services, or raise prices, all of which could impact Company’s revenues and prospective profits.

In addition, state or local laws may prohibit the white labeling of industrial hemp derived CBD products, which would force Company to abandon its current business strategy with regard to Company’s products or rework Company’s current relationships with Company’s partners, which would significantly impact Company’s revenues and prospective profits.

The FDA’s Current Position on CBD.

The 2018 Farm Bill removed industrial hemp and hemp derivatives from the definition of marijuana in the United States Federal Controlled Substances Act (21 U.S.C. § 811) (CSA). However, the 2018 Farm Bill specifically preserved the United States Food and Drug Administration’s (FDA) authority over hemp derived consumer products. The FDA has taken the position that it is currently illegal to put into interstate commerce a food to which cannabidiol (CBD) has been added, or to market CBD as, or in, a dietary supplement. The FDA prohibits these uses of CBD because CBD was the subject of substantial clinical investigations into its potential medical uses before it was added to foods (including dietary supplements), and, separately, because CBD is the active ingredient in an FDA-approved prescription drug product which is used to treat rare, severe forms of epilepsy. The FDA had sought public comments regarding issues surrounding CBD and has not issued any guidance, rules, or regulations regarding the use of CBD in foods, drugs, or cosmetics since closing the comment period. Because Company’s product is included in food, FDA rules and regulations limiting Company’s ability to source, manufacture, and sell the product, or limiting the consumer’s ability to purchase and use the produce, could severely impact Company’s revenues and profits. Future regulatory changes or enforcement actions by the FDA, with respect to CBD, could also have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

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Uncertainty Regarding the FDA’s Potential Position on CBG.

Cannabigerol (CBG) is a cannabinoid which can be lawfully derived from industrial hemp and Company has plans to develop CBG products. The 2018 Farm Bill preserved the FDA’s authority over industrial hemp derived consumer products and as of this date, the FDA has provided no guidance as to how cannabinoids other than CBD shall be regulated under the Food Drug and Cosmetic Act (FD&C Act). Future regulatory changes or enforcement actions by the FDA, with respect to CBG or other hemp derived cannabinoids, could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

The FDA Limits the Ability to Discuss the Medical Benefits of CBD.

Under FDA rules it is illegal for companies to make “health claims” or claim that a product has a specific medical benefit, without first getting FDA approval for such claim. The FDA has not recognized any medical benefits derived from CBD, which means that Company is not legally permitted to advertise any potential health claims related to its CBD products. Because of the perception among many consumers that CBD is a health/medicinal product, Company’s inability to make such health claims about its CBD products, may limit Company’s ability to market and sell its product to consumers, which would negatively impact Company’s revenues and profits.

Federal intellectual property laws may limit Company’s ability to protect its trademarks, names, logos, and other intellectual property

On May 2, 2019, the United States Patent and Trademark Office (USPTO) promulgated Examination Guide 1-19, which provides, among other things, that trademarks for food products, beverage products, dietary supplement products, or pet treat products containing hemp derived CBD (“Consumable Hemp Derived CBD Products”) can be rejected by the USPTO on the basis that the sale of such products in interstate commerce allegedly violates FDA law (see discussion of FDA law above).

Because of the USPTO’s current position, obtaining trademarks for Consumable Hemp Derived CBD Products is problematic, making it difficult to enforce and protect intellectual property relating to Consumable Hemp Derived CBD Products. Company’s product offerings include Consumable Hemp Derived CBD Products. There can be no assurance that all of the steps Company takes to protect such intellectual property will be adequate. In many cases, Company may not have sufficient protection or rights to take sufficient action to protect material intellectual property. If efforts to protect such intellectual property are not adequate, or if any third-party misappropriates or infringes on such intellectual property, whether in print, on the Internet or through other media, the value of the impacted brands may be harmed, which could have a material adverse effect on Company’s prospects, including the failure of such brands and branded products to achieve and maintain market acceptance. Such failure would likely adversely impact Company’s revenue stream, and accordingly, Company’s ability to make distributions to shareholders.

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There can be no assurance that third parties will not assert infringement or misappropriation claims against Company, or assert claims that Company’s rights in certain trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on Company’s financial condition as well as its ability to allocate time and effort to other aspects of its business. If Company’s rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property by third parties, which, in turn, could lead to a decline in Company’s results of operations. If Company is found to infringe upon a third party’s intellectual property rights, it may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to such intellectual property. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims. Although in the case of intellectual property in respect of which Company has a license, Company may have a right to indemnification from the licensor, Company cannot assure that the financial condition of the licensor will be sufficient to satisfy any licensor indemnification obligation, or that such indemnification obligation would cover lost profits, consequential or other non-direct damages.

New York City has implemented an embargo on food and beverage CBD products.

On July 1, 2019, months after the NYC Department of Heath announced a ban on CBD in foods and beverages (mainly focused on restaurants and baked goods), the updated New York City Health Code now includes an embargo of CBD-infused Edible(s) Products (including packaged products). Company has taken a conservative approach towards the production of its products, including, for example, ensuring that its product manufacturer periodically tests for compliance with the 2018 Farm Bill, in order to ensure that the products are utilizing CBD oils derived from industrial hemp plants and that the products contain 0% THC content. Company remains confident that the current embargo on CBD Edible(s) products will be lifted and/or clarified. However, as a result of this embargo, Company has taken the necessary steps to ensure that its marketing efforts are focused on areas outside of New York City, while still maintaining its New York City (the 5 Boroughs) presence. Similar embargoes and bans have been implemented in other municipalities and jurisdictions, and this trend may continue, making it difficult for Company to conduct a sufficient amount of sales and business and could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

Fraudulent or Illegal Activity by Industrial Hemp Suppliers.

The Company is exposed to the risk that its suppliers of industrial hemp materials may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company that violates: (i) government regulations; (ii) cultivation standards; or (iii) laws that require the true, complete and accurate reporting of information or data. It may not always be possible for the Company to identify and deter misconduct by its suppliers and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Company’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Company’s operations, any of which could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

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Potential Federal Legislation Regarding CBD

On January 13, 2020, Representative Collin C. Peterson introduced H.R. 5587, a bill seeking to amend the FD&C Act with respect to the regulation of hemp-derived CBD and substances containing hemp-derived CBD. If enacted into law, H.R. 5587 would consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, it is currently in committee, and requires substantial further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all. At this time Company cannot determine what effect these additional governmental regulations, if promulgated, could have on the Company’s business.

Results of Future Clinical Research on Industrial Hemp Derived Cannabinoids.

Research in the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of industrial hemp or isolated cannabinoids derived from industrial hemp remains in early stages. Future research and clinical trials may prove prior research results to be incorrect, or could raise concerns regarding, and perceptions relating to, industrial hemp and industrial hemp derived cannabinoids. Given these risks, uncertainties and assumptions, prospective shareholders should not place undue reliance on prior research articles and reports. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to industrial hemp and industrial hemp derived cannabinoids, which could have a material adverse effect on the demand for the Company’s products with the potential to lead to a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Product Liability for Industrial Hemp Related Companies.

Industrial hemp companies are subject to strict product liability laws where a Company who sells a defective product to a consumer is subject to liability for any harm that befalls that consumer due to the defect. For example, a Company who sells industrial hemp CBD infused products could be held liable if that product was tainted in the cultivation or manufacturing process or inadequately labeled and a consumer subsequently fell ill. This area of law is unsettled and there is very little statutory or case law regarding industrial hemp and products liability. Under certain circumstances, the Company, or distributors or retailers of its products, may be required to recall or withdraw products. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted against the Company. If the consumption of any of the products causes, or is alleged to have caused, a health-related illness, the Company may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that the products caused illness or physical harm could adversely affect the Company’s reputation and brand equity.

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Cannabis Industry Risks

THIS TIME COMPANY IS NOT ENGAGED IN CANNABIS ACTIVITIES. COMPANY IS CURRENTLY ONLY ENGAGED IN THE SALE AND DEVELOPMENT OF PRODUCTS THAT CONTAIN INDUSTRIAL HEMP DERIVED CANNABINOIDS. HOWEVER, TO THE EXTENT THAT COMPANY MAY DECIDE SUBSEQUENTLY OFFER PRODUCTS THAT CONTAIN CANNABINOIDS DERIVED FROM CANNABIS, THE RELEVANT CANNABIS INDUSTRY RISKS ARE SET FORTH BELOW:

Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact Company’s business operations, revenues and profits.

Currently, there are 33 states in the United States, plus the District of Columbia, that have laws and/or regulations that recognize, in one form or another, medical benefits or other uses for cannabis or cannabis related products. These states have also passed laws governing the use and sale of cannabis products and others are considering similar legislation.

Nonetheless, the possession, use, cultivation, manufacturing, sale distribution and transfer of cannabis is illegal under Federal Law. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse and no currently accepted use for medical treatment in the U.S. and lacking acceptable safety for use under medical supervision.

The United States Supreme Court has ruled that the federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use (U.S. v. Oakland Cannabis Buyers’ Coop., and Gonzales v. Raich). Although the Obama administration stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and adult-use cannabis, and Congress passed the Consolidated and Further Continuing Appropriations Act, 2019, eliminating any application of the federal budget toward the prosecution of individuals or entities operating in compliance with state cannabis laws, there is no guarantee that the Trump administration will not change the current stated policy regarding the low priority enforcement of federal laws in states where cannabis has been legalized under state law. Several members of President Trump’s cabinet have made statements indicating they are opposed to legalization efforts.

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In January 2018, former Attorney General Jeff Sessions rescinded the 2013 Obama-era Cole Memo which had previously indicated that resources would not be directed for federal enforcement activity, including civil enforcement and criminal investigations and prosecutions related to cannabis activities. This has created significant uncertainty as to the enforcement policies and priorities of the federal government and agencies against cannabis operators and businesses in the cannabis industry. Although Jeff Sessions has been replaced by President Trump with Attorney General William Barr, there is still very little clarity as to how President Trump, or Attorney General Barr, will enforce federal law or how they will deal with states that have legalized medical or adult-use cannabis. Even for businesses compliant with state laws, cannabis-related investments remain a risk under federal law. As such, any investment into a commercial cannabis business is laden with risk under federal law, and an increased amount of risk due to former Attorney General Sessions actions against the cannabis industry. Any change in the federal government’s enforcement of federal laws could cause significant damage to Company and its growth prospects.

As the possession, cultivation, use and distribution of cannabis is illegal under the CSA, any person engaged in such activities may be deemed to be conducting or aiding and abetting illegal activities. As a result, Company and possibly certain beneficial owners of its equity may be subject to enforcement actions and/or prosecution by law enforcement authorities. Strict enforcement of the CSA by the DOJ would materially and adversely affect Company’s ability to generate funds for distributions to the holders of stock. Additionally, any action taken against Company for conducting or aiding and abetting illegal activities may force Company to cease operations and investors could lose their entire investment. In any such action, Company’s assets may be subject to forfeiture and investors could additionally face fines, penalties or the possibility of criminal prosecution. Companies that engage in any form of commerce in the cannabis industry and individuals investing in a cannabis business may be subject to federal criminal prosecution along with civil fines and penalties. The federal, and in some cases state, law enforcement authorities have frequently investigated and/or closed dispensaries, grow operators, manufacturers, and other cannabis-related businesses. Federal enforcement would have a material adverse effect on the business and operations of the Company and could lead to dissolution, asset forfeiture and total loss of investment in the Company.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact Company’s revenues and prospective profits.

Many state and local cannabis laws are relatively new and there is a relatively small body of interpretive guidance and case law available to understand how certain laws, rules and regulations will be interpreted or applied by enforcement agencies or the courts. Additionally, the state and local licensing regulations are interdependent but, in part due to the variability of applicable local rules and differences in their effective administration, the results of such interdependency are often inefficient and may be impossible to comply with. As a result, Company’s business may be required to operate in a grey area, which subjects Company to the risk that it will unintentionally violate laws, rules or regulations.

The Company must be prepared for possible changes in laws and regulations which could seriously impact the Company’s business. The Company will incur ongoing costs and obligations related to regulatory compliance and failure to do so may result in additional costs for corrective measures, penalties, or in restrictions on the Company’s operations. In addition, changes in regulations, more vigorous enforcement thereof, or other unanticipated events could require extensive changes to the Company’s operations, increased compliance costs, or give rise to material liabilities, which could have a material adverse effect on the business, results of operations, and financial condition of the Company. Company cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business. Accordingly, the unfavorable enforcement or change in applicable state or local laws could materially and adversely affect Company’s ability to make payments to the holders of Company’s stock and could result in the loss of investment in Company.

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These state and local legal regimes often require companies to apply for and be awarded a license in order to operate a cannabis business operation. Company plans to operate its potential cannabis business as a white label operation. However, if such potential operations are deemed to be operating without a required license this could impact Company’s ability to engage in this business model or potentially subject Company to significant penalties, fees, fines, or other financial consequences.

Laws regarding the transportation of Cannabis

Laws related to transportation of cannabis may significantly impact Company’s ability to get products to market or may raise the cost of doing so, which would impact Company’s revenue and potential profits. Both state and federal law make it illegal to transport cannabis products across state lines. Any accidental or intentional transportation of Company’s products across state lines could, therefore, result in significant consequences including loss of a state issues license or permit, financial penalties, seizure of Company’s products, and prosecution for the illegal transportation of a Schedule I substance. These consequences may impact Company’s revenues, potential profits, or ability to continue operating in this line of business.

Federal intellectual property laws may limit Company’s ability to protect Company’s trademarks, names, logos, and other intellectual property

The United States Patent and Trademark Office does not provide trademark protection for cannabis or cannabis-related marks, making it difficult to enforce and protect intellectual property. It is possible to obtain trademarks for brands used in the cannabis industry, but only on non-cannabis goods. Some states may issue state trademarks for cannabis-related products, but state trademarks provide significantly less protection than federal trademarks. Patents are also very difficult to receive in the cannabis industry and require complex legal and scientific questions. There can be no assurance that all of the steps Company takes to protect such intellectual property will be adequate. In many cases, Company may not have sufficient protection or rights to take sufficient action to protect material intellectual property. If efforts to protect such intellectual property are not adequate, or if any third-party misappropriates or infringes on such intellectual property, whether in print, on the Internet or through other media, the value of the impacted brands may be harmed, which could have a material adverse effect on Company’s prospects, including the failure of such brands and branded products to achieve and maintain market acceptance. Such failure would likely adversely impact Company’s revenue stream, and accordingly, Company’s ability to make distributions to shareholders.

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There can be no assurance that third parties will not assert infringement or misappropriation claims against Company, or assert claims that Company’s rights in certain trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on Company’s financial condition as well as its ability to allocate time and effort to other aspects of its business. If Company’s rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property by third parties, which, in turn, could lead to a decline in Company’s results of operations. If Company is found to infringe upon a third party’s intellectual property rights, it may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to such intellectual property. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims. Although in the case of intellectual property in respect of which Company has a license, Company may have a right to indemnification from the licensor, Company cannot assure that the financial condition of the licensor will be sufficient to satisfy any licensor indemnification obligation, or that such indemnification obligation would cover lost profits, consequential or other non-direct damages.

Tax laws related to cannabis may impact Company’s ability to generate revenue or potential profits.

Section 280E of the Internal Revenue Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, except for some “costs of goods sold”, forcing cannabis businesses to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of nondeductible expenses is to its total revenues.

State tax laws are also changing. Even though state taxes are already high, many local jurisdictions are imposing heavy additional taxes either as a disincentive for cannabis companies to operate there or in order to cash in on the growing number of cannabis companies paying taxes. These taxes may overwhelm Company’s partner companies causing them to go out of business or raise prices for their services, which in turn may impact Company’s revenues and profits by forcing us to find different partners in more tax friendly areas or pay higher prices.

Collectively, federal state and local taxes will place a substantial burden on Company’s revenue and could make its business model economically unfeasible. Accordingly, Company may not be able to make payments to the holders of its stock, in which case, investors may lose the value of their investment.

Company may have difficulty accessing the service of banks, which may make it difficult for Company to operate.

In February 2014, the FinCEN bureau of the U.S. Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis business, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the Trump Administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. While the United States Congress is contemplating the SAFE Act, the passage of which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, if Congress fails to pass the SAFE Act, the Company’s inability, or limitations on the Company’s ability, to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Company to operate and conduct its business as planned or to operate efficiently.

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Due to the federal regulatory environment, including the Bank Secrecy Act (the “BSA”), banks in the United States often refuse to open or maintain accounts for companies that operate in the cannabis industry. The BSA also requires that banks file with the FinCEN suspicious activity reports (“SARs”) to provide FinCEN with information about transactions that may show participation in illegal activities including money laundering or funding of terrorist activities. To satisfy their legal obligations, banks often question transactions, including large cash transactions or transactions involving money orders. Typically, the account holder is not informed that the bank has filed a SAR with respect to any transaction. A bank that is uncomfortable with a transaction may file a SAR and/or close the accounts in question. As a result, companies in the cannabis industry, including Company, are at a risk of being non-bankable. An inability to make full, or any use of bank account services would impact management of Company’s operations and could have a material adverse effect on its business, financial condition and/or results of operations.

If Company incurs substantial liability from litigation, complaints, or enforcement actions, Company’s financial condition could suffer.

Company’s participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on Company’s sales, revenue, profitability, and growth prospects. Company has not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding cannabis or cannabis products (or otherwise) brought by any federal, state, or local governmental authority. However, should Company become the subject of litigation, the cost to defend such litigation may be significant and may require a diversion of Company’s resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of Company’s business, regardless of whether the allegations are valid or whether Company is ultimately found liable. Company does not currently carry litigation liability insurance, and, therefore, the Company could be significantly financially burdened by legal claims, litigation or administrative proceedings against us.

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Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or adult-use cannabis.

Company’s website is visible in jurisdictions where medicinal and adult use of cannabis is not permitted and, as a result, Company may be found to be violating the laws of those jurisdictions. Having to block access to Company’s website in certain jurisdictions may negatively impact Company’s visibility and ability to secure partnerships with companies or engage consumers in those areas.

Third-Party Service Providers

As a result of any adverse change to the approach in enforcement of the U.S. cannabis laws, adverse regulatory or political changes, additional scrutiny by regulatory authorities, adverse changes in the public perception in respect to the consumption of cannabis or otherwise, third-party service providers to the Company could suspend or withdraw their services, which may have a material adverse effect on the business, revenues, operating results, financial condition or prospects of the Company.

Enforceability of Contracts

Since cannabis is illegal at a federal level, judges in multiple U.S. states have on several occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. Therefore, there is uncertainty that the Company will be able to legally enforce its material agreements

Ability to file for Bankruptcy

Federal courts in the United States have held that cannabis businesses are not able to receive protection under bankruptcy laws. It has also been held that owners of cannabis businesses seeking personal bankruptcy protection will also be unable to take advantage of filing for bankruptcy. Therefore, in the event Company faces financial trouble, it will not be possible to file for bankruptcy protection without a drastic change in federal law.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for the products we sell can be affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations.

We may be classified as an inadvertent investment company.

We are not primarily engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act of 1940, as amended (the “1940 Act”), however, a company may be deemed an investment company under section 3(a)(1)(C) of the 1940 Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis.

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As a result of our December 13, 2017 purchase of shares of Vistagen Therapeutics Inc. (NASDAQ: VTGN), and the subsequent investments the Company has made in public and privately held companies in the subsequent period, the investment securities presently held by us exceeds 40% of our total assets, exclusive of cash items and, accordingly, we are currently an inadvertent investment company. As of December 31, 2019, the Company held common stock in one publicly traded company and warrants exercisable for common stock in two publicly traded companies. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the 1940 Act. One such exclusion, Rule 3a-2 under the 1940 Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We have taken actions to cause the investment securities held by us to be less than 40% of our total assets, and will continue to evaluate other feasible actions towards this end, which may include acquiring assets with our cash on hand, consummating a significant merger/acquisition transaction, or liquidating our investment securities. We also may seek a no-action letter from the SEC if we are unable to acquire sufficient non-securities assets or liquidate sufficient investment securities in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the 1940 Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the 1940 Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses and could result in the complete cessation of our operations, and the failure to register if required would have a materially adverse impact to conduct our operations.

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Risks relating to our exposure to equity securities of other companies in which we are currently invested.

We are not primarily engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities; however, the Company has purchased securities of certain publicly traded and privately held companies and continue to hold a number of the securities obtained as part of such transactions, primarily in the form of equity or equity derivative securities. These investments carry risk of partial or total loss, as with any such investment of this kind, and we could lose all or some of the cash we have utilized in making such investments. We generally monitor the Company’s investments to keep abreast of the investments and positions, but do not portend to actively trade in these securities and we do not have broker-dealers daily monitoring our investments to take positions in the event of market swings or fluctuations, whether on the upside or downside; hence, these investments bear certain risks of loss or failure to attain maximum gain.

The Company has multiple convertible notes having cross default provisions.

Multiple notes issued by the Company contain provisions where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period would be considered in default of all such convertible note instruments containing such default clauses. Should the Company for some reason default on one of its debt instruments, exercisable securities or convertible notes, if those instruments are not promptly cured other debt instruments or agreements could be caused, claimed or deemed to be in default, significantly increasing the principal amounts, amount of stock issuable and calculated interest rates thereunder. This could cause our stock price to decrease significantly, result in substantial dilution or cause us the inability to use the maximum or any of the equity credit line with Tangiers, which could materially impair our ability to execute our business plan or be able to fund operations.

Because we continue to develop and commercialize new products, we expect to incur significant additional operating losses.

Although we have commercialized a number of our products, we continue to develop new products and product lines, and, therefore, we expect to incur substantial additional operating expenses over the next several years as our research, development, and new business venture activities increase, including in connection with the potential to develop a pharmaceutical line of products through its subsidiary, Tauriga Pharma Corp., and the concomitant costs and expenses of such new business endeavors. The amount of our future losses and when, if ever, we will achieve profitability are uncertain. We remain early in our sales and marketing efforts of Tauri-GumTM and Tauri-GummiesTM which has resulted in commercial revenue but there is no guarantee that we can generate sufficient revenue to sustain operations or achieve profitability. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	realizing revenue from our distribution arrangements regarding our products;

●	establishing more substantial sales and marketing arrangements, either alone or with additional third parties; and

●	raising sufficient funds to finance our activities, or on terms that are acceptable.

We might not succeed at all, or at any, of these undertakings. If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

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We have few distribution agreements on which we are highly dependent. These agreements have no performance requirements or in some cases terms under which agreed responsibilities will be carried out.

Since the launch of our Tauri-GumTM product line, the Company has entered into multiple non-exclusive distribution agreements. These agreements are a critical component in the Company’s success in generating sufficient sales related cash flow to fund ongoing operations. These contracts are relationship based and involve a high degree of trust that the distributor will achieve positive results. However, under these agreements, the Company would have no recourse against distributors if sufficient results were not achieved with regard to amount of stock or cash paid to distributors. These distributors could additionally not perform at all under these agreements and even walk away entirely.

The Company has only one manufacturer/supplier of its product in a highly regulated industry.

In 2019, the Company entered into a comprehensive manufacturing agreement with Per Os Bio to bring to market a white label CBD Oil infused chewing gum product line to be sold and marketed under the name Tauri-GumTM and Tauri-GummiesTM. If for some reason, there was a disruption with this supplier for any reason at all, it could have a dramatic impact on the Company’s ability to continue to generate revenue.

The Company has recently entered a new line of business which is highly competitive and while it is largely unregulated today, it may be highly regulated in the future.

Entering a new line of business has many risks, including obtaining sufficient capital to cover startup and other expenses and to continue to fund operations until sales are sufficient to fund and/or expand ongoing operations. A new business line may never generate significant revenues, bring products to market or have enough sales to be profitable, as the case may be. With respect to any new line of business, including our entry into the CBD/CBG lines of products, we may have competitors that are better established in the market, have greater experience with such line of business or have greater resources than we do. We anticipate that products will be developed for and distributed to the retail market, but there can be no guaranty that sufficient revenue to support operations will ever be generated. Furthermore, we have limited experience in marketing consumer products, including chewing gum products, and may have limited experience with respect to any other line of business we may enter into as we seek to expand our operations. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Regulations are constantly changing, and in the future our business may be subject to additional regulations that increase our compliance costs.

We believe that we understand the current laws and regulations to which our existing products will be subject in the future. However, federal, state and foreign laws and regulations relating to the sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with such federal, state or foreign laws or regulations, we may fail to obtain regulatory approval for our products and, if we have already obtained regulatory approval, we could be subject to enforcement actions, including injunctions preventing us from conducting our business, withdrawal of clearances or approvals and civil and criminal penalties. In the event that federal, state, and foreign laws and regulations change, we may need to incur additional costs to seek government approvals. If we are slow or unable to adapt to changes in existing regulatory requirements or the promulgation of new regulatory requirements or policies, we or our licensees may lose marketing approval for our products which will impact our ability to conduct business in the future.

On May 31, 2019, the FDA held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing comes approximately five months after the Farm Bill, went into effect and removed industrial hemp from the Schedule I prohibition under the CSA (industrial hemp means cannabis plants and derivatives that contain no more than 0.3 percent tetrahydrocannabinol, or THC, on a dry weight basis).

Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. As part of the FDA hearing, the agency had requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed, which comment period was completed on July 16, 2019. As of the date hereof, the FDA has taken the position that it is unlawful to put into interstate commerce food products containing hemp derived CBD, or to market CBD as, or in, a dietary supplement. Furthermore, since the closure of the FDA hearings on this issue, some state and city agencies have issued a ban on the sale of any food or beverages containing CBD. H.R. 5587, a newly introduced legislative effort at the federal level, seeks to consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, which would resolve ambiguity and provide clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, and is in its infancy, requiring substantial further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all.

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In addition, with respect to Company’s developing CBG product line, the FDA has provided no guidance as to how cannabinoids other than CBD (sch as CBG) shall be regulated under the FD&C Act, and it is unclear at this time how such potential regulation could affect the results of the operations or prospects of the Company.

Any subsequent regulations issued by the FDA and/or legislation passed by Congress, state or local jurisdictions can have an effect on our manufacture, supplier and our product.

If we infringe upon the rights of third parties, we could be prevented from selling products and forced to pay damages and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may be required to:

●	obtain licenses, which may not be available on commercially reasonable terms, if at all;

●	abandon an infringing product candidate;

●	redesign our product candidates or processes to avoid infringement;

●	cease usage of the subject matter claimed in the patents held by others;

●	pay damages; and/or

●	defend litigation or administrative proceedings which may be costly regardless of outcome, and which could result in a substantial diversion of our financial and management resources.

Any of these events could substantially harm our earnings, financial condition, stock price, operations and our prospects for success.

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We rely solely on two key officers, our directors and consultants and losing them would harm the business.

We are highly dependent on our officers, consultants, advisors and directors. We do not have “key person” life insurance policy for our Chief Executive Officer. If we are unable to obtain additional funding, we will be unable to meet our current and future compensation obligations to such employees and consultants. In light of the foregoing, we are at risk that one or more of our consultants or employees may leave our company for other opportunities where there is no concern about such employers fulfilling their compensation obligations, or for other reasons. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our results of operations.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success will depend in large part upon our ability to attract, train, motivate and retain highly skilled and experienced employees in the areas of business into which we expand, including technical personnel. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our operating requirements. Expansion of our business could further require us to employ additional highly skilled technical personnel.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to develop our products or services or secure and complete customer engagements and could harm our business.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources are currently not adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions or growth of our line of Tauri-GumTM and Tauri-GummiesTM product lines of business, there could be a material adverse effect on our business, financial condition, results of operations and future prospects.

We may be unable to identify additional operating businesses or assets, and even if we do, we may be unable to finance such an acquisition.

Our strategies ultimately include making significant investments in sales and marketing programs, either directly or through distributors, to achieve revenue growth and margin improvement targets. If we do not achieve the expected benefits from these investments or otherwise fail to execute on our strategic initiatives, we may not achieve the growth improvement we are targeting, and our results of operations may be adversely affected. We may also fail to secure the capital necessary to make these investments, which will hinder our growth.

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In addition, as part of our strategy for growth, we may make acquisitions, enter into strategic alliances such as joint ventures and joint development agreements or other strategic transactions. However, we may not be able to identify suitable acquisition or other strategic partner candidates, complete acquisitions or integrate acquisitions successfully, and our strategic alliances may not prove to be successful. In this regard, acquisitions and other strategic transactions involve numerous risks, including difficulties in the integration of the operations, technologies, services and products of the acquired companies and the diversion of management’s attention from other business concerns. Although we will endeavor to evaluate the risks inherent in any particular transaction, there can be no assurance that we will properly ascertain all such risks. In addition, acquisitions and other strategic transactions could result in the incurrence of substantial additional indebtedness and other expenses or in potentially dilutive issuances of equity securities. Even if we identify assets, transactions or additional lines of business, we may have insufficient liquidity to be able to complete such a transaction. There can be no assurance that difficulties encountered with such transaction(s) will not have a material adverse effect on our business, financial condition and results of operations.

We do not have long experience in building significant sales, marketing or distribution operations and will need to expand our expertise in these areas.

We have recently begun our sales, marketing or distribution operations and, in connection with the commercialization of our products, will need to expand our expertise in these areas. To increase internal sales, distribution and marketing expertise and be able to conduct these operations, we would have to invest significant amounts of financial and management resources. In developing these functions ourselves, we could face a number of risks, including:

●	we may not be able to attract and build an effective marketing or sales force; and

●	the cost of establishing, training and providing regulatory oversight for a marketing or sales force may be substantial.

We experienced, and continue to experience, changes in its operations, which has placed, and will continue to place, significant demands on its management, operational and financial infrastructure.

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company’s brand and operating results. To effectively manage this growth, the Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to implement these improvements could hurt the Company’s ability to manage its growth and financial position.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

Our ability to grow successfully requires an effective planning and management process. In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;

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●	The need to manage strategic relationships and agreements with manufacturers, distributors, customers, and partners; and

●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of growth that may impose a significant burden on our administrative, infrastructure and operational resources. Our ability to effectively manage growth will require us to substantially and timely expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and/or other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively, efficiently or in a timely manner. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, results of operations or future prospects. Our controls, systems, procedures and resources are currently not adequate to support a changing and growing company.

We are and will be dependent on the popularity of consumer acceptance of our product lines.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines. Acceptance of our products will depend on several factors, including availability, cost, consumer familiarity of product benefits, brand recognition, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced or otherwise materially impacted.

Risks Related to Our Common Stock

We may need to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Any additional funds that we obtain may not be on terms favorable to us or our stockholders and may require us to relinquish valuable rights.

As of our most recent quarter ended December 31, 2019, we had $89,329 of available cash as well as $158,631 held in trading securities at fair market value. We will need to raise additional funds or liquidate the remainder of our marketable securities to pay outstanding vendor invoices and execute our business plan. Our future cash flows depend on our ability to market and sell our common stock and to enter into licensing arrangements. There can be no assurance that we will have sufficient funds to execute our business plan or complete a strategic transaction, or that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

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We cannot guarantee that we will generate significate revenues from our products in the near future. Therefore, for the foreseeable future, we may have to fund all or most of our operations and capital expenditures from cash on hand, public or private equity offerings, debt financings, bank credit facilities, other borrowings (including borrowings from our officers and directors) or corporate collaboration and licensing arrangements. We will need to raise additional funds if we choose to expand our product development efforts more rapidly than we presently anticipate.

If we seek to sell additional equity or debt securities or enter into a corporate collaboration or licensing arrangement, we may not obtain favorable terms for us and/or our stockholders or be able to raise any capital at all, all of which could result in a material adverse effect on our business and results of operations. The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Raising additional funds through collaboration or licensing arrangements with third parties may require us to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us or our stockholders. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities, all of which could have an adverse impact on our business and results of operations.

The sale of our stock could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTCQB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

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The market price and trading volume of shares of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including reasons unrelated to our performance, such as limited liquidity for our stock, reports by industry analysts, investor perceptions or general economic and industry conditions. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn, changes in the laws that affect our products or operations, competition, compensation related expenses, application of accounting standards and our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business. In addition, if the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us would cause us to incur substantial costs and could divert the time and attention of our management and other resources.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid dividends and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. Furthermore, requirements of Florida corporate law and bankruptcy laws may prohibit us from declaring or paying dividends on our stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Our common stock is currently considered a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

We are a publicly registered company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would have been if we remained private.

As a public company, these rules and regulations have increased our compliance costs and make certain activities more time consuming and costly. As a public company, it is also more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The Sarbanes-Oxley Act also requires corporate governance practices of public companies, which can be burdensome to smaller reporting companies. As a smaller reporting company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that our internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realizes there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

●

We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

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●

We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

●	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP.

●	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described in this annual report, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for many customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Tangiers will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to Tangiers pursuant to the Investment Agreement dated January 21, 2020 will be purchased at 88% of the lowest VWAP of the common stock during the pricing period applicable to the Company’s Put Notice (described in under the heading “Investment Agreement” in this prospectus), provided, however, an additional 10% will be added to the discount of each company put if (i) the Company is not DWAC eligible and (ii) an additional 15% will be added to the discount of each Company put if the Company is under DTC “chill” status on the applicable put notice date. “VWAP” means, for any date, the price determined by the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Company’s trading market on which the common stock is then listed or quoted for trading. Tangiers has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers sells the shares, the price of our common stock could decrease. If our stock price decreases, Tangiers may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price and may result in dilution to you and our existing stockholders.

We may not have access to the full amount available under the investment agreement with Tangiers.

Our ability to draw down funds and sell shares under the investment agreement with Tangiers requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 76,000,000 shares issuable under the investment agreement with Tangiers, and our ability to sell any remaining shares issuable under the investment with Tangiers is subject to our ability to prepare and file one or more amendments to this registration statement or such additional registration statements, if necessary, registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to Tangiers under the investment agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the investment agreement with Tangiers to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. Accordingly, because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment agreement with Tangiers.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to our put right to Tangiers. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations, for the potential development of a pharmaceutical line of products or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

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DILUTION

Under the Investment Agreement, the purchase price of the shares to be sold to Tangiers will be at a price equal to the lowest trading price of the Common Stock during the five trading day period including and immediately following the date of the Company’s put notice (“Market Price”) multiplied by 88%. The table below illustrates an issuance of Common Stock to Tangiers under the Investment Agreement for a hypothetical draw down amount of $100,000 at an assumed Market Price of $0.10 per share

Draw Down Amount	Price to be paid by Tangiers	Number of Shares to be Issued

$100,000	$0.088	1,136,364

By comparison, if the Market Price of the Common Stock was $0.05, the number of shares that would be required to be issued in order to have the same draw down amount of $100,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be paid by Tangiers	Number of Shares to be Issued

$100,000	$0.044	2,272,727

Accordingly, there would be dilution of an additional 1,136,363 shares issued due to the lower stock price of $0.05 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our Common Stock means a higher number of shares to be issued to Tangiers in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of our shares sold to the public by Tangiers, and because our existing stockholders may disagree with a decision to sell shares to Tangiers at a time when our stock price is low and may in response decide to sell additional numbers of shares of their own, further decreasing our stock price.

The actual number of shares that will be issued to Tangiers under the Investment Agreement will depend upon the Market Price of our Common Stock at the time of our puts to Tangiers and shortly thereafter. The price per share Tangiers ultimately pays for each share is determined by dividing the aggregate purchase price by the number of shares we issue to Tangiers.

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Notwithstanding that Tangiers has committed to purchase, from time to time over a 36-month period, shares of our Common Stock for cash consideration of up to an aggregate of $5,000,000 under the Investment Agreement, the likelihood that we would access the full $5,000,000 is low. This is due to several factors including the fact that the Investment Agreement’s share volume limitations will limit our use of the Investment Agreement and the market price may decrease and thus fewer dollars will be received by us as shares are issued.

Even if we were able to put all of the 76,000,000 of the Shares registered under this registration statement to Tangiers under the Investment Agreement at our current market prices, we would only realize approximately $2,802,000 under the Investment Agreement based on current trading prices of our stock. We determined to register in this registration statement a total of 76,000,000 shares, which represents approximately 73.7% of our total shares outstanding (as of the filing date of this prospectus) in order to allow the greatest possible flexibility under the Investment Agreement. The number of shares that might be utilized under the Investment Agreement cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements. Should the Market Price require us to issue more than 76,000,000 shares of Common Stock to Tangiers, we may need to subsequently register additional shares of our Common Stock.

THE OFFERING

Investment Agreement with Tangiers Global, LLC

On January 21, 2020, we entered into an Investment Agreement with Tangiers in order to establish a possible source of funding for our operations.

Under the Investment Agreement, Tangiers has agreed to provide us with up to $5,000,000 of funding during the period ending three years from the date of this prospectus.

From time to time during the period ending three (3) years after the date of this prospectus, we may, in our sole discretion, deliver a Put Notice to Tangiers. The Put Notice will specify the number of shares of common stock which we intend to sell to Tangiers on a closing date.

The closing of a purchase by Tangiers of the shares specified by us in the Put Notice will occur on the date which is no earlier than five and no later than seven Trading Days following the date Tangiers receives the Put Notice. On the closing date we will sell to Tangiers the shares specified in the Put Notice, and Tangiers will pay us an amount equal to the Purchase Price multiplied by the number of shares specified in the Put Notice (see below for pricing information).

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The maximum amount of shares of Common Stock that the Company shall be entitled to Put to Tangiers per any applicable Put Notice shall be an amount of shares up to or equal to two hundred percent (200%) of the average of the daily trading volume (U.S. market only) of the Common Stock for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date (the “Put Amount”) so long as such amount is at least Five Thousand Dollars ($5,000) and does not exceed Three Hundred Fifty Thousand Dollars ($350,000), as calculated by multiplying the Put Amount by the average daily VWAP for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date. During the 36-month term of the Investment Agreement, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. Notwithstanding the foregoing, the Company may not deliver a Put Notice on or earlier of the eighth (8th) Trading Day immediately following the preceding Put Notice Date (the “Waiting Period”), unless a written waiver to deliver Put Notice during the Waiting Period is obtained by the Company from the Investor in advance.

The number of shares to be sold by Tangiers in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Investment Agreement. However, 76,000,000 shares of common stock is the maximum number of shares which we may sell to Tangiers.

For purposes of the foregoing:

Purchase Price means 88% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Days including and immediately following the applicable to the Put Notice, provided, however, an additional 10% will be added to the discount of each Put if (i) the Company is not DWAC eligible and (ii) an additional 15% will be added to the discount of each Put if the Company is under DTC “chill” status on the applicable Put Notice Date.

Trading Day means any day on which the Principal Market for our common stock is open for trading.

Principal Market means the NYSE MKT, the Nasdaq Capital Market, the OTC Bulletin Board or the OTC Markets Group, whichever is the principal market on which our common stock is traded.

VWAP means a price determined by the daily volume weighted average price of our common stock on the Principal Market as reported by (i) Bloomberg Financial L.P. or (ii) Stock Charts/Quote Media for the ten consecutive Trading Days immediately prior to the date of the delivery of a Put Notice.

Using the formula contained in the Investment Agreement, if we had delivered a Put Notice on February 14, 2020 specifying that we wanted to sell 200,000 shares of our common stock, we would have received approximately $7,480 from the sale of these shares based on 88% of the lowest VWAP for the trailing 5 days ($0.0374)

The number of shares to be sold by Tangiers in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Investment Agreement.

We are under no obligation to sell any shares under the equity line of credit and we may terminate the Investment Agreement upon 15 days’ notice to Tangiers.

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We will not receive any proceeds from the sale of the shares by Tangiers. Tangiers may resell the shares it acquires by means of this prospectus from time to time in the public market. We are paying the costs of registering the shares offered by Tangiers. Tangiers will pay all other costs of the sale of the shares which it may purchase from us. During the past three years neither Tangiers nor its controlling persons had any relationship with us, or our officers or directors.

We granted registration rights to Tangiers to enable it to sell the common stock it may acquire under the Investment Agreement. Notwithstanding these registration rights, we have no obligation:

●	to assist or cooperate with Tangiers in the offering or disposition of their shares; or
●	to obtain a commitment from an underwriter relative to the sale of any the shares.

Tangiers is entitled to customary indemnification from us for any losses or liabilities it suffers based upon material misstatements or omissions from the registration statement or this prospectus, except as they relate to information Tangiers supplied to us for inclusion in the registration statement and prospectus.

We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as Tangiers holds shares of our common stock or until these shares can be sold under an appropriate exemption from registration. We have agreed to bear the expenses of registering the shares, but not the expenses associated with selling the shares, such as broker discounts and commissions.

Tangiers’ obligations under the equity line are not transferable.

SELLING STOCKHOLDERS

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated January 21, 2020.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of March 3, 2020  and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 76,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering. being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this. The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock.

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Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)		Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
				# of Shares (3)	% of Class (2),(3)
Tangiers Global, LLC (4)	0	(5)	76,000,000	-0-	0	%*

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on 103,187,644 shares of our common stock issued and outstanding as of March 3, 2020. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Justin Ederle has the voting and dispositive power over the shares owned by Tangiers Global, LLC.

(5)	As of March 3, 2020, Tangiers held 0 shares of our common stock pursuant to the puts made under the investment agreement.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 400,000,000 shares of Common stock, $0.00001 par value.

Preferred Stock

As of the date of this prospectus, we had 0 shares of preferred stock issued and outstanding.

Common Stock

As of March 3, 2020, 103,187,644 shares of common stock are issued and outstanding.

Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voted for the election of directors, can elect any one or all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Florida for a more complete description of the rights and liabilities of holders of our securities.

Dividends

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations.

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Warrants

On January 28, 2014, the Company acquired Pilus Energy, LLC (“Pilus”), an Ohio limited liability company and a developer of alternative cleantech energy platforms using proprietary microbial solutions that create electricity while consuming polluting molecules from wastewater. The Company determined that the value of the acquisition on January 28, 2014 would be equal to the value of cash paid to Pilus plus the value of the 1,333,334 warrants the Company issued to acquire Pilus.

On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus back to Open Therapeutics. Open Therapeutics agreed to terminate and cancel 80% of the unexercised portion of the warrant to purchase 385,569 shares (or 308,455 warrants) of the Company’s common stock.

As of December 31, 2019, the total number of remaining unexpired warrants is 722,265. These warrants have a strike price of $1.50 per share and an expiration date of January 28, 2021.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding at March 31, 2018	1,433,611	$1.06	3.02 Years	$-

Granted	-	-		-
Expired	(223,335)	0.2843
Exercised	-	-
Canceled	-	-

Outstanding and exercisable March 31, 2019	1,210,276	$1.2	1.28 Years	$-

Granted	-	-		-
Expired	(488,011)	0.75
Exercised	-	-
Canceled	-	-

Outstanding and exercisable December 31, 2019	722,265	$1.50	1.08 Years	$-

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Options

On February 1, 2012, the Company granted its CEO, Seth M. Shaw, and a former executive an option to purchase 66,667 shares of common stock, an aggregate of 133,334 shares. These options vested immediately and were for services performed. The options have an exercise price of $7.50 per share. The options expire on February 1, 2022. None have been exercised.

Convertible Notes

		March 3, 2020	March 31, 2019

GS Capital Partners LLC - Oct 2018	(a)	$-	$180,000
GS Capital Partners LLC - Mar 2019	(b)	225,000	300,000
GS Capital Partners LLC - May 2019	(c)	-	-
GS Capital Partners LLC - Jun 2019	(d)	60,000	-
Jefferson Street Capital LLC - Jul 2019	(e)	-	-
Adar Alef, LLC - Aug 2019	(f)	-	-
Odyssey Funding, LLC - Sep 2019	(g)	100,000	-
BHP Capital NY Inc. - Oct 2019	(h)	55,000	-
Tangiers Global, LLC - Nov 2019	(i)	137,500	-
Odyssey Funding, LLC - Dec 2019	(j)	100,000	-
Jefferson Street Capital LLC - Dec 2019	(k)	55,000	-
BHP Capital NY Inc. - Jan 2020	(l)	44,000	-
ADAR Alef, LLC - Jan 2020	(m)	44,000	-
GS Capital LLC - Jan 2020	(n)	110,000	-
Tangiers Global, LLC - Feb 2020	(o)	65,000	-
Crown Bridge Partners, LLC - Feb 2020	(p)	55,000	-
Total notes payable and convertible notes		$1,050,500	$480,000

Each of the below-described convertible notes were previously disclosed in the Company’s current or periodic reports for such applicable reporting period, each of such descriptions are incorporated by reference into this prospectus.

(a)	On October 25, 2018, the Company entered into a one year $180,000 convertible note bearing 8% interest with GS Capital Partners, LLC (“GS Capital”) pursuant to a Securities Purchase Agreement. The note has an original issue discount of $11,750. A portion of the proceeds were used to retire the two previously issued convertible notes on the books of the Company as of December 31, 2018 with GS Capital. The face value of this note plus accrued interest under the note were convertible into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the $108,111 which was amortized over the life of the note. No events of default occurred or were claimed while this note remained outstanding. During the nine months ended December 31, 2019, GS Capital fully converted $180,000 of principal and $11,248 of accrued interest into 7,410,229 shares of common stock.

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(b)	On March 14, 2019, the Company entered into a 12-month $300,000 principal face value 8.0% convertible debenture with GS Capital pursuant to a Securities Purchase Agreement, with a maturity date of March 13, 2020. The GS Capital Note carried a $20,000 original issue discount (OID) and, as such, the initial net proceeds to the Company was $280,000. In connection with this agreement, the Company also issued 750,000 commitment shares having a value of $142,500 ($0.19 per share) which is reflected as interest expense in the Company’s condensed consolidated statement of operations during the year ended March 31, 2019. These shares were issued on June 20, 2019. The Holder is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 68% of the lowest daily VWAP of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the full-face value of the note which will be amortized over the life of the note. This amortization will be reflected as interest cost ratably over the term of the note. At December 31, 2019, this note had accrued interest of $19,200. Also, in conjunction with this note, the 213,334 five-year cashless warrants, associated with the June 27, 2017, $80,000 5% one-year note were fully cancelled. On February 10, 2020, GS Capital elected to partially convert the $75,000 of principal of this note plus $5,458 of accrued interest for 2,628,548 common shares ($0.0307 per share). After the conversion, the remaining balance of this note is $225,000.

(c)	On May 24, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of May 23, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on May 24, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded. Conversions shall be effectuated within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 3,327,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”). At December 31, 2019, GS Capital fully converted $60,000 of principal and $2,670 of accrued interest, and 4,327,198 shares then in reserve were cancelled and placed back into the Company’s treasury.

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(d)	On June 21, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of June 21, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on June 21, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 56% instead of 66% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law, (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day if the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 2,650,000 shares of its Common Stock for conversions under this Note equal to two and a half times the discounted value of the Note (the “Share Reserve”), and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. As of December 31, 2019, this note had accrued interest of $2,538.

(e)	On July 22, 2019, the Company entered into a nine-month 10% $55,000 Convertible Note with Jefferson Street Capital, LLC (“Jefferson Street”) pursuant to the terms of a Securities Purchase Agreement, which carried an original issuance discount of $5,000, and the Company paid $2,000 in legal expenses of lender’s counsel. The note is convertible into restricted shares of common stock of the Company. In connection with this agreement, the Company issued 250,000 commitment shares having a value of $10,500 ($0.042 per share, the closing price of our common stock on the day preceding entry into the note) which was reflected as interest expense in the Company’s condensed consolidated statement of operations during the three months ended December 31, 2019. The restricted stock was valued at the closing price on July 22, 2019. Under the Jefferson Street note, the Company reserved 15,000,000 shares of its common stock (the “Share Reserve”). As of December 31, 2019, this note had accrued interest of $2,441. On January 23, 2020, Jefferson Street converted $27,500 of principal and accrued interest in the amount of $1,375 into 1,339,031 shares of restricted stock of the Company ($0.0219 per share). The Company repaid the remaining balance of $27,500 of the Jefferson Street Note including accrued interest and prepayment premium of $10,904. As a result, the Jefferson Street Note is fully repaid and retired and no further obligations or remuneration is due and owing thereunder, and any remaining shares of common stock in the Share Reserve were returned to treasury.

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(f)	On August 12, 2019, the Company received $47,500 net proceeds for the second of two notes (the “Back-End Note”) under a December 20, 2018 security purchase agreement with Adar Alef, LLC, whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $110,000. Each of these notes were for aggregate principal amounts of $55,000, but which resulted in net proceeds to us of $47,500, after the deduction of $5,000 for OID and $2,500 in legal fees payable by us. The first note was previously funded on December 24, 2018 and was fully converted on March 18, 2019. The Back-End Note was initially paid for by an offsetting promissory note issued by Adar Alef, LLC to the Company (the “Note Receivable”). The terms of the Back-End Note required cash funding prior to any conversion thereunder. The Note Receivable was due December 20, 2019, unless certain conditions were not met, in which case both the Back-End Note and the Note Receivable may both have been cancelled. The Back-End Note has a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable. The face value amount plus accrued interest under the Back-End Note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 60% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. As of December 31, 2019, this note had accrued interest of $2,125. Effective December 20, 2019, it was mutually agreed to extend the maturity date of this note to September 20, 2020. On February 12, 2020, $15,000 of note principal was converted into 554,324 common shares ($0.02706 per share). On February 19, 2020, $20,000 of note principal was converted into 821,018 common shares ($0.02436 per share). On March 2, 2020, the remaining $20,000 of note principal along with $2,364 of accrued interest was converted into 918,080 commons shares ($0.02436 shares). As a result, this note is fully repaid and retired and no further obligations or remuneration is due and owing thereunder, and any remaining shares of common stock in the Share Reserve were returned to treasury.

(g)	On September 13, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Funding, LLC (“Investor”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of September 13, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). The Investor is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 64% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 54% instead of 64% while that “Chill” is in effect. In no event shall the Investor be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Investor and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor. During the first 180 calendar days that the Odyssey Note is in effect, the Company may redeem the Odyssey Note by paying to the Investor an amount as follows: (i) if the redemption is within the first 60 days of the issuance date, then for an amount equal to 125% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 61st day, but by the 120th day of the issuance date, then for an amount equal to 135% of the unpaid principal amount of this Note along with any accrued interest, and (iii) if the redemption is after the 120th day, but less than the 180th day of the issuance date, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Odyssey Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Odyssey Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the Investor the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the Odyssey Note shall increase by 50%; or (iv) if the Odyssey Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. In connection with the Odyssey Note, the Company issued irrevocable transfer agent instructions reserving 22,727,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Note. Upon full conversion or repayment of this Odyssey Note, any shares remaining in the Share Reserve shall be cancelled. As of December 31, 2019, this note had accrued interest of $2,389.

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(h)	On October 17, 2019, the Company entered into a Convertible Promissory Note (“BHP Note”), bearing an interest rate of 10% per annum, pursuant to a Securities Purchase Agreement with BHP Capital NY, Inc. The BHP Note has a maturity date of July 3, 2020 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company. The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the BHP Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Holder shall be entitled to deduct $500.00 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion. The Company is required at all times to have authorized and reserved three times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not exceeded) in effect, initially 7,000,000 shares. the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt. If delivery of the Common Stock issuable upon conversion of this Note is not delivered the Company in a timely manner, the Company shall pay to the Holder $2,000 per day in cash during such delay. During the first 180 days following entry into the note, the Company has the right to prepay the outstanding Note (principal and accrued interest) paying the holder the following amounts: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The BHP Note may not be redeemed after 180 days. Upon an event of default, among other default provisions set forth in the BHP Note, (i) interest shall accrue at a default interest rate of 24% per annum, (ii) Company shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, (iii) Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act, (iv) bankruptcy, (v) cessation of operations, (vi) liquidation, (vii) restatement of any financial statements filed by the Company with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, and (viii) breach or default by the Company of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default. In the event of default due to restatement, failure to comply with the Exchange act, delisting from exchange or cross default the Company must pay 150% times the sum the then outstanding principal amount of this Note plus (x) accrued and unpaid interest. During the period where any monies are owed to the Holder pursuant to this Note, if the Company engages in any future financing transactions with a third party investor, the Company will provide the Holder with written notice thereof promptly but in no event less than 10 days prior to closing any financing transactions. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of the securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement, the Holder will notify the Company in writing. Promptly after receipt of such written notice from the Holder, the Company agrees to amend and restate the Securities (which may include the conversion terms of this Note), to be identical to the instruments evidencing the subsequent investment. On October 16, 2019, the Company issued 250,000 commitment shares to BHP Capital NY, Inc. pursuant to the note. The commitment shares had a value of $9,750 ($0.039 per share) which was recorded as interest expense on the Company’s condensed consolidated balance sheet. As of December 31, 2019, this note had accrued interest in the amount of $1,130. Upon full conversion or repayment of this BHP note, any shares remaining in the Share Reserve shall be cancelled and placed into treasury.

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(i)

On November 7, 2019, the Company effectuated a nine-month convertible promissory note with Tangiers Global, LLC (the “Tangiers Note”). The Company received net proceeds in the amount of $125,000 after reduction of the Original Issue Discount of $12,500. The $137,500 face value note matures on August 5, 2020 and bears and an annual interest rate of 10%. Tangiers is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Tangiers Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Any conversion shall be effectuated within 2 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. During the first 180 calendar days that the Tangiers Note is in effect, the Company may redeem the note by paying to Tangiers an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Tangiers Note after the 180th day from entering into it Tangiers may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. Upon an event of default, among other default provisions set forth in the Tangiers Note (i) interest shall accrue at a default interest rate of lesser of 20% per annum or the maximum rate permitted under applicable law; (ii) after the occurrence of an Event of Default that results in the eventual acceleration of this Note, an additional 10% increase to the Conversion Price discount will go into effect; (iii) a default in the timely issuance of underlying shares in excess of any conversion not delivered prior to 20 Trading Days after the Conversion Date, the Company shall pay to Tangiers as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered. The Company shall be considered in default and subject to a mandatory default amount commencing 5 days after the occurrence the following but not limited to: (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares upon, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (v) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) if the Company is subject to any Bankruptcy Event; (vii) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (viii) failure of the Company to remain in good standing under the laws of its state of domicile; (ix) failure by the Company to maintain the Required Reserve in accordance with the term; (x) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xi) any delisting from a Principal Market for any reason; (xii) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xiii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xiv) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website. In connection with the Tangiers Note, the Company issued irrevocable transfer agent instructions reserving 35,000,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Note. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable. Upon full conversion or repayment of this Tangiers note, any shares remaining in the Share Reserve shall be cancelled. On February 28, 2020, the Company and Tangiers mutually agreed to amend and restate the Tangiers Note (the “A & R Tangiers Note”). In the A & R Note, the conversion feature was amended from 66% of the lowest VWAP from the preceding 20 consecutive trading days to a fixed conversion equal to $0.03 per share. If the note is not retired on or before the maturity date, then at any time and from time to time after the maturity date, Tangiers shall have the right, at their sole option, to convert in whole or in part the outstanding and unpaid principal amount under this note into shares of common stock at the Variable Conversion Price. The “Variable Conversion Price” shall be equal to the lower of (1) 66% of the lowest VWAP from the preceding 20 consecutive trading days to the lower of or (2) the fixed conversion price of $0.03 per share. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 34% to 44%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the Conversion Price discount will be increased by 5%, i.e., from 34% to 39%. In the case of both, the Conversion Price discount shall be a cumulative increase of 15%, i.e., from 34% to 49%. No other terms or covenants were changed from the original note.

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(j)	On December 18, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Capital, LLC (“Odyssey”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of December 18, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). Odyssey is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 64% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to Odyssey within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 54% instead of 64% while that “Chill” is in effect. In no event shall Odyssey be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by Odyssey and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by Odyssey). During the first 180 calendar days that the Odyssey Note is in effect, the Company may redeem the Odyssey Note by paying to Odyssey an amount as follows: (i) if the redemption is within the first 60 days of the issuance date, then for an amount equal to 125% of the unpaid principal amount of this Odyssey Note along with any interest that has accrued during that period, (ii) if the redemption is after the 61st day, but by the 120th day of the issuance date, then for an amount equal to 135% of the unpaid principal amount of this Odyssey Note along with any accrued interest, and (iii) if the redemption is after the 120th day, but less than the 180th day of the issuance date, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Odyssey Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Odyssey Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to Odyssey the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the Odyssey Note shall increase by 50%; or (iv) if the Odyssey Note is not paid at maturity, the outstanding principal due under this Odyssey Note shall increase by 10%. In connection with the Odyssey Note, the Company issued irrevocable transfer agent instructions reserving 22,084,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Odyssey Note. Upon full conversion or repayment of this Odyssey Note, any shares remaining in the Share Reserve shall be cancelled. At December 31, 2019, this note had accrued interest in the amount of $285.

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(k)	On December 26, 2019, the Company entered into a one year 10% $55,000 Convertible Note with Jefferson Street Capital LLC (“Jefferson Street”) pursuant to the terms of a Securities Purchase Agreement (the “Jefferson Street Note”). The Jefferson Street Note has a maturity date of December 26, 2020 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company at closing). Jefferson Street is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Jefferson Street Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Commencing on the date which is 180 days following the date of this Jefferson Street Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Jefferson Street Note may be converted by Jefferson Street in whole or in part at any time from time to time after the Issue Date as noted in the Jefferson Street Note. During the first 180 calendar days that the Jefferson Street Note is in effect, the Company may redeem the Jefferson Street Note by paying Jefferson Street an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Jefferson Street Note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Jefferson Street Note along with any accrued interest. The Company may not redeem the Jefferson Street Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Jefferson Street Note interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In connection with the Jefferson Street Note, the Company reserved 20,000,000 common shares (the “Share Reserve”) of its Common Stock for conversions under this Jefferson Street Note. Upon full conversion or repayment of this Jefferson Street Note, any shares remaining in the Share Reserve shall be cancelled. At December 31, 2019, this note had accrued interest of $75.

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(I)	On January 3, 2020, the Company entered into a one year 2% $44,000 Convertible Promissory Note with BHP Capital NY Inc. (“BHP Capital”) pursuant to the terms of a Securities Purchase Agreement (the “BHP Capital Note”). The BHP Capital Note has a maturity date of January 3, 2021 and carries a $4,000 original issue discount (such that $40,000 was funded to the Company at closing). BHP has the right from time to time, and at any time after closing, to convert all or any amount of the principal face amount of the BHP Capital Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest one-day volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to BHP Capital within three (3) business days of receipt by the Company of the notice of conversion. The conversion price may be adjusted downward if, within three (3) business days of the transmittal of the Notice of Conversion to the Company, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 50% instead of 65% while that “Chill” is in effect. In no event shall BHP be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by BHP Capital and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company. During the first 180 calendar days that the BHP Capital Note is in effect, the Company may redeem the BHP Capital Note by paying to BHP Capital an amount as follows: (i) if the redemption is within the first thirty (30) days of the issuance date, then for an amount equal to 110% of the unpaid principal amount of this BHP Capital Note along with any interest that has accrued during that period, (ii) if the redemption is on or after the 31st day, but by the 60th day of the issuance date, then for an amount equal to 115% of the unpaid principal amount of this BHP Capital Note along with any accrued interest, (iii) if the redemption is on or after the 61st day and through the 90th day of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any accrued interest and (iv) if the redemption is on or after the 91st day and through the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the BHP Capital Note after the 180th day from entering into it. Upon an event or continuation of default, among other penalty provisions, of the BHP Note (1) interest shall accrue at a default interest rate of 24% per annum (“Default Interest”), and (2) the Note shall become immediately due and payable and the Company shall pay to the BHP, in full satisfaction of its obligations thereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to BHP pursuant to the BHP Capital Note and all other amounts payable thereunder shall immediately become due and payable. The BHP Capital Note contains cross-default provisions to other Company agreements which, if triggered after the passage of all applicable notice and cure or grace periods, shall, at the option of BHP, be considered a default under the BHP Capital Note in which event BHP shall be entitled (but in no event required) to apply all rights and remedies of BHP under the terms and provisions of the BHP Capital Note and such other applicable agreements. In connection with the BHP Capital Note, the Company reserved 14,100,000 shares of its Common Stock (the “Share Reserve”), subject to adjustment, for conversions under this BHP Capital Note. Failure to maintain the Share Reserve may be an event of default. Upon full conversion or repayment of this BHP Capital Note, any shares remaining in the Share Reserve shall be cancelled.

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(m)	On January 15, 2020, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued an 8% convertible redeemable note in the principal amount of $44,000. The note was funded with net proceeds of $37,800, after the deduction of $4,000 for OID and $2,200 in legal fees. The note has a maturity date of January 15, 2021. The face value amount plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. During the first 180 days following entry into this note, the Company may redeem this Note by paying to the Holder an amount equal to the sum of 140% of the face amount plus any accrued interest. This Note may not be prepaid after the 6-month anniversary of entry. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand or the redemption will be invalid, and the Company may not redeem this Note. In the event this Note is not prepaid within the 6-month period, the Conversion Price described in Section 4(a) shall be decreased from 65% to 60% (reflecting an effective conversion discount of 40%). Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. The Company shall establish an initial reserve of 6,296,000 shares of its common stock and at all times reserve a minimum of 4 times the amount of shares required if the note were to fully convert.

(n)	On January 17, 2020, the Company entered into a one year 8% $110,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of January 21, 2021 and carried a $10,000 original issue discount (such that $100,000 was funded to the Company on January 21, 2020). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company. During the first 180 days that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law, (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 5,150,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion or repayment of this Note, any shares remaining in the Share Reserve shall be cancelled. Pursuant to this note, the Company issued to the noteholder 400,000 shares of its restricted common stock as debt commitment shares valued at $20,960 ($0.0524 per share).

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(o)

On February 7, 2020, the Company effectuated a six-month convertible promissory note with Tangiers Global, LLC. The Company received funds in the amount of $60,000 after reduction of the Original Issue Discount of $5,000. The $65,000 face value note matures on August 6, 2020 and bears an annual interest rate of 2%. This note has a fixed conversion price of $0.03 per share. The Company may redeem the note by paying to Tangiers an amount as follows: (i) if the redemption is within the first 30 days of the issuance date, then for an amount equal to 110% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 31st day, but by the 60th day of the issuance date, then for an amount equal to 115%, (iii) if the redemption is after the 61st day, but by the 90th day of the issuance date, then for an amount equal to 120%, (iv) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133%. The Company covenants that it will at all times reserve and keep available for Tangiers, out of its authorized and unissued Common Stock five times the number of shares of Common Stock as shall be issuable upon the full conversion of this Note. If the Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained herein, the Tangiers shall have the right, at the Tangiers’s sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Variable Conversion Price which shall be equal to the lower of: (a) the Fixed Conversion Price or (b) 65% of the lowest volume weighted average price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Tangiers elects to convert all or part of the Note. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%. Tangiers may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. In the “Event of Default”, defined (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K; (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTC Markets Group, Inc. and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide the Tangiers with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float within 1 Trading Day of request by Tangiers; (xii) failure by the Company to maintain the Required Reserve; (xiii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiv) any delisting from a Principal Market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify Tangiers of a change in transfer agent within 24 hours of such change; (xvii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Tangiers or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully- reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Tangiers of a change in the Use of Proceeds. If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Tangiers’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 33% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Tangiers need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Tangiers may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Tangiers at any time prior to payment hereunder and the Tangiers shall have all rights as a Tangiers of the note until such time, if any, as the Tangiers receives full payment. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

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(p)	Effective February 11, 2020 the Company entered into a one-year 10% convertible promissory note with Crown Bridge Partners, LLC (“Crown”), having a face value of $55,000. The Company received funds in the amount of $50,000 on February 23, 2020, after reduction of the Original Issue Discount of $5,000. The $55,000 face value note matures on February 11, 2021. Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. Crown shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined; provided, however, that in no event shall Crown be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Crown and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Crown and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion, delivered to the Company or Company’s transfer agent by Crown. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at Crown’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at Crown’s option, Default Interest, if any. The Conversion Price shall be the lesser of (i) 65% multiplied by the lowest volume weighted average price on the OTCQB, or applicable trading market during the previous twenty (20) trading day period ending on the latest complete trading day prior to the date of this note or (ii) the variable conversion price which shall mean 65% multiplied by lowest intraday trading price of any market makers for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the conversion date. In the event that shares of the Company’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 45% assuming no other adjustments are triggered hereunder). Additionally, if the Company fails to comply with the reporting requirements of the Exchange Act (including but not limited to becoming late or delinquent in its filings, even if the Company subsequently cures such delinquency) at any time while after the Issue Date, and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act, an additional fifteen percent (15%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 50% assuming no other adjustments are triggered hereunder). Each time, while this Note is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Variable Conversion Price in effect at that time, then the Variable Conversion Price shall be automatically adjusted to such greater discount percentage until this Note is no longer outstanding. Each time, while this Note is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under the Note at that time, then Crown’s look back period shall automatically be adjusted to such greater number of days until this Note is no longer outstanding. The Company shall give written notice to Crown, with the adjusted Variable Conversion Price and/or adjusted look back period, within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences. If at any time while this Note is outstanding, the Company enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”), then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Crown, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Company and Crown. Crown shall be entitled to deduct $1,500 from the conversion amount in each Notice of Conversion to cover Crown’s deposit fees associated with each Notice of Conversion. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of Crown, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by Crown to the par value price. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company is required at all times to have authorized and reserved six times the number of shares that is actually issuable upon full conversion of the Note. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if at any time while this Note is outstanding the Conversion Price is equal to or lower than $0.01, then an additional twenty five percent (25%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 60%, assuming no other adjustments are triggered hereunder). A breach or default by the Company of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Company, to the Crown or any other 3rd party, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Crown, be considered a default under this Note, in which event the Crown shall be entitled to apply all rights and remedies of the Crown under the terms of this Note by reason of a default under said Other Agreement or hereunder. The Company, on February 24, 2020, issued 250,000 debt commitment shares in conjunction with this note. The commitment shares had a value of $13,500 ($0.054 per share).

57

EXPERTS AND COUNSEL

The financial statements of our Company included in this prospectus, for the fiscal years ended March 31, 2019 and 2018, were audited by KBL, LLP to the extent and for the period set forth in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. On July 18, 2019, the Company engaged BF Borgers CPA PC as its new independent registered public accounting firm going forward. BF Borgers CPA PC has reviewed the interim reports for the Company for the fiscal year 2020.

Rimon Law P.C. will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter or voting trustee.

DESCRIPTION OF PROPERTY

Our Offices

On December 1, 2017, the Company relocated its corporate headquarters from Danbury, Connecticut to New York, New York. The Company’s main office is located at 555 Madison Avenue 5th Floor Suite 506, New York, NY 10022. The Company has entered into a two-year lease at $1,010 per month for the term of the lease, which was set to expire on November 30, 2019. On September 1, 2019, the Company entered into a two-year lease extension with a modified lease expiration of November 30, 2021.

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On June 11, 2019 the Company entered into a two-year lease commencing on June 11, 2019 and expiring on June 30, 2021 for office space located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain. Monthly rent payments will be approximately $201 per month (based on the contractual rate of €178 multiplied by the exchange rate of 1.13 on the day the lease agreement was entered into).

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCHOLDER MATTERS

Market information

Our common stock trades on the OTC Bulletin Board (OTCQB) under the symbol “TAUG”. As of March 3, 2020, there were 1,280 holders of record of our common stock, which does not include shareholders whose shares are held in street or nominee name.

The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock, as adjusted for stock splits:

			For the Years Ended March 31,
	2020		2019		2018
	High	Low	High	Low	High	Low

First Quarter	$0.2150	$0.0645	$0.0600	$0.0300	$0.1800	$0.0600
Second Quarter	$0.0673	$0.0240	$0.0375	$0.0160	$0.0450	$0.0975
Third Quarter	$0.0532	$0.0250	$0.0279	$0.0150	$0.0375	$0.0825
Fourth Quarter (a)	$0.0575	$0.0390	$0.2350	$0.0247	$0.0825	$0.0450

(a)	For Q4 2020, the pricing information is through March 2, 2020.

Transfer Agent

ClearTrust, LLC, located at 16540 Pointe Village Drive, Suite 205 Lutz, FL 33558 and telephone number of (813) 235-4490 is the registrar and transfer agent for our common stock.

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Approximate Number of Equity Security Holders

As of March 2, 2020, there were approximately 1,280 holders of record of our common stock. Because shares of the Company’s common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of the Company’s shares is substantially larger than the number of stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

The Company does not have any equity compensation plans; however, the Company has issued shares of its restricted stock as compensation from time to time to consultants and advisors. For fiscal years 2019 and 2020, the Company issued restricted common stock shares to the following persons and in the following amounts:

	(a)	(b)	(c)
Plan category	Number of securities issued to consultants for services	Weighted-average issuance price of shares issued	Number of securities committed to be issued under equity compensation agreements (excluding securities reflected in column (a))
Equity compensation plans not approved by security holders for fiscal year ended March 31, 2019	1,250,000	$0.0495	-
Equity compensation plans not approved by security holders for fiscal year ended March 31, 2020 (1)	9,800,000	$0.063	3,000,000
Total	11,050,000	$0.062	3,000,000

(1)	Share issuances provided for fiscal year ended March 31, 2020 through March 2, 2020.
(2)	Shares issued to consultants were not pursuant to an equity compensation plan.
(3)	Securities issued were not registered (See Item 2, Unregistered Sales of Equity Securities for additional information).

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FINANCIAL STATEMENTS

Financial Statements for the Years Ended March 31, 2019 and 2018

Tauriga Sciences, Inc.

61

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Tauriga Sciences, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tauriga Sciences, Inc. and Subsidiaries (the “Company”) as of March 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2019 and 2018, and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue the services they provide. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

We have served as the Company’s auditor since 2015.

KBL, LLP

New York, NY

June 27, 2019

F-1

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(IN US$)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash	$385,943	$12,291
Assets from discontinued operations	581	581
Investment - trading securities	350,400	610,699
Investment - digital currency	-	22,056
Investment - other	72,500	-
Inventory asset	10,872	-
Prepaid expenses and other current assets	127,520	40,720
Total current assets	947,816	686,347

Property and equipment, net	13,010	2,491

Total assets	$960,826	$688,838

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable to individuals and companies, net of discounts	$213,875	$254,847
Accounts payable	34,703	24,343
Accrued interest	30,780	33,875
Liabilities from discontinued operations	5,522	5,522
Liability for common stock to be issued	172,500	-
Total current liabilities	457,380	318,587

Other liabilities:
Contingent liability	-	75,000
Total liabilities	457,380	393,587

Stockholders’ equity (deficit):
Common stock, par value $0.00001; 100,000,000 shares authorized, 68,123,326 and 52,264,476 issued and outstanding at March 31, 2019 and March 31, 2018, respectively	681	523
Additional paid-in capital	55,991,704	54,680,382
Accumulated deficit	(55,488,939)	(54,391,500)
Accumulated other comprehensive income	-	8,042
Total stockholders’ equity (deficit) - Tauriga Sciences, Inc.	503,446	297,447

Noncontrolling interest in subsidiary	-	(2,196)

Total stockholders’ equity (deficit)	503,446	295,251

Total liabilities and stockholders’ equity (deficit)	$960,826	$688,838

The accompanying notes are an integral part of the consolidated financial statements.

F-2

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN US$)

	For the Years ended March 31,
	2019	2018

Revenues	$57,134	$-
Cost of goods sold	37,128	-

Gross profit	20,006	-

Operating expenses
Marketing and advertising	4,200	-
Research and development	13,924	10,068
General and administrative	1,083,980	1,884,493
Depreciation and amortization expense	964	796
Total operating expenses	1,103,068	1,895,357

Loss from operations	(1,083,062)	(1,895,357)

Other income (expense)
Interest expense	(280,587)	(291,610)
Loss on extinguishment of debt	-	(271,280)
Gain on derivative liability	-	271,280
Unrealized gain (loss) on trading securities	223,349	(190,449)
Loss on conversion of debt	(27,975)	-
Gain on the settlement of debt	-	582,887
Loss on asset disposal	(907)	(783)
Legal settlement expense	(20,004)	-
Realized loss on digital currency	-	(2,859)
Unrealized loss on digital currency	(3,143)	(9,482)
Gain (loss) on sale of trading securities	99,823	(243,185)
Loss on sale of commodities	(2,737)	-
Gain on legal settlement	-	2,053,350
Total other income (expense)	(12,181)	1,897,869

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND LOSS FROM DISCONTINUED OPERATIONS	(1,095,243)	2,512

LOSS FROM DISCONTINUED OPERATIONS	(2,196)	(77,313)

Net loss	(1,097,439)	(74,801)

Net loss attributable to non-controlling interest	-	(38,674)
Net loss attributable to controlling interest	(1,097,439)	(36,127)

Deemed dividend	-	(271,280)

Net loss attributable to common shareholders	$(1,097,439)	$(307,407)
Loss per share - basic and diluted - Continuing operations	$(0.02)	$(0.007)
Loss per share - basic and diluted - Discontinuing operations	$-	$(0.002)
Weighted average number of shares outstanding - basic	55,767,119	33,078,636

Loss per share - fully diluted	$(0.02)	$(0.009)
Weighted average number of shares outstanding - fully diluted	55,767,119	33,078,636

The accompanying notes are an integral part of the consolidated financial statements.

F-3

TAURIGA SCIENCES, INC. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN US$)

	For the Years ended
	March 31,
	2019	2018

Cash flows from operating activities
Net loss attributable to controlling interest	$(1,097,439)	$(36,127)
Adjustments to reconcile net loss to cash used in operating activities:
Non-controlling interest	2,196	(38,674)
Amortization of original issue discount	13,543	26,932
Loss on sale of commodities	2,737	-
Unrealized loss on digital currency	3,142	9,482
Realized loss on digital currency	-	2,859
Depreciation and amortization	964	796
Non-cash interest	163,500	93,405
(Gain) loss on settlement	20,004	(707,078)
Amortization of debt discount	58,571	12,503
Common stock issued and issuable for services (including stock-based compensation)	296,705	698,236
Legal fees deducted from proceeds of notes payable	4,500	31,300
Change in derivative liability	-	(271,280)
Loss on extinguishment of debt	27,975	271,280
Loss on disposal of fixed assets	907	783
(Gain) loss on sale of trading securities	(99,823)	243,185
Unrealized (gain) loss on trading securities	(223,349)	190,449
(Increase) decrease in assets
Prepaid expenses	(86,800)	(38,530)
Inventory	(10,872)	-
Proceeds (purchase) of trading securities, net	583,471	(801,148)
Due from Ice + Jam	-	(581)
Increase (decrease) in liabilities
Accounts payable	10,360	(206,117)
Accrued interest	1,123	(23,989)
Cash used in operating activities	(328,585)	(542,314)

Cash flows from investing activities
Proceeds from sale of securities	-	6,815
Contribution into Ice + Jam	-	36,478
Proceeds (purchase) of digital currency, net	16,177	(34,397)
Investment - other	(72,500)	-
Purchase of property and equipment	(12,390)	(3,109)
Cash provided by (used in) investing activities	(68,713)	5,787

Cash flows from financing activities
Repayment of principal on notes payable to individuals and companies	(141,000)	(318,500)
Proceeds from the sale of common stock (including to be issued)	331,200	299,600
Proceeds from notes payable to individuals and companies	580,750	567,700
Cash provided by financing activities	770,950	548,800
Net increase in cash	373,652	12,273

Cash, beginning of year	12,291	18
Cash, end of year	$385,943	$12,291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$43,819	$145,550
Taxes Paid	$-	$-

NON CASH ITEMS
Conversion of notes payable and accrued interest for common stock	$200,718	$686,804
Original issue discount on notes payable and debentures	$-	$20,450
Shares issued for accrued expense	$-	$74,050
Deemed dividend	$-	$271,280
Reclassification of comprehensive loss to investments in trading securities	$-	$248,375
Deemed dividend	$-	$271,280
Common shares issued for share liability	$-	$190,000
Recognition of debt discount	$388,811	$15,656
Related party forgiveness of debt classified to additional paid in capital	$-	$108,760
Reclassification of other comprehensive income to additional paid in capital	$8,042	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-4

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2019 and 2018

					Accumulated		Total
	Number of		Additional paid-in	Accumulated	other comprehensive	Non- Controlling	stockholders’ equity
	shares	Amount	capital	deficit	income (loss)	Interest	(deficit)

Balance at April 1, 2017	23,136,765	$231	$52,236,788	$(54,084,093)	$(240,333)	$-	$(2,087,407)

Issuance of shares via private placement at $0.0007 to $0.00125 per share	3,485,715	35	327,465	-	-	-	327,500
Issuance of shares - stock based compensation at $0.003 to $0.01 per share	-	-	-	-	-	-	-
Issuances of commitment shares - debt financing at $0.01 per share	1,133,334	11	86,589	-	-	-	86,600
Shares issued for note conversion at $0.00035 to $0.0012 per share	20,160,661	202	686,602	-		-	686,804
Issuance of cashless warrants with note payable	-	-	12,546	-	-	-	12,546
Stock-based compensation vesting	-	-	701,347	-	-	-	701,347
Impairment of available for sale securities	-	-	-		248,375	-	248,375
Stock issued for services at $0.002 to $0.005	2,794,667	28	173,971	-	-	-	173,999
Issuance for convertible notes to individuals at $0.004	-	-	-	-	-	-	-
Issuance of shares for settlement of debt	1,553,334	16	75,034	-	-	-	75,050
Related party forgiveness of debt			108,760	-	-		108,760
Deemed dividend	-	-	271,280	(271,280)	-	-	-
Non-controlling interest	-	-	-	-	-	36,478	36,478
Net loss for the year ended March 31, 2018	-	-	-	(36,127)	-	(38,674)	(74,801)

Balance at March 31, 2018	52,264,476	523	54,680,382	(54,391,500)	8,042	(2,196)	295,251

Issuance of shares via private placement at $0.02 to $0.06 per share	5,686,667	56	301,144	-	-	-	301,200
Issuances of commitment shares - debt financing at $0.042 per share	500,000	5	20,995	-	-	-	21,000
Shares issued for note conversion at $0.0245 to $0.0452 per share	5,946,516	60	200,658	-	-	-	200,718
Stock-based compensation vesting	-	-	296,705	-	-	-	301,205
Stock issued for services at $0.0269 to $0.42	3,130,000	31	(31)	-	-	-	-
Shares issued for settlement of contingent liability	500,000	5	74,995	-	-	-	75,000
Shares issued for settlement of debt	95,667	1	20,003	-	-	-	20,004
Reclassification of other comprehensive income to additional paid in capital	-	-	8,042	-	(8,042)	-	-
Recognition of beneficial conversion feature of convertible notes	-	-	388,811	-	-	-	388,811
Non-controlling interest	-	-	-	-	-	2,196	2,196
Net loss for the year ended March 31, 2019	-	-	-	(1,097,439)	-		(1,097,439)

Balance at March 31, 2019	68,123,326	$681	$55,991,704	$(55,488,939)	$-	$-	$503,446

See accompanying notes to consolidated financial statements.

F-5

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 1 – BASIS OF OPERATIONS

Nature of Business

Tauriga Sciences, Inc. (the “Company”) is a Florida corporation. Prior to December 12, 2011, the Company was involved in the business of exploiting new technologies for the production of clean energy. The Company has, over time, moved into that of a diversified life sciences technology company, with its mission to operate a revenue generating business, while continuing to evaluate potential acquisition candidates operating in the life sciences technology space.

TAURI-GUMTM

In October 2018, the Company’s management, along with its board of directors, began to explore the possibility of launching a cannabidiol (“CBD”) infused gum product line into the commercial marketplace. After several weeks of diligence, discussions with various parties and exploratory meetings, the Company made the determination to move forward with this business opportunity.

To begin this process, during the quarter ended December 31, 2018, the Company began discussions with a Maryland based chewing gum manufacturer - Per Os Biosciences LLC (“Per Os Bio”), which consummated in a manufacturing agreement in late December 2018 to launch and bring to market a white label line of CBD infused chewing gum under the brand name Tauri-Gum™. We have filed for trademark protection with the United States Patent and Trademark Office for our CBD infused chewing product line, including applications filed in April 2019 for TAURI-GUMMITM and TAURI-GUMMIESTM.

Under the terms of the agreement, Per Os Bio has committed to produce the Tauri-GumTM based on the following criteria:

A.	By composition, the CBD Gum will contain 10 mg of CBD Isolate
B.	The initial production run will be mint flavor exclusively
C.	This proprietary CBD Gum will be manufactured under U.S. Patent # 9,744,128 (“Method for manufacturing medicated chewing gum without cooling”)
D.	Each Production Batch, including the initial production run, is estimated to yield 70,000 gum tablets or 8,700 Units (each Unit contains 8 gum tablets).
E.	Integrated Quality Control Procedures: Each production batch will be tested by a 3rd Party for CBD label content, THC content (0%), and clear for microbiology.
F.	The packaging, for retail marketplace, will consist of 8 count (gum tablet count) blister card labeled (the “Pack(s)”) with Lot # as well as Expiration Date.
G.	Outer sleeve in the Company’s artwork and graphic design(s) and label copy
H.	Shipping System: Bulk packed 266 Packs per master case (“Palletized”)

Under terms of the Agreement, the Company has committed to provide the following to Per Os Bio:

A.	Each product order will consist of exactly 8,700 Packs (unless otherwise agreed upon by both parties).
B.	½ of initial production invoice due within 3 days of execution of Manufacturing Agreement (this has already been paid by the Company).
C.	Provide graphic design artwork, logo, and label design to Per Os Bio.
D.	Trademark has been successfully filed with U.S.P.T.O.
E.	To implement Kosher Certification Process
F.	Procure appropriate Product & Liability insurance policy
G.	Acquire legal opinion with respect to the confirmation of the legality to sell this CBD Gum – on the Federal Statute Level.

The Company gum formulation includes distinctive features: allergen free, gluten free, vegan, kosher (K-Star certification), and incorporates a proprietary manufacturing process. See our “Risk Factors” contained in this Annual Report, including with respect, but not limited, to Federal laws and regulations that govern CBD and cannabis.

The Company E-commerce website is www.taurigum.com. The Company has also secured storage space near its New York City headquarters.

During the first quarter of fiscal year 2020, the Company began production of Blood Orange flavor of Tauri-GumTM. The Company plans to offer Pomegranate flavored Tauri-GumTM in the near term, which will be in addition to their mint and blood orange flavored products.

On April 9, 2019, the Company announced that it is developing a special miniaturized version of Tauri-GumTM for sale at airport retail stores. The Company envisions this Airport version consisting of a miniaturized blister pack (containing three pieces of its CBD Infused gum), with an anticipated retail price of $6.99 per unit.

F-6

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

Nature of Business (Continued)

TAURI-GUMTM (Continued)

The Company is also working on developing CBD Gum-Infused Lollipops and gummi products.

Subsequent to our fiscal year end of March 31, 2019, the Company entered into several agreements with distributors to arrange for the distribution of this product line, as described below.

E&M Distribution Agreement

On April 1, 2019, the Company entered into a comprehensive distribution agreement with E&M Ice Cream Company (“E&M”) to establish Tauri-GumTM in the New York City Metropolitan area marketplace (the “E&M Distribution Agreement”). Under terms of this Agreement, E&M will distribute Tauri-GumTM to hundreds of NYC based retail store locations by summer 2019, with the goal of exceeding 1,000 locations by the end of fiscal 2020. As of May 31, 2019, the Company is in at least 287 locations. The Company has supported the NYC Tauri-GumTM commercial launch with substantial levels of both financial resources and marketing support. The Company has made the strategic decision to initially largely focus its commercialization efforts on the New York City retail marketplace due to excellent NYC distribution relationships and the Company believes that it can launch its Tauri-GumTM brand in NYC in an efficient and cost-effective manner. Also, the Company has both received payment for and delivered the product for its previously announced $54,000 Tauri-GumTM purchase order during March 2019. The Company has agreed to issue a one-time issuance of 1,000,000 restricted shares of the Company’s common stock, and to tender a one-time cash payment of $125,000 to E&M. This $125,000 cash component was paid in full to E&M on April 1, 2019, and the value of the shares will be reflected in stock-based compensation based on the grant date of April 1, 2019. The Company is awaiting issuance instructions from E&M to issue the shares.

South Florida Region Distribution Agreement

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation (“IRM”), an established medical practice management firm (the “IRM Distribution Agreement”). The purpose of the IRM Distribution Agreement is to target our Tauri-Gum™ product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area.

Under terms of this IRM Distribution Agreement, the Company will work closely with IRM to promote Tauri-Gum™. In connection with this IRM Distribution Agreement, the Company has also agreed to a one-time issuance of 450,000 shares of the Company’s restricted common stock and a cash stipend of $10,000 to IRM. As of the date of this report, only $2,000 of the $10,000 cash stipend has been paid. The value of the shares will be reflected in stock-based compensation based on the grant date of April 8, 2019.

North Eastern United States Distribution Agreement

On April 30, 2019, the Company, entered into a non-exclusive comprehensive distribution agreement with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions.

In connection with the SKL Agreement, the Company has agreed to issue a one-time issuance of an aggregate of 1,000,000 restricted common shares the Company’s stock, which are subject to the customary resale and transfer restrictions imposed under the rules and regulations of the Securities and Exchange Commission. The restricted equity issuance to SKL was issued in accordance with the following schedule: (i) to Mr. Mahesh Lekkala, 500,000 restricted shares the Company’s common stock within ten (10) business days of April 30, 2019; and (ii) to SKL, 500,000, which were permitted to be immediately allocated by SKL to persons within its organization and, as such, (a) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of April 30, 2019, and the additional issuance of (b) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of August 1, 2019. Other than the payment terms for Tauri-GumTM product purchased and distributed under the terms of the Agreement, there is no additional cash payment currently due or owing by the Company thereunder. The value of the shares will be reflected as stock-based compensation with a grant date of April 30, 2019. All but 250,000 shares are expensed on this date, with those 250,000 shares valued over the term of the one-year agreement.

F-7

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

Nature of Business (Continued)

TAURI-GUMTM (Continued)

On May 11, 2019, the Company entered into a sub-agreement pursuant to the SKL distribution agreement whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This contract has a one-year term and is and may be extended based upon mutual agreement. Ms. Lekkala shall focus her efforts on the expansion of Tauri-GumTM as well as revenue growth, acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is deeded a non-affiliate and does not carry any type of fiduciary liability. Ms. Lekkala’s compensation includes 250,000 shares of the Company’s restricted common stock deemed fully earned and vested upon the execution of her consulting agreement. These shares were issued May 20, 2019, having a value of $18,275 based on the closing price of the Company’s stock on that day ($0.0731 per share). Additionally, Ms. Lekkala will receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line which can be paid in either stock or cash at the election of Ms. Lekkala.

Food and Drug Administration

On May 31, 2019, the U. S. Food and Drug Administration (“FDA”) held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing comes approximately five months after the Agricultural Improvement Act of 2018 (more commonly known as the Farm Bill), went into effect and removed industrial hemp from the Schedule I prohibition under the Controlled Substances Act (CSA) (industrial hemp means cannabis plants and derivatives that contain no more than 0.3 percent tetrahydrocannabinol, or THC, on a dry weight basis).

Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. In addition to holding the hearing, the agency has requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed.

2018 Reverse Stock Split

On March 12, 2018, the Company held a meeting of its board of directors. The matters voted on and approved at the meeting included an amendment to the Company’s Articles of Incorporation to decrease the number of authorized shares of the Company’s common stock, $0.00001 par value per share from 7,500,000,000 to 100,000,000 shares and to affect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-75 (the “Reverse Stock Split”).

On June 8, 2018, the Company filed an Articles of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Florida, for the aforementioned decrease in the number of authorized shares and to affect a 1-for-75 reverse stock split of the Company’s common stock. The Reverse Stock Split became effective at 12:01 a.m. on July 9, 2018.

The Reverse Stock Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options, warrants and other convertible securities outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split has reduced the number of outstanding shares of the common stock outstanding prior to the Reverse Stock Split from 4,078,179,672 shares to 54,380,230 shares immediately following the Reverse Stock Split. No fractional shares were issued as a result of the Reverse Stock Split, and any such stockholders whose number of post-split shares would have resulted in a fractional number had his/her/its shares rounded up to the next number of shares. On July 30, 2018, the Company’s stock began trading on the OTC:QB.

All references set forth in this annual report to number of shares or per share data have been presented on a post reverse stock-split basis.

F-8

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

Nature of Business (Continued)

Cupuaçu Butter Lip Balm

On December 23, 2016, the Company entered into a non-exclusive, 12-month license agreement (the “License Agreement”) with Cleveland, Ohio based cosmetics products company Ice + Jam LLC (“Ice + Jam”) to market Ice + Jam’s proprietary cupuaçu butter lip balm, sold under the trademark HerMan®. The two companies were to evenly share on a 50/50 basis any profits generated through the Company’s marketing, sales and distribution efforts. The Company had agreed to pay the production, marketing and start-up costs for all product it sells to retail customers or distributors. As part of the License Agreement, the Company issued 66,667 restricted common shares which had a value of $27,500, based on the closing price of the stock on the day the Company entered into the agreement ($0.4125 per share). The cost of the shares was prorated over the term of the initial license.

During the quarter ended December 31, 2017, the Company launched this lip balm product. On November 27, 2017, the Company announced a 2-year extension to the existing non-exclusive License Agreement, extending the life of the License Agreement through December 23, 2019, at which time, if mutually agreed upon. the companies reserve the option to extend for an additional 2 years (if exercised at that time, this License Agreement would be extended through December 23, 2021). The two companies reserve the right to request amendment of the License Agreement at any point during the effective term of the agreement. In February of 2018, the Company’s strategy with respect to the HerMan® product was negatively impacted by a series of product defects relating to the twisting mechanism of the lip balm tube. The Company was unable to rectify the manufacturing issue and decided to discontinue operations as of March 31, 2019.

The Company had no sales of the HerMan® product during the year ended March 31, 2019 compared to $1,188 of sale during the year ended March 31, 2018, as reflected in discontinued operations. The Company has removed the product from the website. The remaining inventory of $16,897 was written off as of the previous year ended March 31, 2018 as it determined that the units were not usable.

Honeywood

On March 10, 2014, the Company entered into a definitive agreement to acquire California-based Honeywood LLC (“Honeywood”), developer of a topical medicinal cannabis product, that, at the time, sold in numerous dispensaries across the state of California. This definitive agreement was valid for a period of 120 days and the Company advanced to Honeywood $217,000 to be applied towards the final closing requisite cash total and incurred $178,000 in legal fees as of March 31, 2014 in connection with the acquisition.

On September 24, 2014 (the “Unwinding Date”), the Company, Honeywood and each of Honeywood’s principals entered into a termination agreement to unwind the effects of the merger. In accordance with the termination agreement, Honeywood agreed to repay to the Company substantially all of the advances made by the Company to Honeywood prior to and after the merger by delivering to the Company, on the Unwinding Date, a secured promissory note in the principal amount of $170,000. The note bore interest at 6% per annum and was repayable in six quarterly installments on the last day of each calendar quarter starting on March 31, 2015 and ending on June 30, 2016. The note was secured by a blanket security interest in Honeywood’s assets pursuant to a security agreement entered into on the Unwinding Date between Honeywood and the Company. Honeywood never made any payments under the Note prior to the Honeywood Conversion Agreement (as defined below). As a result, the Company had fully reserved this amount and it was not reflected as a receivable on its financial statements.

Effective August 1, 2017, the Company entered into a Debt Conversion Agreement, whereby the Company agreed to convert the entire principal and accrued but unpaid interest due into a 5% membership interest in Honeywood (the “Honeywood Conversion Agreement”).

The Company made an assessment for impairment of its investment in Honeywood at the entity level. During the relationship between the Company and Honeywood, Honeywood had a working capital deficiency and had a history of operating losses. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 320-10-35-28, “Investments—Debt and Equity Securities”, a Company may not record an impairment loss on the investment but shall continue to evaluate whether the investment is impaired (that is, shall estimate the fair value of the investment) in each subsequent reporting period until either of the following occurs: a) the investment experiences a recovery of fair value up to (or beyond) its cost; or b) the entity recognizes an other-than-temporary impairment loss. At the time of the Honeywood Conversion Agreement, the receivable balance under the note of $199,119 had been fully written off by the Company in a prior period. As a result of the Honeywood Conversion Agreement, the Company deemed the investment to still have no current value. The Company recorded this investment at $0. Thus, no recovery of bad debt and no impairment will be recognized in this period.

F-9

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

Nature of Business (Continued)

Pilus Energy

On November 25, 2013, the Company executed a definitive merger agreement to acquire Pilus Energy, LLC (“Pilus”), an Ohio limited liability company and a developer of alternative cleantech energy platforms using proprietary microbial solutions that create electricity while consuming polluting molecules from wastewater. On January 28, 2014, the Company completed its acquisition of Pilus. As a condition of the acquisition, the shareholders of Pilus received a warrant to purchase 1,333,334 shares of common stock of the Company, which represented a fair market value of approximately $2,000,000, and, based upon whether the Warrants issued to Pilus represented at least 5% the then outstanding and fully diluted capitalization of the Company. In addition, the Company paid Open Therapeutics, LLC (f/k/a Bacterial Robotics, LLC and Microbial Robots, LLC) (“Open Therapeutics”), formerly the parent company of Pilus, $50,000 on signing the merger agreement and $50,000 at the time of closing. Pilus’ principal asset on its balance sheet at the time of the acquisition was its US patent relating to its clean water technology. The Company determined that the value of the acquisition on January 28, 2014 would be equal to the value of cash paid to Pilus plus the value of the 1,333,334 warrants the Company issued to acquire Pilus. Through March 31, 2014, the Company amortized the patent over its estimated useful life, then on March 31, 2014, the Company conducted its annual impairment test and determined that the entire unamortized balance should be impaired as the necessary funding to further develop the patent was not available at that time.

On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus back to Open Therapeutics. Open Therapeutics agreed to terminate and cancel 80% of the unexercised portion of the warrant to purchase 385,569 shares (or 308,455 warrants) of the Company’s common stock. Open Therapeutics agreed to pay to the Company 20% of the net profit generated Pilus Energy from its previous year’s earnings, if any. The first $75,000 of such payments was to be retained by Pilus Energy as additional consideration for the sale, which was reflected as a contingent liability on the Company’s consolidated balance sheet. The Company further agreed it would vote its 20% membership interest in Pilus Energy in the same manner that Open Therapeutics votes its membership interest on all matters for which a member vote is required. Through March 31, 2019, there has been no activity recorded by Open Therapeutics with respect to Pilus Energy.

On January 12, 2019, the Company and Open Therapeutics agreed to extinguish the above described $75,000 contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock. The shares were recorded at a value of $24,750 ($0.0495 per share) as a loss on settlement in the Company’s consolidated financial statements.

Tauriga Biz Dev Corp

On January 4, 2018, the Company announced that its Board of Directors unanimously approved the formation a wholly-owned subsidiary focused on acquiring interest(s) in patents and other intellectual property. This subsidiary, incorporated in Delaware, was named Tauriga IP Acquisition Corp. On March 25, 2018, the Company changed the name to Tauriga Biz Dev Corp. (“Tauriga BDC”).

On March 29, 2018 the Company, through Tauriga BDC, entered into an independent sales representative agreement with Blink Charging Co. (“Blink”) (Nasdaq: BLNK) to be a non-exclusive independent sales representative. Under the terms of this agreement with Blink, the Company is permitted to solicit orders from potential customers for electric vehicle (“EV”) charging station placement. Tauriga BDC will be compensated upon contracting for so long as the Company’s acquired prospect remains under contract. This sales agreement is a three-tier model based on whether Tauriga BDC contracts the new customer to purchase equipment outright from Blink or enter into one of two revenue-sharing agreements. In the case Tauriga BDC effectuates a sale of Blink equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where Tauriga BDC secures a revenue sharing agreement with a customer where Blink remains the owner, Tauriga BDC will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

On June 29, 2018, the Company purchased four Blink Level 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The rest of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner to will pay for the cost of providing power to these unit as well as installation costs.

As of March 31, 2019, Tauriga BDC has not installed any of these machines in any locations and no revenue has been generated through the Blink contract.

F-10

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

During the fourth quarter of the year ended March 31, 2019, the Company began sales and marketing efforts for its Mint flavored Tauri-GumTM product. During the three months ended March 31, 2019, the Company recognized sales of $57,134 and recognized a gross profit of $20,006. During the first quarter of fiscal year 2020, the Company has entered into multiple distribution agreements and has engaged an independent contractor to act as Vice President of Distribution and Marketing. As of May 31, 2019, the Company has placed its product in at least 287 retail locations in the greater NYC Metro area. Although the Company’s working capital surplus of $367,760 at March 31, 2018 increased to $490,436 at March 31, 2019, the Company still believes that there is uncertainty with respect to continuing as a going concern.

During the year ended March 31, 2019, the Company discontinued its joint venture product HERMAN ® after nominal sales and prolonged issues with the manufacture. As a result, the entire inventory balance has been written off.

The Company, in the short term, intends to continue funding its operations either through cash-on-hand or through financing alternatives. Management’s plans with respect to this include raising capital through equity markets to fund future operations as well as the sale of its remaining marketable securities which had a market value of $350,400 at March 31, 2019. In the event the Company does need to raise additional capital to fund and expand operations, failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Currently, the Company has a limited amount of shares of common stock available to issue under its certificate of incorporation and may initiate the process of increasing the authorized stock. To amend the Company’s certificate of incorporation, including any increase in the number of shares the Company is authorized to issue, will require shareholder approval. If and when the Company initiates this process, the Company will file a proxy statement with the Securities and Exchange Commission and will provide shareholders with a physical or electronic copy, as permissible. Relevant information relating to this process will be included in such proxy statement. There is no guarantee that the Company will be able to obtain this shareholder approval to effectuate such charter amendment.

Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues in the short term there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations to achieve profitability thereby eliminating its reliance on alternative sources of funding. Though management believes that the Company is in the strongest position it has been in in several years there is still no guarantee the that profitable operations with sufficient cashflow to sustain operations can be achieved without the need of alternative financing, which is limited. These matters still raise significant doubt about the Company’s ability to continue as a going concern as determined by management. As a result of some investments made with proceeds from the Cowan lawsuit, the Company was able to recognize other income of $99,823, that partially offset their operating losses, resulting in a net loss in the amount of $1,097,439 for the year ended March 31, 2019 compared to a net loss of $74,801 during the prior year as a result of the lawsuit settlement. The Company has, however, needed to take on more debt leading up to the launch of Tauri-GumTM. The Company believes that there is uncertainty with respect to continuing as a going concern until the operating business can achieve more than nominal sales and profitable operations and sustain cash flow to operate the Company for a period of twelve months. In the event the Company does need to raise additional capital to fund operations or engage in a transaction, failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Even if the Company does raise sufficient capital to support its operating expenses, acquire new license agreements or ownership interests in life science companies and generate adequate revenues, or the agreements entered into recently are unsuccessful, there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern as determined by management. However, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Consolidated Financial Statements

The consolidated financial statements include the accounts and activities of Tauriga Sciences, Inc., its wholly-owned Canadian subsidiary, Tauriga Canada, Inc., its controlling interest in a joint venture with Ice + Jam LLC and its wholly-owned subsidiary Tauriga BDC. All intercompany transactions have been eliminated in consolidation. As of March 31, 2019, there is no activity in any of the Company’s subsidiaries other than Tauriga BDC holding the electric car chargers.

F-11

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Non-controlling Interests

On December 23, 2016, the Company entered into a non-exclusive, one-year license agreement (subsequently extended by an additional two-years) with Ice + Jam LLC. Under terms of the License Agreement, the Company marketed Ice + Jam’s proprietary cupuaçu butter lip balm, sold under the trademark HerMan®. To effectuate this arrangement, the Company and Ice + Jam formed a new company. Through this new company the two parties were to share on a 50/50 basis any profits generated through the Company’s marketing, sales and distribution efforts. All revenue and expense from these efforts are fully consolidated in the Company’s consolidated financial statements, with the minority interest designated as noncontrolling interest to derive a net loss attributable to common shareholders. The non-controlling interest at March 31, 2019 and March 31, 2018 is $0 and $2,196, respectively. There was neither a net loss or gain attributable to noncontrolling interest for the year ended March 31, 2019 and 2018. As of March 31, 2019, the Company exchanged its 50% ownership in Ice+Jam for the non-controlling interest that remained. As a result, there is no non-controlling interest in this arrangement moving forward and there will be no future obligations associated with this entity.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective October 1, 2017 as the Company commenced sales of HerMan® using the full retrospective method. The new standard did not have a material impact on its financial position and results of operations, as it did not change the manner or timing of recognizing revenue.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

On March 29, 2018 the Company, through Tauriga BDC, entered into an independent sales representative agreement with Blink to be a non-exclusive independent sales representative. Under the agreement with Blink, the Company may solicit orders from potential customers for EV charging station placement. Tauriga BDC will be compensated upon contracting for so long as the Company’s acquired prospect remains under contract. This sales agreement is a three-tier model based on whether Tauriga BDC contracts the new customer to purchase equipment outright from Blink or enter into one of two revenue-sharing agreements. In the case Tauriga BDC effectuates a sale of Blink equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where Tauriga BDC secures a revenue sharing agreement with a customer where Blink remains the owner, Tauriga BDC will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

On June 29, 2018, the Company purchased four Blink Level 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The remainder of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner to will pay for the cost of providing power to these unit as well as installation costs.

As of March 31, 2019, the Tauriga BDC has not installed any of these machines in any locations, and no revenue has been generated through the Blink contract.

During the three months ended March 31, 2019, the Company recognized its first sales of Tauri-GumTM, primarily vis-à-vis its entry in the E&M Distribution Agreement.

F-12

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company recognizes revenue upon the satisfaction of the performance obligation. The Company considers the performance obligation met upon shipment of the product or delivery of the product. For ecommerce orders, the Company’s products are shipped by a fulfillment company and payment is made in advance of shipment either through credit card or PayPal. The Company also delivers the product to its customers that they market to in the metropolitan New York Tri-State area that are not covered under any existing distribution agreements. The Company generally collects payment within 30 to 60 days of completion of its performance obligation, and the Company has no agency relationships. The Company recognized revenue from operations in the amount of $57,134 during the three months ended (as well as year ended) March 31, 2019. All revenue is from the sale of the Company’s Tauri-GumTM product line and there are no accounts receivable currently outstanding for these sales.

The Company recognized $1,118 of revenue from discontinued operations during the year ended March 31, 2018 which was related to the sales of the HERMAN® lip balm product.

Sales Refunds

The Company’s refund policy allows customers to return product for any reason except where the customer does not like the taste of the product. The customer has 30 days from the date of purchase to initiate the process. Returns are limited to one return or exchange per customer. Only purchases up to $100 qualify for a refund. Approved return/refund requests are typically processed within 1-2 business days. For product purchases made through a Tauri-GumTM distributor or retailer, the customer is required to work with original purchase location for any return or exchange. The Company has not established a reserve for returns as of March 31, 2019 however will monitor the refunds to estimate whether a reserve will be required.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with an original maturity of three months or less. At March 31, 2019, the Company’s cash on deposit with financial institutions exceeded the total FDIC insurance limit of $250,000. At March 31, 2019 and 2018, the Company had a cash balance of $385,943 and $12,291, respectively. Although the Company’s cash balance did exceed the total FDIC insurance limit of $250,000, the Company anticipated using cash in excess of insurance in the very short-term. To reduce its risk associated with the failure of such financial institution, the Company holds its cash deposits in more than one financial institution and evaluates at least annually the rating of the financial institution in which it holds its deposits. The Company had no cash equivalents as of March 31, 2019 and 2018.

Investment in Trading Securities

Investment in trading securities consist of investments in shares of common stock of companies traded on public markets as well as publicly traded warrants of these companies should there be a market for them. These securities are carried on the Company’s balance sheet at fair value based on the closing price of the shares owned on the last trading day before the balance sheet date of this report. Fluctuations in the underlying bid price of the stocks result in unrealized gains or losses. The Company recognizes these fluctuations in value as other income or loss.

For investments sold, the Company recognizes the gains and losses attributable to these investments as realized gains or losses in other income or loss.

Investment – Cost Method

Investment in other companies that are not currently trading, are valued based on the cost method as the Company holds less than 20% ownership in these companies and has no influence over operational and financial decisions of the companies. The Company will evaluate, at least annually, whether impairment of these investments is necessary under ASC 320. As of March 31, 2019, the Company has not impaired any of their cost method investments.

F-13

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory consists of finished goods in salable condition and is stated at the lower of cost or market determined by the first-in, first-out method. The inventory consists of packaged, labeled salable inventory. Shipping of product to finished good inventory fulfillment center is also included in the total inventory cost. Shipping of product upon sale for online sales is paid by the customer upon ordering for orders of single packs of Tauri-GumTM. For wholesale product orders shipping cost is paid by the Company. As of March 31, 2019, the Company’s inventory on hand had a value of $10,872. The Company has also paid deposits of $105,000 paid towards orders not received as of March 31, 2019 reflected on the balance sheet as prepaid expenses and other current assets. As of March 31, 2018, as a result of the quality control issues regarding the packaging, the Company had written off the remaining inventory of their lip balm, since part of discontinued operations, in the amount of $16,897 as the units then on hand were not usable. Deposits paid to Per Os Bio for the manufacturing costs of the Tauri-GumTM have been classified as a deposit (other current asset) on the Company’s consolidated balance sheet as the goods are not yet available for sale. The Company has not established any inventory reserve on the Tauri-GumTM as of March 31, 2019.

Property and Equipment

Property and equipment are stated at cost and is depreciated using the straight-line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Intangible Assets

Intangible assets consisted of licensing fees and a patent prior to being impaired which were stated at cost. Licenses were amortized over the life of the agreement and patents were amortized over the remaining life of the patent at the date of acquisition.

Net Income (Loss) Per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260 “Earnings per Share” (“EPS”), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods; however, potential common shares are excluded for period in which the Company incurs losses, as their effect is anti-dilutive. For the years ended March 31, 2019 and 2018, basic and fully diluted earnings per share were the same as the Company had losses in these periods.

Stock-Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation-Stock Compensation,” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted on the grant date as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and an offset to additional paid-in capital in stockholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value on the grant date of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services over the term of the related services.

F-14

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. The reclassifications had no effect on the net loss or cash flows of the Company.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company will perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company would recognize an impairment loss only if it’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Research and Development

The Company expenses research and development costs as incurred. Research and development costs were $13,924 for the year ended March 31, 2019 compared to $10,068 for the prior year. The Company is continually evaluating products and technologies in the natural wellness space, including its Tauri-GumTM product including new flavor formulations and other CBD delivery products, as well as any intellectual property or other related technologies. As the Company investigates and develops relationships in these areas, resultant expenses for trademark filings, license agreements, website and product development and design materials will be expensed as research and development. Some costs will be accumulated for subsidiaries prior to formation of any new entities.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 – quoted prices in active markets include cash.

These consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, investments, short-term notes payable, accounts payable and accrued expenses.

F-15

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

Derivatives are recorded on the consolidated balance sheet at fair value. The conversion features of the convertible debentures are embedded derivatives and are separately valued and accounted for on the consolidated Balance Sheets with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model we use for determining the fair value of our derivatives are binomial pricing models. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (loss).

With the issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features, the Company has chosen the early adopt retroactively the amendments in Part I of the standard whereby fair value derivative liabilities previously recognized were derecognized in the current and comparative periods. Under the amendments included in this update, the Company is no longer required to record changes in fair value during the period of change as a separate component of other income (expense) in the consolidated Statements of Operations.

The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, “Debt—Debt with Conversion and Other Options”), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

Under current GAAP, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

The amendments in this Update revise the guidance for instruments with down round features in Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with Topic 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by the Topic 260 amendments in this Update.

F-16

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments (Continued)

Those amendments in Part I of this Update are a cost savings relative to current GAAP. This is because, assuming the required criteria for equity classification in Subtopic 815-40 are met, an entity that issued such an instrument no longer measures the instrument at fair value at each reporting period (in the case of warrants) or separately accounts for a bifurcated derivative (in the case of convertible instruments) on the basis of the existence of a down round feature. For convertible instruments with embedded conversion options that have down round features, applying specialized guidance such as the model for contingent beneficial conversion features rather than bifurcating an embedded derivative also reduces cost and complexity. Under that specialized guidance, the issuer recognizes the intrinsic value of the feature only when the feature becomes beneficial instead of bifurcating the conversion option and measuring it at fair value each reporting period.

The amendments in Part II of this Update replace the indefinite deferral of certain guidance in Topic 480 with a scope exception. This has the benefit of improving the readability of the Codification and reducing the complexity associated with navigating the guidance in Topic 480.

For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part 1 of this Update should be applied in either of the following ways:

1.	retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the first fiscal year and interim period(s) in which the pending content that links to this paragraph is effective; or

2.	retrospectively to outstanding financial instruments with a down round feature for each prior reporting period presented in accordance with the guidance on accounting changes in paragraphs 250-10-45-5 through 45-10.

The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect.

The Company has identified that instruments previously carried as derivative liabilities were deemed to be such on the basis of embedded features containing down round provisions, resulting in the strike price being reduced on the basis of the pricing of future equity offerings. In accordance with the adoption of ASU 2017-11, the Company recorded a gain on derivative liability in the amount of $271,280 for the year ended March 31, 2018. This adoption of this accounting pronouncement had no effect on the year ended March 31, 2019 as there were no instruments that would have caused this presentation. The Company also recorded a corresponding loss on extinguishment of debt in the amount of $271,280 for the year ended March 31, 2018, with no effect on the year ended March 31, 2019. Along with this transaction, the Company recorded a deemed dividend to shareholders in the amount of $271,280 for the year ended March 31, 2018 and no deemed dividend for the year ended March 31, 2019.

The three instruments affected by this adoption were (i) the June 1, 2015, 7% Convertible Redeemable Note with a principal amount of $104,000 with a maturity date of June 1, 2016 with Union Capital, LLC which contains an anti-ratchet clause; (ii) the July 14, 2015, 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $96,000 issued with an original issue discount of $16,000; and (iii) the November 7, 2016, 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $45,000 issued with an original issue discount of $7,000. The two Group 10 Holdings, LLC notes contain a most favored nations clause, allowing the note holder to adopt any term of future convertible redeemable notes which would be beneficial to them. All of these instruments noted herein have been fully repaid or converted as of October 10, 2017.

Share settled debt

The general measurement guidance in ASC 480 requires obligations that can be settled in shares with a fixed monetary value at settlement to be carried at fair value unless other accounting guidance specifies another measurement attribute. The Company has determined that ASC 835-30 is the appropriate accounting guidance for the share-settled debt, which is what was done by setting up the debt discount which is to be amortized to interest expense over the term of the instrument. Amortization of discounts are to be amortized using the effective interest method over the term of the note.

F-17

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Share Settled Debt (Continued)

ASC 480-10-25-14 requires liability accounting for (1) any financial instrument that embodies and unconditional obligation to transfer a variable number of shares or (2) a financial instrument other than an outstanding share that embodies a conditional obligation to transfer a variable number of shares, provided that the monetary value of the obligation is based solely or predominantly on any of the following: 1. A fixed monetary amount known at inception (e.g. stock settled debt); 2. Variations in something other than the fair value of the issuer’s equity shares (e.g. a preferred share that will be settled in a variable number of common shares with tits monetary value tied to a commodity price); and 3. Variations in the fair value of the issuer’s equity shares, but the monetary value to the counterparty moves inversely to the value of the issuer’s shares (e.g. net share settled written put options, net share settled forward purchase contracts).

Notwithstanding the fact that the above instruments can be settled in shares, FASB concluded that equity classification is not appropriate because instruments with those characteristics do not expose the counterparty to risks and rewards similar to those of an owner and, therefore do not create a shareholder relationship. The issuer is instead using its shares as the currency to settle its obligation.

The Company has multiple notes that contain discount provisions whereby the holder can exercise conversion rights at a discount to the market price for a 15-day trailing period based on the market volume average weighted price. ASC 470-20 defines this as a beneficial conversion feature which that shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value, not to exceed the face value of the note, to additional paid in capital. This segmented value, is to be amortized using the effective interest method over the term of the note.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

ASC 740 “Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company does not meet the more-likely-than-not threshold as of March 31, 2019.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” which addresses accounting for issuance of all share-based payments on the same accounting model. Previously, accounting for share-based payments to employees was covered by ASC Topic 718 while accounting for such payments to non-employees was covered by ASC Subtopic 505-50. As it considered recently issued updates to ASC 718, the FASB, as part of its simplification initiatives, decided to replace ASC Subtopic 505-50 with Topic 718 as the guidance for non-employee share based awards. Under this new guidance, both sets of awards, for employees and non-employees, will essentially follow the same model, with small variations related to determining the term assumption when valuing a non-employee award as well as a different expense attribution model for non-employee awards as opposed to employee awards. The ASU is effective for public business entities beginning in 2019 calendar years and one year later for non-public business entities. The Company does not believe there is a material impact on their consolidated financial position and results of operations as a result of this standard.

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases.

F-18

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

The new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. Early adoption is permitted. The Company has adopted this standard as of April 1, 2019 and does not believe there will be a material impact on the adoption of this guidance on their consolidated financial statements (See Note 6).

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial position or operating results.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through the date of issuance.

NOTE 3– INVENTORY

Inventory from continuing operations

Inventory value by product as of:

	March 31, 2019	March 31, 2018

Tauri-GumTM	$10,872	$-

Total Inventory	$10,872	$-

Deposits to Per Os Bio in the amount of $105,000 for the manufacturing costs of Tauri-GumTM has been classified as a deposit (prepaid expenses other current assets) on the Company’s consolidated balance sheet as of March 31, 2019 as the goods are not yet available for sale.

Inventory from discontinued operations

As a result of the quality control issues regarding the packaging of the lip balm, the Company had written off the remaining inventory of $16,897 as of March 31, 2018 while it attempted to complete the re-design of the packaging of this product, since it had been determined that the initial units were not usable.

The Company had removed the product from its website and attempted to work with the manufacturer to resolve these issues; however, the Company and the manufacturer were unable to resolve the packaging issues, and, as a result, discontinued the operations of this subsidiary. Subsequently, the Company exchanged its 50% ownership in Ice+Jam, LLC for the balance of the non-controlling interest as of March 31, 2019.

NOTE 4– DISCONTINUED OPERATIONS

On March 31, 2019, the Company decided to discontinue operations relative to its HERMAN© Lip balm product line. After much effort the Company was unable to resolve manufacturing issues as it related to it its lip balm tube mechanism. The Company did not believe that these issues will be resolvable without a substantial investment of time and money. Therefore, the Company exchanged their 50% ownership in Ice+Jam, LLC for the balance of the non-controlling interest as of March 31, 2019.

F-19

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 4– DISCONTINUED OPERATIONS (CONTINUED)

TAURIGA SCIENCES, INC. AND SUBSIDIARY

STATEMENTS OF DISCONTINUED OPERATIONS

	For the years ended March 31,
	2019	2018
Income
Product sales	$-	$1,048
Shipping Income	-	140
Total Income	-	1,188
Cost of Goods Sold
Cost of Goods Sold	-	609
Inventory shrinkage	-	19,219
Shipping Expense	-	106
Total Cost of Goods Sold	-	19,934
Gross Profit	-	(18,746)
Expenses
Other	2,196	-
Consult Fees - Other	-	40,478
Marketing expense	-	16,716
Research & Development	-	1,372
Total Expenses	2,196	58,567
Net Loss	$(2,196)	$(77,313)

TAURIGA SCIENCES, INC. AND SUBSIDIARY

BALANCE SHEETS FROM DISCONTINUED OPERATIONS

	March 31, 2019	March 31, 2018

Assets from discontinued operations	$581	$581

Liabilities from discontinued operations	$5,522	$5,522

NOTE 5– PROPERTY AND EQUIPMENT

The Company’s property and equipment is as follows:

	March 31, 2019	March 31, 2018	Estimated Life

Computers, office furniture and other equipment	$69,808	$59,051	3-5 years

Less: accumulated depreciation	(56,798)	(56,560)

Net	$13,010	2,491

F-20

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 5– PROPERTY AND EQUIPMENT (CONTINUED)

On June 29, 2018, the Company purchased four Blink Level 2 – 40” pedestal chargers for permanent placement in one or more retail locations whereby the Company will share revenue from these electric car vehicle charging units with such location owner. No depreciation expense has been recorded for the charging units as of March 31, 2019 due to the fact that they have not been placed in service. The Company has suspended plans to install these units at any location. The Company has decided to focus all efforts on its Tauri-GumTM product, and thus is intending to sell these units. Depreciation expense for the years ended March 31, 2019 and 2018 was $964 and $796, respectively.

During the year ended March 31, 2019 the Company disposed computer equipment valued at $1,632 recognizing a loss on disposal of $907.

NOTE 6 – COMMITMENTS

Ice + Jam

On December 23, 2016, the Company entered into a License Agreement with Ice + Jam, which was further extended to December 23, 2019. Under terms of the License Agreement, the Company was to market Ice + Jam’s proprietary cupuaçu butter lip balm sold under the trademark HerMan® and the two companies were to share on a 50/50 basis any profits earned through the Company’s marketing, sales and distribution efforts. The Company decided to discontinue this line of business and exchanged their 50% ownership in Ice+Jam for the remaining non-controlling interest as of March 31, 2019 and therefore will have no further commitment to Ice + Jam.

Rent

On December 1, 2017, the Company relocated its corporate headquarters from Danbury, Connecticut to New York, New York. The Company has entered into a two-year lease at $1,010 per month for the term of the lease. The Company recorded rent expense of $13,404 for the year ended March 31, 2019 compared to $5,794 for the prior year. The remaining lease obligation for fiscal year 2020 is $8,080.

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for the new lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. In accordance with ASC 842 - Leases, effective April 1, 2019, the Company will record additional net lease right of use asset and a lease liability at present value of approximately $18,730 and $18,978, respectively, as of April 1, 2019. The Company is recording these at present value, in accordance with the standard, using a discount rate of 8% which is representative of the last borrowing rates for notes issued to a non-related party. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company will use the initial term of the two-year lease. If the Company does elect to exercise its option to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance on April 1, 2019. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard resulted in the recording of additional net lease assets and lease liabilities of approximately $18,730 and $1,978 as of April 1, 2019. Any difference between the additional lease assets and lease liabilities, net of the deferred tax impact, will be recorded as an adjustment to retained earnings. The standard is not expected to materially impact our consolidated net earnings and had no impact on cash flows.

F-21

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 7 – INTANGIBLE ASSETS

Patents:

Pilus Energy, LLC

The Company, through the acquisition of Pilus Energy on January 28, 2014, acquired a patent to develop cleantech energy using proprietary microbiological solution that creates electricity while consuming polluting molecules from wastewater.

On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus to Open Therapeutics. Open Therapeutics agreed to terminate and cancel 80% of the unexercised portion of Open Therapeutics agreed to pay to the Company 20% of the net profit generated Pilus Energy from its previous year’s earnings, if any. The first $75,000 of such payments were to be retained by Pilus Energy as additional consideration for the sale, which was reflected as a contingent liability on the Company’s consolidated balance sheet. The Company further agreed it would vote its 20% membership interest in Pilus Energy in the same manner that Open Therapeutics votes its membership interest on all matters for which a member vote is required. Through March 31, 2019, there has been no activity recorded by Open Therapeutics with respect to Pilus Energy.

The Company had fully impaired the value of the patents prior to the sale, and the warrants canceled as a result of this transaction was valueless as there is no intrinsic value to them. The Company recorded no gain or loss. Upon Open Therapeutics achieving profitability with respect to this technology, the Company will be the beneficiary of a profit split as noted in the agreement and will recognize revenue from that in the future.

On January 12, 2019, the Company and Open Therapeutics agreed to extinguish the $75,000 contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock. The shares were recorded at a value of $24,750 ($0.0495 per share) as a loss on settlement in the Company’s consolidated financial statements.

NOTE 8 – DERIVATIVE LIABILITIES EMBEDDED IN CONVERTIBLE NOTES

The Company has entered into several financial instruments, which consist of notes payable, containing various conversion features. Generally, the financial instruments are convertible into shares of the Company’s common stock at prices that are either marked to the volume weighted average price of the Company’s intended publicly traded stock or a static price determinative from the financial instrument agreements. These prices may be at a significant discount to market determined by the volume weighted average price under a 15 day look back period for conversion purposes.

The Company accounts for the fair value of the conversion feature in accordance with ASC 815-15, “Derivatives and Hedging; Embedded Derivatives,” which requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt and original issue discount notes payable. The Company is required to carry the embedded derivative on its consolidated Balance Sheets at fair value and account for any unrealized change in fair value as a component in its results of operations. The Company valued the embedded derivatives using eight steps to determine fair value under ASC 820: (1) Identify the item to be valued and the unit of account; (2) Determine the principal or most advantageous market and the relevant market participants; (3) Select the valuation premise to be used for asset measurements; (4) Consider the risk assumptions applicable to liability measurements; (5) Identify available inputs; (6) Select the appropriate valuation techniques; (7) Make the measurement; (8) Determine amounts to be recognized and information to be disclosed.

With the issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features, the Company has chosen the early adopt retroactively the amendments in Part I of the standard whereby fair value derivative liabilities previously recognized were derecognized in the current and comparative periods. Under the amendments included in this update, the Company is no longer required to record changes in fair value during the period of change as a separate component of other income (expense) in the consolidated Statements of Operations.

F-22

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 8 – DERIVATIVE LIABILITIES EMBEDDED IN CONVERTIBLE NOTES (CONTINUED)

The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, “Debt—Debt with Conversion and Other Options”), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

The three instruments affected by this adoption were (i) the June 1, 2015, 7% Convertible Redeemable Note with a principal amount of $104,000 with a maturity date of June 1, 2016 with Union Capital, LLC which contains an anti-ratchet clause; (ii) the July 14, 2015, 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $96,000 issued with an original issue discount of $16,000; and (iii) the November 7, 2016 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $45,000 issued with an original issue discount of $7,000. The two Group 10 Holdings, LLC notes contain a most favored nations clause, allowing the note holder to adopt any term of future convertible redeemable notes which would be beneficial to them. All of these instruments noted herein have been fully repaid or converted as of October 10, 2017.

The amendments in this Update revise the guidance for instruments with down round features in Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with Topic 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by the Topic 260 amendments in this Update.

Those amendments in Part I of this Update are a cost savings relative to current GAAP. This is because, assuming the required criteria for equity classification in Subtopic 815-40 are met, an entity that issued such an instrument no longer measures the instrument at fair value at each reporting period (in the case of warrants) or separately accounts for a bifurcated derivative (in the case of convertible instruments) on the basis of the existence of a down round feature. For convertible instruments with embedded conversion options that have down round features, applying specialized guidance such as the model for contingent beneficial conversion features rather than bifurcating an embedded derivative also reduces cost and complexity. Under that specialized guidance, the issuer recognizes the intrinsic value of the feature only when the feature becomes beneficial instead of bifurcating the conversion option and measuring it at fair value each reporting period.

The amendments in Part II of this Update replace the indefinite deferral of certain guidance in Topic 480 with a scope exception. This has the benefit of improving the readability of the Codification and reducing the complexity associated with navigating the guidance in Topic 480.

For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part 1 of this Update should be applied in either of the following ways: 1. Retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the first fiscal year and interim period(s) in which the pending content that links to this paragraph is effective; or 2. Retrospectively to outstanding financial instruments with a down round feature for each prior reporting period presented in accordance with the guidance on accounting changes in paragraphs 250-10-45-5 through 45-10.

The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect.

F-23

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 8 – DERIVATIVE LIABILITIES EMBEDDED IN CONVERTIBLE NOTES (CONTINUED)

The Company has identified that instruments previously carried as derivative liabilities were deemed to be such on the basis of embedded features containing down round provisions, resulting in the strike price being reduced on the basis of the pricing of future equity offerings. The Company was not affected by the adoption of ASU 2017-11 for the year ended March 31, 2019 as they had no instruments that would be impacted by this pronouncement, compared to a gain on derivative liability in the amount of $271,280 for the year ended March 31, 2018. The Company also recorded a corresponding loss on extinguishment of debt in the amount of $271,280 for the year ended March 31, 2017.

The three instruments affected by this adoption were (i) the June 1, 2015, 7% Convertible Redeemable Note with a principal amount of $104,000 with a maturity date of June 1, 2016 with Union Capital, LLC which contains an anti-ratchet clause; (ii) the July 14, 2015, 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $96,000 issued with an original issue discount of $16,000 and the November 7, 2016; and (iii) the 12% convertible redeemable note with Group 10 Holdings, LLC having a principal amount of $45,000 issued with an original issue discount of $7,000. The two Group 10 Holdings, LLC notes contain a most favored nations clause, allowing the note holder to adopt any term of future convertible redeemable notes which would be beneficial to them. All of these instruments noted herein have been fully repaid or converted as of October 10, 2017.

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES

Notes payable and convertible notes consisted of the following as of:

		March 31, 2019	March 31, 2018

Alternative Strategy Partners PTE Ltd.- Sep 2015	(a)	$90,000	$90,000
GS Capital Partners, LLC – Oct 2017	(b)	-	105,000
GS Capital Partners, LLC – March 2018	(c)	-	48,000
GS Capital Partners LLC – May 2018	(d)	-	-
GS Capital Partners, LLC – October 2018	(e)	180,000	-
Adar Alef, LLC – December 2018	(f)	-	-
Eagle Equities, LLC – January 2019	(g)	-	-
GS Capital Partners, LLC – March 2019	(h)	300,000	-
Note to an Individual – February 2013	(i)	-	15,000
Total notes payable and convertible notes		570,000	258,000
Less - note discounts		(356,125)	(3,153)
Less - current portion of these notes		(213,875)	(254,847)
Total notes payable and convertible notes, net of discounts		$-	$-

(a)	Three-month $180,000 non-convertible debenture dated September 23, 2015 bearing and interest rate of 11.50% per annum. The note matured in December 2015. The Company received cash of $90,000 ($75,000 wired directly to the Company and $15,000 wired directly from Alternative Strategy Partners PTE Ltd. (“ASP”) to compensate a consultant. The balance of this note ($90,000) was to be wired directly to a Japanese based consumer product firm called Eishin, Inc. (“Eishin”), but the holder never provided any documentation evidencing that $90,000 was paid to Eishin. The Company is in dispute with the noteholder, and the Company has not recorded this liability as of December 31, 2018 or March 31, 2018. If the proper documentation is provided to the Company, the Company will record the liability at that time. The Company has not received any type of default notice with respect to this $180,000 non-convertible note. Additionally, the Company has not received any shares in Eishin up to this point. The Company did follow up with Eishin in March 2017, and it was noted that Eishin did not reflect the Company as having this ownership. As a result, the additional $90,000 has not been recognized as outstanding. As of March 31, 2019, this note had accrued interest of $23,468. On May 29, 2019, the Company and ASP, entered into an agreement whereby this note and accrued interest were fully satisfied in exchange for the Company agreeing to transfer and assign to ASP all rights, title and interest it has or may have in securities of Eishin, and to do all things necessary to effect such transfer. Since these rights were not valued on the Company’s balance sheet the Company will record a gain on extinguishment of debt in the amount of $113,468 during the three months ended June 30, 2019.

F-24

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES (CONTINUED)

(b)	On October 17, 2017, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, whereby the Company issued two 8% convertible redeemable notes each in the principal amount of $105,000. The first 8% note was funded with gross cash proceeds of $100,000, after the deduction of $5,000 in legal fees. The second 8% note, the back-end note, was initially paid for by an offsetting note receivable issued by GS Capital Partners, LLC, to the Company. The terms of the back-end note require cash funding prior to any conversion thereunder. The amounts of cash funded plus accrued interest under both the first note and the back-end note are convertible into shares of the Company’s common stock at a price per share equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. During the first 6 months that the first note and the back-end note are outstanding, the Company may redeem either by paying to GS Capital Partners, LLC an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. Neither note may be redeemed after 180 days. Additionally, and pursuant to the Purchase Agreement, the Company issued to GS Capital Partners, LLC 306,667 shares of the Company’s common stock valued at $20,700 ($0.0675 per share). On April 25, 2018, the noteholder, under their rights under the contract, canceled the back-end note. On May 1, 2018, the noteholder converted $55,000 of principal and accrued interest of $2,339 in exchange for 1,985,754 of the Company’s shares ($0.028888 per share). On July 18, 2018, the Company paid $69,503 to fully retire the remaining $50,000 principal balance of this note plus $3,503 of accrued interest and a prepayment penalty of $16,500.

(c)	On March 9, 2018, GS Capital Partners, LLC funded the back-end note under the August 31, 2017 Securities Purchase Agreement with GS Capital Partners, LLC whereby the Company issued two 8% convertible redeemable notes each in the principal amount of $48,000. This back-end note was initially paid for by an offsetting note receivable issued by GS Capital Partners, LLC to the Company. This note has a maturity date one year from the date of issuance of the original note under the securities purchase agreement, upon which any outstanding principal and interest is due and payable. Although the note principal plus interest was not repaid by the due date, the noteholder waived the default clause. The amounts of cash funded plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. During the first six months this note is in effect, the Company may redeem by paying to GS Capital Partners, LLC an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. The note may be redeemed after 180 days. On October 26, 2018, the Company fully repaid this note in cash using proceeds from a new convertible note. Repayment included $2,430 of accrued interest and $1,115 of prepayment penalty.

F-25

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES (CONTINUED)

(d)	On May 10, 2018, the Company entered into a securities purchase agreement with GS Capital Partners, LLC. GS Capital Partners, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $56,000. The first 8% note for $28,000 was funded with net proceeds of $25,000, after the deduction of $3,000 for OID. The second 8% note, the back-end note, is initially paid for by an offsetting note receivable issued by GS Capital Partners, LLC to the Company. The terms of the back-end note require cash funding prior to any conversion thereunder. The note receivable is due January 10, 2019, unless certain conditions are not met, in which case both the back-end note and the note receivable may both be cancelled. Both the first note and the back-end note have a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable. The amounts of cash funded plus accrued interest under both the first note and the back-end note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “chill” is in effect. The back-end note will not be cash funded and such note, along with the note receivable, will be immediately cancelled if the shares do not maintain a minimum trading price during the five days prior to such funding and a certain aggregate dollar trading volume during such period. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. During the first six months first note is in effect, the Company may redeem either note by paying to GS Capital Partners, LLC an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. The note may be redeemed after 180 days. The back-end note may not be repaid. The note holder may redeem this note at any time after the first six months. The Company had cancelled all remaining back-end notes during the quarter ended December 31, 2018. On October 26, 2018, the Company fully repaid this note in cash using proceeds from a new convertible note. Repayment included $1,031 of accrued interest and $9,240 of prepayment penalty.

(e)	On October 25, 2018, the Company entered into a one-year $180,000 convertible note bearing 8% interest with GS Capital Partners, LLC. The note has an original issue discount of $11,750. A portion of the proceeds will be used to retire the two remaining convertible notes on the books of the Company as of December 31, 2018 with GS Capital Partners, LLC. The face value of this note plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “chill” is in effect. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the $108,111 which will be amortized over the life of the note. This amortization will be reflected as interest cost ratably over the term of the note. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. During the first six months this note is in effect, the Company may redeem by paying to GS Capital Partners, LLC an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. Accrued interest as of March 31, 2019 was $6,194.

F-26

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES (CONTINUED)

(f)	On December 20, 2018, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $110,000. The first 8% note for $55,000 was funded with net proceeds of $47,500, after the deduction of $5,000 for OID and $2,500 in legal fees. The second 8% note, the back-end note, is initially paid for by an offsetting note receivable issued by Adar Alef, LLC to the Company. The terms of the back-end note require cash funding prior to any conversion thereunder. The note receivable is due December 20, 2019, unless certain conditions are not met, in which case both the back-end note and the note receivable may both be cancelled. Both the first note and the back-end note have a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable. The face value amount plus accrued interest under both the first note and the back-end note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 60% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 50% instead of 60% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. During the first six months this note is in effect, the Company may redeem this note by paying to the Holder an amount equal to 140% of the face amount plus any accrued interest. This note may not be prepaid after the six-month anniversary of the issuance date. The back-end note may not be repaid. The note holder may redeem this note at any time after the first six months. On March 18, 2019, the note holder converted the full face value of the note in the amount of $55,000 including accrued interest of $1,039 for 1,569,717 shares ($0.0357 per share)

F-27

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES (CONTINUED)

(g)

On January 23, 2019, the Company and Eagle Equities, LLC (“Eagle Equities”) consummated entry into a Securities Purchase Agreement where the Company will borrow $62,000 at 8% annual interest under a one-year term convertible note. The note is convertible into restricted stock of the Company. In connection with this agreement, the Company issued 500,000 commitment shares having a value of $18,500 ($0.037 per share) which is reflected as interest expense in the Company’s consolidated statement of operations during the year ended March 31,2019. The restricted stock was valued at the closing price on January 18, 2019. Legal fees of $2,000 were deducted from cash proceeds of the note payable to investor’s counsel. Under the note, the Company is required initially to reserve 18,500,000 shares of its common stock, and thereafter to reserve up to four times the discounted value of the note. The noteholder may, at any time, at its option, convert all or any amount of the principal face amount of the note then outstanding into shares of the Company’s common stock at a conversion price for each share of Common Stock equal to 65% of the Average of the two lowest closing bid prices of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the fifteen prior trading days, including the day upon which a notice of conversion is received by the Company. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 35% while that “Chill” is in effect. If the Company fails to maintain the share reserve at the four times discount of the note sixty days after the issuance of the note, the conversion discount shall be increased by 10%. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. During the first 180 days, the Company may prepay the principal amount of this note and accrued interest thereon, with a premium as follows: (a) 115% of the prepayment penalty for redemptions in the first 30 days after the note issuance; (b) 120% of the prepayment amount if such prepayment was made at any time from (31 days after the issuance date until 60 days after the issuance date); (c) 125% of the prepayment amount if such prepayment was made at any time from 61 days after the issuance date until 90 days after the issuance date made; (d) 130% of the prepayment amount if such prepayment was made at any time from 91 days after the issuance date until 120 days after the issuance date made; and (e) 135% of the prepayment amount if such prepayment was made at any time from 120 days after the issuance date until 180 days after the issuance date. The note is not able to be prepaid after 180 days after the issuance date. Upon an event of default (as defined and described in the note), among other default penalties, including daily liquidation damage payments and the possibility of an increase of the principal by up to 20% or 50%, as the case may be for certain events of default thereunder, annual interest shall accrue at a default interest rate of 24% per annum. If this note is not paid at maturity, or within ten (10) days thereof, the outstanding principal due under this Note shall increase by 10%. Further, if the Company is delinquent on its periodic SEC reports after the six-month anniversary of the note, then the holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion, whereby if, e.g., the lowest closing bid price during the delinquency period is $0.10 per share and the conversion discount is 50% then the holder may elect to convert future conversions at $0.05 per share. The Company and Eagle Equities entered into a side letter agreement contemporaneous to the securities purchase agreement and the note. Under the terms of the side letter, Eagle Equities acknowledges that the Company currently has an insufficient number of authorized shares of Common Stock available to reserve the required number of shares of Common Stock for conversion of the note. In order to remedy this share reservation and conversion issue, the Company has agreed that it shall use commercially reasonable efforts to obtain shareholder approval on or before April 15, 2019 to amend its articles of incorporation to increase its authorized share capital to provide for a sufficient number of shares of Common Stock to satisfy the conversion rights of Eagle Equities under the securities purchase agreement and the note. Eagle Equities further agreed that until the earlier to occur of (i) the increase in the Company’s authorized share capital or (ii) April 15, 2019, it shall not and has no right to seek, provide notice of or demand any conversions under the Note, seek additional shares of Common Stock, or to claim a default, damages or other penalties thereunder. On March 25, 2019, the note holder converted the full note principal of $62,000 and $840 of accrued interest for 1,391,045 shares ($0.045175 per share).

(h)	On March 14, 2019, the Company entered into a 12-month $300,000 principal face value 8.0% convertible debenture with GS Capital Partners, LLC, with a maturity date of March 13, 2020. The GS Capital Note carries $20,000 original issue discount (OID) and, as such, the initial net proceeds to the Company was $280,000. In connection with this agreement, the Company is obligated to issue 750,000 commitment shares having a value of $142,500 ($0.19 per share) which is reflected as interest expense in the Company’s consolidated statement of operations during the year ended March 31,2019. These shares were not issued as of March 31, 2019. The Holder is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 68% of the lowest daily VWAP of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the full face value of the note which will be amortized over the life of the note. This amortization will be reflected as interest cost ratably over the term of the note. The GS Capital Note may be redeemed by the Company during the first six months from execution, as follows: (i) if the redemption is within the first 90 days, then for an amount equal to 120% of the unpaid principal amount, with any accrued interest; (ii) if the redemption is after the 91st day, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount, with any accrued interest. The GS Capital Note may not be redeemed after 180 days from the date of execution. At March 31, 2019, this note had accrued interest of $1,118. Also, in conjunction with this note, the 213,334 five-year cashless warrants, associated with the June 27, 2017, $80,000 5% one-year note were fully cancelled.

F-28

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 9 – NOTES PAYABLE TO INDIVIDUALS AND COMPANIES (CONTINUED)

(i)	An individual note was issued on February 22, 2013, in the amount of $15,000, bearing an interest rate of 8%. The note is convertible into common stock of the Company at $1.875 per share. On October 22, 2018 the Company settled this note with the noteholder for $25,500 cash and 1,000,000 common shares recognizing a loss on conversion of $27,975 on its consolidated statement of operations.

During the year ended March 31, 2019, the Company issued 5,946,516 shares of common stock to holders of convertible notes to retire $187,000 in principal and $13,718 of accrued interest (at an average conversion price of $0.03375 per share) under the convertible notes.

During the year ended March 31, 2018, the Company paid $141,000 and $43,819 of note principal and accrued interest, respectively.

During the year ended March 31, 2018, the Company issued 20,160,661 shares of common stock to holders of convertible notes to retire $601,749 in principal and $85,055 of accrued interest (at $0.016875 to $0.09 per share) under the convertible notes. During the year ended March 31, 2018, the Company paid cash of $347,681 to retire convertible note principal and cash of $145,550 to repay interest and prepayment penalties.

Interest expense for the year ended March 31, 2019 was $138,087 compared to $291,610 for the prior year. Accrued interest at March 31, 2019 and March 31, 2018 was $30,780 and $33,875, respectively.

NOTE 10 – RELATED PARTIES

On June 15, 2017, Seth Shaw, Chief Executive Officer made a personal investment into the Company of $95,000. This investment is structured as an equity private placement of 1,013,334 shares of Company common stock at $0.09375 per share. The Company used the proceeds for general and administrative purposes. The shares were issued on August 1, 2017.

On June 21, 2017, Seth Shaw, Chief Executive Officer made a personal investment into the Company of $55,000. This investment is structured as an equity private placement of 586,667 shares of Company common stock at $0.09375 per share. The Company used the proceeds for general and administrative purposes. The shares were issued on August 1, 2017.

On October 6, 2017, Seth Shaw, Chief Executive Officer made a personal investment into the Company of $137,500. This investment is structured as an equity private placement of 1,466,667 shares of Company common stock at $0.09375 per share. The Company used the proceeds for general and administrative purposes. The shares were issued December 19, 2017.

As a result of the Company’s joint venture with Ice + Jam, a receivable and a payable was recorded on the Company’s books. As of December 31, 2018, these amounts represented cash Ice + Jam collected from sales of HerMan® through their website in the amount of $581 and a payable in the amount of $5,522 for expenses incurred through the operation of the business. As of March 31, 2019, these assets and liabilities were reflected in assets and liabilities from discontinued operations.

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of March 31, 2019, the Company is authorized to issue 100,000,000 shares of its common stock. As of March 31, 2019 and June 26, 2019, there were 68,123,326 and 72,925,920 shares, respectively of common stock issued and outstanding which includes all adjustments for fractional shares.

Fiscal Year 2018

During the year ended March 31, 2018, the Company issued 20,160,661 shares of common stock to holders of convertible notes to retire $601,749 in principal and $85,055 of accrued interest (at $0.016875 to $0.09 per share) under the convertible notes.

During the year ended March 31, 2018, the Company issued 1,885,715 shares of common stock to a private investor for an aggregate value of $177,500 (at $0.0975 per share).

During the year ended March 31, 2018, the Company issued 1,600,000 shares of common stock to Seth Shaw, the Company’s Chief Executive Officer, for an aggregate value of $150,000 ($0.09375 per share).

F-29

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

Fiscal Year 2018 (Continued)

During the year ended March 31, 2018, the Company issued 1,926,667 shares of common stock for services rendered and to be rendered which is reflected in stock-based compensation. Value represents contracts entered into with various consultants, with the grant date fair value amortized over the life of the contracts.

During the year ended March 31, 2018, the Company issued 1,133,334 shares of common stock as commitment fees to noteholders at an aggregate value of $86,600 ($0.075 per share).

During the year ended March 31, 2018, the Company issued 1,553,334 shares of common stock for debt and legal settlements at an aggregate value of $75,050 ($0.045 per share).

During the year ended March 31, 2018, the Company issued 868,000 shares of common stock to former officers and directors for amounts previously accrued at an aggregate value of $173,999 ($0.2025 per share).

Fiscal Year 2019

During the year ended March 31, 2019 the Company issued 3,130,000 shares of its restricted common stock to consultants under consulting agreements.

During the year ended March 31, 2019, the Company issued 5,946,516 shares of restricted common stock to noteholders for the conversion of debt and accrued interest having a value of $200,718 (at an average conversion price of $0.03375 per share).

During the year ended March 31, 2019, the Company issued 5,686,667 shares of common stock ($0.02 to $0.06 per share) for aggregate proceeds of $301,200.

During the year ended March 31, 2019, the Company issued 500,000 commitment shares for debt financing ($0.042 per share) valued at $21,000.

During the year ended March 31, 2019, the Company issued 95,667 shares for the settlement of debt $20,004.

On January 12, 2019, the Company and Open Therapeutics agreed to extinguish the $75,000 contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock. The shares were recorded at a value of $24,750 ($0.0495 per share) as a loss on settlement in the Company’s consolidated financial statements.

In connection with some of the consulting agreements and board advisory agreements the Company has entered into, as the following clauses are part of the compensation arrangements: (a) the consultant will be reimbursed for all reasonable out of pocket expenses and (b) the Company, in its sole discretion, may make additional cash payments and/or issue additional shares of common stock to the consultant based upon the consultant’s performance. The Company recognized $296,705 and $701,347 in stock-based compensation expense related to these agreements in the year ended March 31, 2019 and 2018.

F-30

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Warrants for Common Stock

The following table summarizes warrant activity for the years ended March 31, 2019 and 2018:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding at March 31, 2017	1,220,277	$1.50	3.16 Years	$-

Granted	213,334	0.2625	4.99 Years	-
Expired	-	-
Exercised	-	-
Canceled	-	$-		$-

Outstanding at March 31, 2018	1,433,611	$1.06	3.02 Years	$-

Granted	-	-		-
Expired	(223,335)	0.2843
Exercised	-	-
Canceled	-	-

Outstanding and exercisable March 31, 2019	1,210,276	$1.20	1.28 Years	$-

The warrants were valued utilizing the following assumptions employing the Black-Scholes Pricing Model below. The Company had no warrants issued during the year ended March 31, 2019.

Year Ended March 31, 2018
Volatility	108.6%
Risk-free rate	1.24%
Dividend	-
Expected life of warrants	5.00

On June 27, 2017, the Company entered into a one-year 5% convertible note in the amount of $80,000 with GS Capital Partners, LLC. As partial consideration for the purchase of the note the Company granted 213,334 five-year cashless warrants with an exercise price of $0.2625 per share. Based on the relative fair value of the warrants, the Company recorded a debt discount of $12,546 on the $80,000 note, which was amortized over a period of one-year. These warrants were cancelled as part of the convertible note agreement which the Company entered into with GS Capital Partners, LLC on March 14, 2019 in the amount of $300,000 (See Note 9 section h).

During the three months ended March 31, 2019, 10,001 three-year warrants expired which were awarded to investors in conjunction with security purchase agreements. These warrants had a strike price of $0.75.

Stock Options

On February 1, 2012, the Company awarded to each of two executives’, one current and one former, options to purchase 66,667 common shares, an aggregate of 133,334 shares. These options vested immediately and were for services performed.

F-31

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Stock Options (Continued)

The following table summarizes option activity for the years ended March 31, 2019 and 2018:

	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at March 31, 2017	133,334	$7.50	4.85 Years	$—

Granted	—	—
Expired	—	—
Exercised	—	—

Outstanding at March 31, 2018	133,334	$7.50	3.85 Years	$—

Granted	—	—
Expired	—	—
Exercised	—	—

Outstanding and exercisable at March 31, 2019	133,334	$7.50	2.85 Years	$—

NOTE 12 – PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended March 31, 2019 and 2018:

	2019	2018
Federal income taxes at statutory rate	21.00%	31.00%
State income taxes at statutory rate	0.00%	0.00%
Temporary differences	1.48%	373.84%
Permanent differences	0.24%	(236.65)%
Impact of Tax Reform Act	(167.44)%	(52.13)%
Change in valuation allowance	144.72%	116.06%
Totals	0.00%	0.00%

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

F-32

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 12 – PROVISION FOR INCOME TAXES (CONTINUED)

	As of	As of
	March 31, 2019	March 31, 2018
Deferred tax assets:
Net operating losses before non-deductible items	$3,685,807	$5,128,565
Loss on disposal of fixed assets	355	243
Stock-based compensation	209,591	217,418
Unrealized gains or losses on investments	(4,258)	61,979
Total deferred tax assets	3,891,495	5,408,205
Less: Valuation allowance	(3,891,495)	(5,408,205)

Net deferred tax assets	$-	$-

At March 31, 2019, the Company had a U.S. net operating loss carryforward in the approximate amount of $17.6 million available to offset future taxable income through 2038. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods. The valuation allowance decreased by $1,516,710 in the year ended March 31, 2019 and decreased by $138,795 in the year ended March 31, 2018. The decreases were the result of the tax effects of the Tax Cuts and Jobs Act (the “TCJA”) offset by taxable losses net of timing differences in each of the years.

On December 22, 2017, Public Law 115-97, informally referred to as the TCJA was enacted into law. The TCJA provides for significant changes to the U.S. Internal Revenue Code of 1986, as amended, that impact corporate taxation requirements. Effective January 1, 2018, the federal tax rate for corporations was reduced from 35% to 21% for US taxable income and requires one-time re-measurement of deferred taxes to reflect their value at a lower tax rate of 21%. The effective rate for the year ended March 31, 2018 was 31% as the rate was changed effective January 1, 2018 to the lower rate. Also, mandatory repatriation of untaxed foreign earnings and profits will be taxed at 15.5% to the extent the underlying assets are liquid and 8% on the remaining balance. There are other provisions to the TCJA, such as conversion of a worldwide system to a territorial system, limitations on interest expense and domestic production deductions, which will be effective in fiscal 2019. Given the significant complexity of the TCJA and anticipated additional implementation guidance from the Internal Revenue Service, further implications of the TCJA may be identified in future periods. The Company has adjusted their NOLs and valuation allowances to account for the changes brought about by the TCJA in each of the years ended March 31, 2019 and 2018, respectively.

NOTE 13 – INVESTMENTS

Trading securities

For investments in securities of other companies that are owned, the Company records them at fair value with unrealized gains and losses reflected in other operating income or loss. For investments in these securities that are sold by us, the Company recognizes the gains and losses attributable to these securities investments as realized gains or losses in other operating income or loss on a first in first out basis.

Investment in Trading Securities:

At March 31, 2018*
Company		Beginning of Period Cost	Purchases	Sales Proceeds	End of Period Cost	Fair Value	Realized Gain (Loss)	Unrealized Gain (Loss)
Green Innovations Ltd (GNIN)**	(a)	$250,000	$-	$(6,815)	-	-	$(243,185)	$-
VistaGen Therapeutics Inc (VTGN)	(b)	-	490,117	-	490,117	306,207	-	(183,910)
Blink Charging Co (BLNK)	(c)	-	190,350	-	190,350	123,750	-	(66,600)
Blink Charging Co (BLNKW) (Warrants)	(c)	-	900	-	900	31,545	-	30,645
Aytu BioScience Inc (AYTU)	(d)	-	82,270	-	82,270	119,947	-	37,677
Lightbridge Corp. (LTBR)	(e)	-	37,511	-	37,511	29,250	-	(8,261)
Totals		$250,000	$801,148	$(6,815)	$801,148	$610,699	$(243,185)	$(190,449)

*There were no trading securities during the quarter ended September 30, 2017

** During the quarter ended December 31, 2017, this security was reclassified from Available for Sale to Trading Security

F-33

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 13 – INVESTMENTS (CONTINUED)

Trading securities (Continued)

At March 31, 2019
Company		Beginning of Period Cost	Purchases	Sales Proceeds	End of Period Cost	Fair Value	Realized Gain (Loss)	Unrealized Gain (Loss)
Green Innovations Ltd (GNIN)*	(a)	$-	-	$-	$-	$-	$-	$-
VistaGen Therapeutics Inc (VTGN)	(b)	490,117	349,498	(517,485)	287,500	294,400	(34,630)	6,900
Blink Charging Co (BLNK)	(c)	190,350	151,666	(367,142)	-	-	25,126	-
Blink Charging Co (BLNKW) (Warrants)	(c)	900	162,215	(468,496)	-	-	305,381	-
Aytu BioScience Inc (AYTU)	(d)	82,270	100,030	(144,094)	-	-	(38,206)	-
Lightbridge Corp. (LTBR)	(e)	37,511	299,028	(276,159)	-	-	(60,380)	-
Pulmatrix Inc. (PULM)	(f)	-	204,802	(183,737)	-	-	(21,065)	-
Axovant Sciences Ltd. (AXON)	(g)	-	103,938	(98,433)	-	-	(5,505)	-
Basanite Inc. (BASA)	(h)	-	42,998	(10,821)	30,000	56,000	(2,177)	26,000
Achieve Life Sciences (ACHV)	(i)	-	177,356	(112,221)	-	-	(65,135)	-
Decision Diagnostics (DECN)	(j)	-	20,479	(16,893)	-	-	(3,586)	-
Totals		$801,148	$1,612,010	$(2,195,481)	$317,500	$350,400	$99,823	$32,900	***

*** Represents the Unrealized Gain (Loss) at March 31, 2019 for securities being held by the Company. For the year ended March 31, 2019, there was accumulative unrealized gain on trading securities of $223,349 on these investments.

(a)	During the year ended March 31, 2018, the Company’s investment in Green Innovations, Ltd. was sold for net proceeds of $6,815 and was previously carried as an investment included within Current Assets. The Company’s investment in Green Innovations, Ltd. had a cost of $250,000. A loss of $243,185 was recognized on the sale of this security in the year ended March 31, 2018. For the year ended March 31, 2019, there was a realized gain of $125.

(b)	On December 11, 2017 the Company invested $480,000 in the common stock of VistaGen Therapeutics, Inc. (VTGN). The Company purchased 320,000 common shares along with 320,000 five-year warrants with a strike price of $1.50. On March 26, 2018, the Company purchased an additional 10,000 common shares. The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in VTGN has a cost of $490,117, unrealized loss of $183,910 and a fair value of $306,207 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 59,380 shares of VTGN for $61,998 (average price per share of $1.04 per share) in the open market. The Company sold 389,380 shares of VTGN for $517,485 ($1.33 per share) for a realized loss of $34,630. The Company also purchased in a direct offering 230,000 restricted common shares directly from VTGN during the year ended March 31, 2019 for a cost of $287,500. As of March 31, 2019, these shares were not on deposit with the Company’s broker of record. As of March 31, 2019, the Company has an unrealized gain on these shares in the amount of $6,900, and for the year ended March 31, 2019 has recorded a total realized loss of $34,630 in VTGN.

(c)	The Company participated in an $18,500,250 underwritten public offering by BLINK, which closed on February 14, 2018. The Company invested $191,250 of its balance sheet cash and purchased 45,000 registered shares, as well as warrants exercisable immediately for a period of five (5) years from the date of issuance for up to 90,000 additional shares of common stock of BLINK. The Warrants carry an exercise price of $4.25 per share, and also trade on the NASDAQ under the ticker symbol: BLNKW. The Company’s investment in BLINK common stock and warrants had a cost of $191,250, unrealized loss of $35,955 and a fair value of $155,295 at March 31, 2018. During the three months ended June 30, 2018 the Company purchased 41,018 shares of BLINK at a cost of $151,666 (average price per share of $3.69). The Company sold its total holding of 86,018 shares of BLINK for $367,142 (average price per share of $4.26) realizing a gain of $25,126. During the three months ended June 30, 2018, the Company also purchased 208,800 warrants of BLNKW (average price per warrant of $0.77) and sold its entire position of 298,800 for $468,496 (average price per warrant of $1.60) realizing a gain of $305,381.

(d)	On March 2 and March 8, 2018, the Company purchased 188,300 common shares of AYTU Bioscience (ATYU). The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in ATYU had a cost of $82,270, unrealized gain of $37,677 and a fair value of $119,947 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 260,000 shares of AYTU for a $100,830 (average price per share $0.38). During the year ended March 31, 2019, the Company sold all 448,300 shares of AYTU for $144,094 ($0.32 per share). During the year ended March 31, 2019, the Company had a realized loss of $38,206 on this holding.

F-34

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 13 – INVESTMENTS (CONTINUED)

Trading securities (Continued)

(e)	On March 12, 2018, the Company purchased 25,000 common shares of Lightbridge Corp (LTBR). The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in LTBR had a cost of $37,511, unrealized loss of $8,261 and a fair value of $29,250 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 287,405 shares of LTBR for $295,625 (average of $1.03 per share). During the year ended March 31, 2019, the Company sold 312,405 shares of LTBR for $276,159 (average price per share of $0.884) realizing a loss of $60,380.

(f)	During the year ended March 31, 2019, the Company purchased 391,514 shares of Pulmatix Inc. (PULM) for $204,802 (average per share price of $0.52). During the year ended March 31, 2019, the Company sold all 391,514 shares for $183,747 ($0.47 per share). The Company had a realized loss of $21,065 on this holding.

(g)	During the year ended March 31, 2019, the Company purchased 40,000 shares of Axovant Sciences Ltd. (AXON) for $103,938 (average share price of $2.60). During the year ended March 31, 2019, the Company sold all 40,000 shares for $98,433 ($2.46 per share). The Company had a realized loss of $5,505 on this holding.

(h)	On July 5, 2018, the Company purchased 100,000 shares of Basanite Industries Inc. (BASA) (formerly Paymeon, Inc. (PAYM)) for $12,998 ($0.13 per share) in the open market. During July 2018 the Company sold the 100,000 shares for $10,821 ($0.11 per share) for a realized loss of $2,177. On July 9, 2018, the Company purchased 400,000 restricted common shares directly from the Company for $30,000 ($0.075 per share). During the year end March 31, 2019, the Company had an unrealized gain of $26,000. In conjunction with the investment, the Company agreed to a 12-month resale restriction. BASA is publicly traded on the OTC:Pink. As March 31, 2019, these shares were not on deposit held with the Company’s broker of record.

(i)	During the year ended March 31, 2019, the Company purchased 44,000 common shares of Achieve Life Sciences (ACHV) for $177,355 ($4.03 per share). During the year ended March 31, 2019, the Company sold all 44,000 shares for $112,221 ($2.55 per share) for a realized loss of $65,135.

(j)	During the year ended March 31, 2019, the Company purchased 450,000 common shares of Decision Diagnostics (DECN) for $20,480 ($0.046 per share). During the year ended March 31, 2019, the Company sold all of its shares for $16,893 ($0.038 per share) for a realized loss of $3,586.

At March 31, 2019, the Company held warrants for AYTU to purchase 5,555 common shares at a strike price of $10.80 with an expiration of March 6, 2023. The strike price and number of shares were adjusted for the August 10, 2018, 1 for 20 reverse stock-split. At March 31, 2019, these warrants were out of the money by $10.01 per share and are not publicly traded, the Company has not recognized the value of these warrants as they are not liquid.

At March 31, 2019, the Company currently holds warrants for VTGN to purchase 320,000 shares of common stock at a strike price of $1.50 per share with an expiration of December 13, 2022 and warrants for VTGN to purchase 230,000 shares of common stock at a strike price of $1.50 per share with an expiration of February 28, 2022. At March 31, 2019, these warrants were even money where the stock closing price was equal to the option strike price. Since these warrants are not publicly traded, the Company has not recognized the value of these warrants as they are not liquid.

Digital Currency

During the year ended March 31, 2018, the Company completed cumulative purchases in the Groestlcoin cryptocurrency in the aggregate amount of $35,000 for 27,919.133 units ($0.79 per unit). (Crypto Currency Code: GRS). The purchase of this currency cannot be executed directly using $USD. The Company must purchase Bitcoin (BTC) and then purchase the Groestlcoin cryptocurrency by using BTC. This two-step process triggers the potential recognition of realized gains or losses on the purchase of Groestlcoin. For the year ended March 31, 2018 the Company realized a loss of $2,859 on exchange from BTC reflected as other operation income. The investment in Groestlecoin has a cost of $31,481 net of fees, unrealized loss of $9,425 and a fair value of $22,056.

On April 2, 2018, the Company completed a purchase in the Groestlcoin cryptocurrency in the aggregate amount of $8,000 for 11,922.81 units ($0.6569 per unit).

On July 15, 2018, the Company sold all of its 39,862 units of Groestlcoin cryptocurrency converting it into 4.17 units of BTC having a value of $32,230. On August 20, 2018, the Company converted its BTC to gold bullion and silver coins at a value of $26,783.

F-35

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 13 – INVESTMENTS (CONTINUED)

Digital Currency (Continued)

On August 25, 2018, the Company sold all gold and silver commodities held for a sum of $24,046, recognizing a loss on the transaction of $2,737.

During the year ended March 31, 2019, had an unrealized loss on digital currency of $3,143 prior to the conversion to the gold and silver.

Equity investments

Honeywood

Effective August 1, 2017, the Company entered into a Debt Conversion Agreement in respect to a secured promissory note issued following the unwinding of the Honeywood acquisition (See NOTE 1), whereby the Company agreed to convert the entire principal and accrued but unpaid interest due under the note into a 5% membership interest in Honeywood.

The Company made an assessment for impairment of its investment in Honeywood at the entity level. During the relationship between the Company and Honeywood, Honeywood had a working capital deficiency and had a history of operating losses. In accordance with FASB ASC 320-10-35-28, “Investments—Debt and Equity Securities,” a Company may not record an impairment loss on the investment but shall continue to evaluate whether the investment is impaired (that is, shall estimate the fair value of the investment) in each subsequent reporting period until either of the following occurs: (a) the investment experiences a recovery of fair value up to (or beyond) its cost; or (b) the entity recognizes an other-than-temporary impairment loss. At the time of the Debt Conversion Agreement the receivable balance of $199,119 had been fully written off by the Company in a prior period. As a result of this Debt Conversion Agreement, the Company deemed the investment to still have no current value. The Company recorded this investment at $0. Thus, no recovery of bad debt and no impairment will be recognized in this year.

Cost investments

Küdzoo, Inc.

On September 4, 2018, the Company invested $15,000 in Küdzoo, Inc. (“Küdzoo”), a privately held company. Küdzoo is the developer of a mobile application that rewards students for their grades and achievements with deals and opportunities. The investment is recorded at cost and represents 0.2% of the value of Küdzoo based on a pre-money valuation of $7,500,000.

On March 21, 2019, the Company invested $22,500 in Küdzoo. This investment was recorded at cost and represents 0.22% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000. On April 8, 2019, the Company invested another $20,400, which was recorded at cost representing a 0.42% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000.

The Company tested the investment value for Küdzoo as of March 31, 2019 for impairment. It was noted that the value of the company has increased based on recent equity raises in which the Company took part in. As a result of the new equity raises, the Company does not believe there is any impairment of this investment as of March 31, 2019.

Serendipity

On October 31, 2018, the Company invested $35,000 in Serendipity Brands LLC (dba Serendipity Ice Cream Co.) (“Serendipity”), a privately held Company. Serendipity is an ice cream distribution company providing wholesale distribution to retail customers. The investment was recorded at cost and represents 0.24% of the value of Serendipity based on a pre-money valuation of approximately $14 million.

The Company tested the investment value for Serendipity as of March 31, 2019 for impairment. It was noted that the value of the company has maintained its value through reviews of their financial performance, therefore, the Company does not believe there is any impairment of this investment as of March 31, 2019.

F-36

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 14 – LITIGATION

On November 9, 2017, the Company entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”) in connection with the case entitled Tauriga Sciences, Inc. v. Cowan, Gunteski & Co., P.A., et al.) before the United States District Court of the District of New Jersey, Civil Action No. 3:16-cv-06285 (the “Action”) to resolve all claims between the parties in the Action for aggregate consideration to the Company of $2,050,000. Also, as part of the Settlement Agreement, the defendants agreed to release any and all claims against the Company. Upon receipt of the Settlement Payment, the Company dismissed the Action with prejudice. The settlement amount was funded in its entirety by professional liability insurance for the defendants. The Company and the defendants also exchanged general releases of all claims against the other as part of the Settlement Agreement, including any potential derivative actions, and to avoid any future public comments on the Action, unless required by law.

NOTE 15 – FAIR VALUE MEASUREMENTS

The following summarizes the Company’s financial assets and liabilities that are measured at fair value on a recurring basis at March 31, 2019 and 2018:

	March 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investment-trading securities	$350,400	$-	$-	$350,400
Cost method investment – Küdzoo	$-	$-	$37,500	$37,500
Cost method investment – Serendipity Brands	$-	$-	$35,000	$35,000

	March 31, 2018
	Level 1	Level 2	Level 3	Total
Assets
Investment-trading securities	$610,699	$-	$-	$610,699
Investment in digital currency	$22,056	$-	$-	$22,056

With the issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features, the Company has chosen the early adopt retroactively the amendments in Part I of the standard whereby fair value derivative liabilities previously recognized were derecognized in the current and comparative periods. Under the amendments included in this update, the Company is no longer required to record changes in fair value during the period of change as a separate component of other income/expense in the Consolidated Statements of Operations.

NOTE 16 – CONCENTRATIONS

During the year ended March 31, 2019, we have one supplier for 100% of our product who is also the manufacturer of Tauri-GumTM.

For the year ended March 31, 2019, one customer accounted for 97% of product sales from continuing operations.

NOTE 17 – SUBSEQUENT EVENTS

Common Stock

Subsequent to March 31, 2019, the Company issued additional shares of common stock as follows: (i) 1,200,000 shares under distribution agreements (noted below); (ii) 888,308 shares for conversion of debt; (iii) 250,000 shares issued to Vice President of Distribution and Marketing; (iv) 1,000,000 shares issued for services rendered; (v) 750,000 shares for debt commitment and (vi) 714,286 shares under stock purchase agreements in consideration for $45,000 (average of $0.063 per share) to accredited investors that are unrelated third parties.

F-37

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 17 – SUBSEQUENT EVENTS (CONTINUED)

Corporate

On June 10, 2019, the Company formed a wholly owned subsidiary, Tauriga Sciences Limited, with the registrar of Companies for Northern Ireland. Tauriga Sciences Limited is a private limited Company. The entity was established in conjunction with online merchant services. In conjunction to this new entity the Company entered into a two-year lease commencing on June 11, 2019 and expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain. Monthly rent payments will be approximately $201 per month (based on the contractual rate of €178 multiplied by the exchange rate of 1.13 on the day the lease agreement was entered into).

Tauri-GumTM

On April 9, 2019, the Company announced that it is developing a special miniaturized version of Tauri-GumTM for sale at airport retail stores. The Company envisions this Airport version consisting of a miniaturized blister pack (containing three pieces of its CBD Infused gum), with an anticipated retail price of $6.99 per unit.

The Company is also working on CBD Gum-Infused Lollipops and gummi products. During April 2019, the Company filed for trademark for TAURI-GUMMITM and TAURI-GUMMIESTM.

E&M Distribution Agreement

In connection with the E&M Distribution Agreement related to the sale and distribution of our Tauri-GumTM product line in the New York City Metropolitan area marketplace, the Company agreed to a one-time issuance of 1,000,000 restricted shares of the Company’s common stock, and to tender a one-time cash payment of $125,000 to E&M. This $125,000 cash component was paid in full to E&M on April 1, 2019, and the value of the restricted shares will be reflected in stock-based compensation based on the grant date of April 1, 2019 (See NOTE 1).

South Florida Region Distribution Agreement

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation, an established medical practice management firm, the purpose of which is to target our Tauri-Gum™ product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area. In connection with the IRM Distribution Agreement, the Company has also agreed to a one-time issuance of 450,000 shares of the Company’s restricted common stock and a cash stipend of $10,000 to IRM. As of the date of this report, $2,000 of the $10,000 cash stipend has been paid. The value of the shares will be reflected in stock-based compensation based on the grant date of April 8, 2019.

North Eastern United States Distribution Agreement

On April 30, 2019, the Company, entered into the SKL Agreement with Sai Krishna LLC, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions See NOTE 1). In connection with the SKL Agreement, the Company agreed to a one-time issuance of an aggregate of 1,000,000 restricted shares of the Company’s common stock. The restricted equity issuance to SKL was completed in accordance with the following schedule: (i) to Mr. Mahesh Lekkala, 500,000 restricted shares the Company’s common stock within ten (10) business days of April 30, 2019; and (ii) to SKL, 500,000, which were permitted to be immediately allocated by SKL to persons within its organization and, as such, (a) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of April 30, 2019, and an additional issuance of (b) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of August 1, 2019. Other than the payment terms for Tauri-GumTM product purchased and distributed under the terms of the SKL Agreement, there is no additional cash payment currently due or owing by the Company thereunder. The value of the shares will be reflected as stock-based compensation with a grant date of April 30, 2019. All but 250,000 shares are expensed on this date, with those 250,000 shares valued over the term of the one-year agreement.

F-38

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 17 – SUBSEQUENT EVENTS (CONTINUED)

Tauri-GumTM (Continued)

Vice President of Distribution & Marketing

On May 11, 2019, the Company entered into a consulting agreement pursuant to the terms of the SKL distribution agreement, whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This agreement has a one year term and may be extended based upon mutual agreement of Ms. Lekkala and the Company. Ms. Lekkala will focus her efforts on the expansion of Tauri-GumTM in terms of gross sales and revenue growth through the acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is not an executive officer of the Company and, therefore, is not deemed to be an affiliate of the Compny. Ms. Lekkala’s compensation includes 250,000 shares of the Company’s restricted common stock, which are fully earned and vested upon the execution of her consulting agreement. These shares were issued May 20, 2019, having a value of $18,275 based on the closing price of the Company’s stock on that day ($0.0731 per share). Additionally, Ms. Lekkala will receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line which the Company may pay in either stock or cash at the election of Ms. Lekkala.

Convertible Notes

GS Capital Partners, LLC May and June – 2019 Notes

On May 24, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of May 23, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on May 24, 2019. The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 56% instead of 66% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company. During the first six months that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 3,327,000 shares of its Common Stock for conversions under this Note equal to two and a half times the discounted value of the Note (the “Share Reserve”) within 5 days from the date of execution and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled.

F-39

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 17 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes (Continued)

On June 7, 2019, GS Capital Partners, LLC converted $40,000 of principal and $1,973 of accrued interest into 888,308 shares of common stock pursuant to the October 25, 2018 one-year $180,000 convertible note.

On June 21, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of June 21, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on June 21, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 56% instead of 66% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company. During the first six months that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 2,650,000 shares of its Common Stock for conversions under this Note equal to two and a half times the discounted value of the Note (the “Share Reserve”) within 5 days from the date of execution, and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled.

F-40

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(US$)

NOTE 17 – SUBSEQUENT EVENTS (CONTINUED)

Notes Payable

ASP September 2015 Note

On May 29, 2019, the Company and ASP consummated the retirement of that certain $180,000 face value non-convertible bridge loan agreement (“ASP Loan Agreement”), which had been entered into by the Company and ASP on September 23, 2015. As disclosed on the Company’s quarterly report on Form 10-Q (filed January 21, 2019), the ASP Loan Agreement matured in December 2015 and carried a liability (principal and accrued interest) on the Company’s books of $113,468. By way of background, under the terms of the ASP Loan Agreement, $90,000 (of the 180,000 principal loan) was to be wired by ASP directly to Eishin, a Japanese based consumer product firm, in exchange for an equity stake in Eishin by the Company; however, the remaining $90,000 was never documented or evidenced as being sent, and the Company never received any shares of common or other class of stock in Eishin, which formed the basis of the Company’s disputed balance with ASP.

In settlement of the aggregate sums claimed to be owed by ASP under the ASP Loan Agreement, the Company agreed to transfer and assign to ASP all right, title and interest it has or may have in securities of Eishin, and to do all things necessary to effect such transfer and assignment under Japanese law upon ASP’s written request, which shall be at ASP’s sole reasonable expense. As a result, the Company and ASP agreed and acknowledged that they shall have no debt, liability or any obligation between them and that the ASP Loan Agreement is immediately retired (except with respect to the assignment and transfer of the Eishin shares noted above). The $113,468 liability has been removed from the Company’s balance sheet, as will be reflected in the Company’s next quarterly report to be filed on Form 10-Q.

Investments

On April 8, 2019, the Company invested $20,400, in Küdzoo, Inc., a private Company in which the Company had previously invested $37,500. The $20,400 investment was recorded at cost representing a 0.2% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000.

Operating Lease

Effective April 1, 2019, the Company has adopted ASU No. 2016-02, Leases (Topic 842), and will account for its existing lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. In accordance with ASC 842 - Leases, effective April 1, 2019, the Company will record additional net lease right of use asset and a lease liability at present value of approximately $18,730 and $18,978, respectively. The Company is recording these at present value, in accordance with the standard, using a discount rate of 8% which is representative of the last borrowing rates for notes issued to a non-related party. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company will use the initial term of the two-year lease. If the Company does elect to exercise its option to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance on April 1, 2019. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard resulted in the recording of additional net lease assets and lease liabilities of approximately $18,730 and $1,978 as of April 1, 2019. Any difference between the additional lease assets and lease liabilities, net of the deferred tax impact, will be recorded as an adjustment to retained earnings. The standard is not expected to materially impact our consolidated net earnings and had no impact on cash flows.

On June 11, 2019 the Company entered into a two-year lease, expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain. Monthly rent payments will be approximately $201 per month (based on the contractual rate of €178 multiplied by the exchange rate of 1.13 on the day the lease agreement was entered into). In accordance with ASC 842 - Leases, effective April 1, 2019, the Company will record additional net lease right of use asset and a lease liability at present value of approximately $4,574, respectively as a result of this lease. The lease will be initially recorded using an exchange rate of 1.13. Any fluctuations in the currency rate will be recorded as gain or loss on currency translation.

F-41

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN US$)

	December 31, 2019	March 31, 2019
	(UNAUDITED)
ASSETS
Current assets:
Cash	$89,329	$385,943
Assets from discontinued operations	-	581
Accounts receivable, net allowance for doubtful accounts	92,838	-
Investment - trading securities	158,631	350,400
Investment - other	152,400	72,500
Inventory asset	117,722	10,872
Prepaid expenses and other current assets	37,585	127,520
Total current assets	648,505	947,816

Lease right of use asset	25,548	-
Property and equipment, net	11,084	13,010

Total assets	$685,137	$960,826

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable, net of discounts	$507,683	$213,875
Accounts payable	43,562	34,703
Accrued interest	29,823	30,780
Accrued expenses	46,229	-
Loan Payable to Officer	50,159	-
Liabilities from discontinued operations	-	5,522
Liability for common stock to be issued	78,520	172,500
Lease liability - current portion	13,591	-
Deferred revenue	-	-
Total current liabilities	769,567	457,380

Lease liability - net of current portion	12,520	-

Total liabilities	782,087	457,380

Stockholders’ equity (deficit):
Common stock, par value $0.00001; 400,000,000 shares authorized, 88,570,643 and 68,123,326 outstanding at December 31, 2019 and March 31, 2019, respectively	885	681
Additional paid-in capital	57,498,460	55,991,704
Accumulated deficit	(57,596,295)	(55,488,939)
Accumulated other comprehensive income	-	-
Total stockholders’ equity (deficit)	(96,950)	503,446

Total liabilities and stockholders’ equity (deficit)	$685,137	$960,826

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-42

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN US$)

(UNAIDITED)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues	$87,781	$-	$201,881	$-
Cost of goods sold	75,263	-	166,162	-

Gross profit	12,518	-	35,719	-

Operating expenses
Marketing and advertising	16,320	-	150,997	-
Research and development	-	1,150	3,852	1,150
General and administrative	491,788	200,722	1,412,551	719,035
Depreciation and amortization expense	232	214	696	732
Total operating expenses	508,340	202,086	1,568,096	720,917

Loss from operations	(495,822)	(202,086)	(1,532,377)	(720,917)

Other income (expense)
Interest expense	(243,399)	(18,396)	(539,955)	(44,462)
Unrealized gain (loss) on trading securities	(87,468)	(49,596)	(161,769)	171,789
Loss on conversion of debt	-	(27,975)	-	(27,975)
Loss on asset disposal	(1,230)	(907)	(1,230)	(907)
Gain on the extinguishment of debt	-	-	113,466	-
Gain on disposal of discontinued operations	-	-	4,941	-
Loss on sale of commodities	-	-	-	(2,737)
Unrealized loss on digital currency	-	-	-	(3,142)
Gain (loss) on sale of trading securities	-	(79,020)	10,000	151,605
Foreign exchange	-	-	(29)	-
Total other income (expense)	(332,097)	(175,894)	(574,576)	244,171

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND LOSS FROM DISCONTINUED OPERATIONS	(827,919)	(377,980)	(2,106,953)	(476,746)

LOSS FROM DISCONTINUED OPERATIONS	-	-	-	-

Net loss	(827,919)	(377,980)	(2,106,953)	(476,746)

Net loss attributable to non-controlling interest	-	-	-	-
Net loss attributable to controlling interest	(827,919)	(377,980)	(2,106,953)	(476,746)

Net loss attributable to common shareholders	$(827,919)	$(377,980)	$(2,106,953)	$(476,746)
Loss per share - basic and diluted - Continuing operations	$(0.015)	$(0.007)	$(0.038)	$(0.009)
Loss per share - basic and diluted - Discontinuing operations	$-	$-	$-	$-
Weighted average number of shares outstanding - basic	56,149,252	56,149,252	55,767,119	54,734,621

Loss per share - fully diluted	$(0.015)	$(0.007)	$(0.038)	$(0.009)
Weighted average number of shares outstanding - fully diluted	56,149,252	56,149,252	55,767,119	54,734,621

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-43

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND THE YEAR ENDED MARCH 31, 2019

(UNAUDITED)

					Accumulated
			Additional		other	Non-	Total
	Number of		paid-in	Accumulated	comprehensive	Controlling	stockholders’
	shares	Amount	capital	deficit	income (loss)	Interest	deficit

Balance at March 31, 2018	52,264,476	523	54,680,382	(54,391,500)	8,042	(2,196)	295,251
Shares issued for note conversion at $0.002888 per share	1,985,754	20	57,319	-	-	-	57,339
Stock-based compensation vesting	-	-	43,221	-	-	-	43,221
Stock issued for services at $0.345 to $0.42	130,000	1	(1)	-	-	-	-
Reclassification of other comprehensive income to additional paid in capital	-	-	8,042	-	(8,042)	-	-
Net loss for the three months ended June 30, 2018	-	-	-	166,788	-	-	166,788

Balance at June 30, 2018	54,380,230	544	54,788,963	(54,224,712)	-	(2,196)	562,599

Stock-based compensation vesting	-	-	132,055	-	-	-	132,055
Net loss for the three months ended September 30, 2018	-	-	-	(265,552)	-	-	(265,552)

Balance at September 30, 2018	54,380,230	544	54,921,018	(54,490,264)	-	(2,196)	429,102

Shares issued for note conversion at $0.0245 per share	1,000,000	10	24,490	-	-	-	24,500
Stock-based compensation vesting	-	-	11,769	-	-	-	11,769
Stock issued for services at $0.0269	1,750,000	18	(18)	-	-	-	-
Net loss for the three months ended December 31, 2018	-	-	-	(377,982)	-	-	(377,982)

Balance at December 31, 2018	57,130,230	572	54,957,259	(54,868,246)	-	(2,196)	87,389

Issuance of shares via private placement at $0.02 to $0.06 per share	5,686,667	56	301,144	-	-	-	301,200
Issuances of commitment shares - debt financing at $0.042 per share	500,000	5	20,995	-	-	-	21,000
Shares issued for note conversion at $0.0357 to $0.0452 per share	2,960,762	30	118,849	-	-	-	118,879
Stock-based compensation vesting	-	-	109,660	-	-	-	109,660
Stock issued for services at $0.0495	1,250,000	12	(12)	-	-	-	-
Shares issued for settlement of contingent liability at $0.0405	500,000	5	74,995	-	-	-	75,000
Shares issued for settlement of debt at $0.2091	95,667	1	20,003	-	-	-	20,004
Recognition of beneficial conversion feature of convertible notes	-	-	388,811	-	-	-	388,811
Non-controlling interest	-	-	-	-	-	2,196	2,196
Net loss for the year ended March 31, 2019	-	-	-	(620,693)	-	-	(620,693)

Balance at March 31, 2019	68,123,326	$681	$55,991,704	$(55,488,939)	$-	$-	$503,446

Issuance of shares via private placement at $0.06 to $0.07 per share	714,286	7	44,993	-	-	-	45,000
Issuances of commitment shares - debt financing at $0.19 per share	750,000	8	142,492	-	-	-	142,500
Shares issued for note conversion at $0.04725 per share	888,308	9	41,964	-	-	-	41,973
Stock-based compensation vesting	-	-	375,718	-	-	-	375,718
Stock issued for services at $0.07 to $0.16	2,450,000	26	(26)	-	-	-	-
Shares issued for settlement of debt	-	-	-	-	-	-	-
Recognition of benficial conversion feature of convertible notes	-	-	68,663	-	-	-	68,663
Cumulative affect of adoption of Lease standard ASC 842	-	-	-	(403)	-	-	(403)
Net loss for the three months ended June 30, 2019	-	-	-	(649,324)	-	-	(649,324)

Balance at June 30, 2019	72,925,920	$731	$56,665,508	$(56,138,666)	$-	$-	$527,573

Issuance of shares via private placement at $0.06 to $0.07 per share	-	-	-	-	-	-	-
Issuances of commitment shares - debt financing at $0.19 per share	250,000	2	10,498	-	-	-	10,500
Shares issued for note conversion at $0.04725 per share	5,523,714	55	127,612	-	-	-	127,667
Stock-based compensation vesting	250,000	2	36,809	-	-	-	36,811
Stock issued for services at $0.07 to $0.16	-	-		-	-	-	-
Shares issued for settlement of debt	-	-	-	-	-	-	-
Recognition of benficial conversion feature of convertible notes	-	-	154,739	-	-	-	154,739
Cumulative affect of adoption of Lease standard ASC 842	-	-	-	-	-	-	-
Net loss for the three months ended September 30, 2019	-	-	-	(629,710)	-	-	(629,710)

Balance at September 30, 2019	78,949,634	$790	$56,995,166	$(56,768,376)	$-	$-	$227,580

Issuance of shares via private placement at $0.02 per share	500,000	5	9,995	-	-	-	10,000
Issuances of commitment shares - debt financing at $0.039 per share	250,000	2	9,748	-	-	-	9,750
Shares issued for note conversion at $0.01736 to $0.02163 per share	5,021,009	50	84,211	-	-	-	84,261
Stock-based compensation vesting	3,850,000	38	138,256	-	-	-	138,294
Stock issued for services at $0.07 to $0.16	-	-		-	-	-	-
Shares issued for settlement of debt	-	-	-	-	-	-	-
Recognition of benficial conversion feature of convertible notes	-	-	261,084	-	-	-	261,084
Cumulative affect of adoption of Lease standard ASC 842	-	-	-	-	-	-	-
Net loss for the three months ended December 31, 2019	-	-	-	(827,919)	-	-	(827,919)

Balance at December 31, 2019	88,570,643	$885	$57,498,460	$(57,596,295)	$-	$-	$(96,950)

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-44

TAURIGA SCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN US$)

(UNAUDITED)

	For the Nine Months Ended
	December 31,
	2019	2018

Cash flows from operating activities
Net loss	$(2,106,953)	$(476,746)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of original issue discount	42,715	5,904
Bad debt expense	2,000	-
Loss on sale of commodities	-	2,737
Non-cash lease operating lease expense	160	-
Unrealized loss on digital currency	-	3,142
Depreciation and amortization	696	732
Loss on disposal of fixed assets	1,230	907
Non-cash interest	20,250	-
Loss (gain) on extinguishment of debt	(113,468)	27,975
Amortization of debt discount	440,578	-
Common stock issued and issuable for services (including stock-based compensation)	550,824	187,045
Gain on disposal of discontinued operation	(4,941)	-
Legal fees deducted from proceeds of notes payable	16,500	2,500
Loss on sale of trading securities	(10,000)	(151,605)
Unrealized gain (loss) on trading securities	161,769	(171,789)
(Increase) decrease in assets
Prepaid expenses	89,935	(2,400)
Inventory	(106,850)	-
Proceeds of trading securities, net	40,000	477,631
Accounts receivable	(94,838)	-
Increase (decrease) in liabilities
Accounts payable	8,859	42,686
Deferred revenue	-	-
Accrued expenses	46,230	1,050
Accrued interest	36,411	(5,292)
Cash used in operating activities	(978,893)	(55,523)

Cash flows from investing activities
Investment in VTGN warrants	(37,500)	-
Proceeds (purchase) of digital currency, net	-	16,177
Loan from Officer	50,159
Investment - other	(42,400)	(50,000)
Purchase of property and equipment	-	(12,390)
Cash used in investing activities	(29,741)	(46,213)

Cash flows from financing activities
Repayment of principal on notes payable to individuals and companies	-	(141,000)
Proceeds from the sale of common stock (including to be issued)	103,520	-
Proceeds from convertible notes	608,500	240,750
Cash provided by financing activities	712,020	99,750
Net decrease in cash	(296,614)	(1,986)

Cash, beginning of period	385,943	12,291
Cash, end of period	$89,329	$10,305

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$-	$43,819
Taxes Paid	$-	$-

NON CASH ITEMS
Recognition of lease liability and right of use asset at inception	$12,066	$-
Recognition of lease liability and right of use asset lease modification	$23,177	$-
Conversion of notes payable and accrued interest for common stock	$253,900	$81,839
Original issue discount on notes payable and debentures	$10,000	$-
Recognition of debt discount	$484,486	$-
Reclassification of other comprehensive income to additional paid in capital	$-	$8,042

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-45

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS

The unaudited condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain certain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the March 31, 2019 Form 10-K filed with the SEC, including the audited consolidated financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts is in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Nature of Business

Tauriga Sciences, Inc. (the “Company”) is a Florida corporation, with its principal place of business being located at 555 Madison Avenue, fifth floor, New York, NY 10022. The Company has, over time, moved into a diversified life sciences technology company, with its mission to operate a revenue generating business, while continuing to evaluate potential acquisition candidates operating in the life sciences technology space.

Tauriga Pharma Corp.

On January 4, 2018, the Company announced the formation of a wholly-owned subsidiary in Delaware. This subsidiary, incorporated in Delaware, was initially named Tauriga IP Acquisition Corp., which changed its name to Tauriga Biz Dev Corp. on March 25, 2018, and most recently (January 2020) changed its name to Tauriga Pharma Corp. (as described below).

Effective January 2020, the Company amended the certificate of incorporation of Tauriga Business Development Corp. in relevant part to effectuate a name change of this subsidiary to Tauriga Pharma Corp. The principal reason for the name change is to concentrate this subsidiary’s focus on the development of a pharmaceutical product line that is synergistic with the Company’s primary CBD product line. Currently, the plan is to initially create a pharmaceutical line of products to address nausea symptoms related to chemotherapy treatment in patients, which we will submit for clinical trials and to regulatory agencies for approval.

Tauriga Sciences Limited

On June 10, 2019, the Company formed a wholly owned subsidiary, Tauriga Sciences Limited, with the registrar of Companies for Northern Ireland. Tauriga Sciences Limited is a private limited Company. The entity was established in conjunction with online merchant services. In conjunction to this new entity the Company entered into a two-year lease commencing on June 11, 2019 and expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain.

F-46

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

COMPANY PRODUCTS

TAURI-GUMTM

In October 2018, the Company’s management, along with its board of directors, began to explore the possibility of launching a cannabidiol (“CBD”) infused gum product line into the commercial marketplace. After several weeks of diligence, discussions with various parties and exploratory meetings, the Company made the determination to move forward with this business opportunity.

To begin this process, during the quarter ended December 31, 2018, the Company began discussions with a Maryland based chewing gum manufacturer - Per Os Biosciences LLC (“Per Os Bio”), which consummated in a manufacturing agreement in late December 2018 to launch and bring to market a white label line of CBD infused chewing gum under the brand name Tauri-GumTM. We have filed for trademark protection with the United States Patent and Trademark Office for our CBD infused chewing product line for TAURI-GUMMITM and TAURI-GUMMIESTM. In October 2019, we also filed trademark applications for the above-referenced marks in each of the European Union and Canada.

Under the terms of the agreement, Per Os Bio produces Tauri-GumTM based on the following criteria:

A.	By composition, the CBD Gum will contain 10 mg of CBD Isolate;
B.	The initial production run will be mint flavor;
C.	This proprietary CBD Gum will be manufactured under U.S. Patent # 9,744,128 (“Method for manufacturing medicated chewing gum without cooling”);
D.	Each Production Batch, including the initial production run, is estimated to yield 70,000 gum tablets or 8,700 Units (each Unit contains 8 gum tablets);
E.	Integrated Quality Control Procedures: Each production batch will be tested by a 3rd Party for CBD label content, THC content (0%), and clear for microbiology;
F.	The packaging, for retail marketplace, will consist of 8 count (gum tablet count) blister card labeled (the “Pack(s)”) with Lot # as well as Expiration Date.;
G.	Outer sleeve in the Company’s artwork and graphic design(s) and label copy; and
H.	Shipping System: Bulk packed 266 Packs per master case (“Palletized”).

Under terms of the agreement with Per Os Bio:

A.	Each product order will consist of 8,700 Packs (unless otherwise agreed upon by both parties);
B.	½ of initial production invoice due within 3 days of execution of Manufacturing Agreement;
C.	Provide graphic design artwork, logo, and label design to Per Os Bio;
D.	Trademark has been successfully filed with U.S.P.T.O.;
E.	To implement Kosher Certification Process;
F.	Procure appropriate Product & Liability insurance policy; and
G.	Acquire legal opinion with respect to the confirmation of the legality to sell this CBD Gum on the Federal Statute Level.

The Company’s gum formulation includes distinctive features: allergen free, gluten free, vegan, kosher (K-Star certification), and incorporates a proprietary manufacturing process. See our “Risk Factors” contained in the Annual Report, including with respect, but not limited, to Federal laws and regulations that govern CBD and cannabis.

The Company’s E-commerce website is www.taurigum.com.

F-47

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

COMPANY PRODUCTS (CONTINUED)

During the fiscal year 2020, the Company added two additional flavors. Blood Orange and Pomegranate.

TAURI-GUMMIES™

On November 25, 2019, the Company announced that it has finalized the formulation for its Vegan 25 mg CBD (Isolate) Infused Gummies product to be branded Tauri-Gummies™ for which a trademark was filed with the U.S. Patent and Trademark Office, as well as in Switzerland and the European Union. This product contains no gelatin in the formulation, as the Company has utilized plant-based alternatives in completion of this product. There will be 4 flavors offered – cherry, orange, lemon and lime.

Each gummy package contains 24 gummies in a jar, 6 of each flavor, containing 25mg of CBD isolate per individual gummy, or 600 mg of CBD isolate per jar. These Gum Drops have been manufactured in the “Nostalgic” 1950s confectionary style and are both plant-based (Vegan Formulated) and Kosher Certified. The Company has commenced sales of Tauri-Gummies™ during January 2020.

CANNABIGEROL “CBG” ISOLATE INFUSED VERSION OF TAURI-GUM™

On December 30, 2019, the Company announced it has commenced development of a Cannabigerol (“CBG”) Isolate Infused version of its Tauri-Gum™ brand. The Company expects that each tablet of chewing gum will contain 10mg of CBG isolate. The flavor (all natural) selected for this CBG product will be Starfruit/Peach. This product will also be Kosher Certified (Star K, Vegan and 100% made in the USA). The Company has secured distinct GS1 barcodes for both: The Starfruit/Peach CBG infused Tauri-Gum™ blister pack and retail display box.

DISTRIBUTION OF THE COMPANY’S PRODUCTS

E&M Distribution Agreement

On April 1, 2019, the Company entered into a distribution agreement with E&M Ice Cream Company (“E&M”) to establish Tauri-GumTM in the marketplace (the “E&M Distribution Agreement”). The Company has supported the Tauri-GumTM commercial launch with substantial levels of both financial resources and marketing support. The Company had both received payment for and delivered the product for its previously announced $54,000 Tauri-GumTM purchase order during March 2019, and re-orders in the first quarter of fiscal 2020. The Company has agreed to issue a one-time issuance of 1,000,000 restricted shares of the Company’s common stock, and to tender a one-time cash payment of $125,000 to E&M. This $125,000 cash component was paid in full to E&M on April 1, 2019, and the value of the shares is reflected in stock-based compensation based on the grant date of April 1, 2019. These shares were issued on December 26, 2019.

Under the terms of the E&M Distribution Agreement, the Company issued restricted shares of common stock to E&M for their support services.

South Florida Region Distribution Agreement

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation (“IRM”), an established medical practice management firm (the “IRM Distribution Agreement”). The purpose of the IRM Distribution Agreement is to target our Tauri-GumTM product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area.

Under terms of this IRM Distribution Agreement, the Company will work closely with IRM to promote Tauri-Gum™. In connection with this IRM Distribution Agreement, the Company has also agreed to a one-time issuance of 450,000 shares of the Company’s restricted common stock and a cash stipend of $10,000 to IRM. As of the date of this report, $6,000 of the $10,000 cash stipend has been paid. The value of the shares was reflected as stock-based compensation based on the grant date of April 8, 2019.

F-48

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

DISTRIBUTION OF THE COMPANY’S PRODUCTS (CONTINUED)

North Eastern United States Distribution Agreement

On April 30, 2019, the Company, entered into a non-exclusive comprehensive distribution agreement with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions.

In connection with the SKL Agreement, the Company has agreed to issue a one-time issuance of an aggregate of 1,000,000 restricted common shares the Company’s stock, which are subject to the customary resale and transfer restrictions imposed under the rules and regulations of the Securities and Exchange Commission. The restricted equity issuance to SKL was issued in accordance with the following schedule: (i) to Mr. Mahesh Lekkala, 500,000 restricted shares the Company’s common stock within ten (10) business days of April 30, 2019; and (ii) to SKL, 500,000, which were permitted to be immediately allocated by SKL to persons within its organization and, as such, (a) 250,000 of such shares shall be issued to SKL within ten (10) business days of April 30, 2019, and the additional issuance of (b) 250,000 of such shares shall be issued to SKL within ten (10) business days of August 1, 2019, which shares were issued on August 1, 2019. Other than the payment terms for Tauri-GumTM product purchased and distributed under the terms of the Agreement, there is no additional cash payment currently due or owing by the Company thereunder. The value of the shares is reflected as stock-based compensation with a grant date of April 30, 2019. All but 250,000 shares are expensed on this date, with those 250,000 shares valued over the term of the one-year agreement.

On May 11, 2019, the Company entered into a consulting agreement pursuant to the terms of the SKL agreement, whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This agreement has a one-year term and may be extended based upon mutual agreement of Ms. Lekkala and the Company. Ms. Lekkala will focus her efforts on the expansion of Tauri-GumTM in terms of gross sales and revenue growth through the acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is not an executive officer of the Company and, therefore, is not deemed to be an affiliate of the Company. Ms. Lekkala’s compensation includes restricted shares of the Company’s common stock, which are fully earned and vested upon the execution of her consulting agreement. Additionally, Ms. Lekkala is entitled to receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line, which the Company may pay in either stock or cash at the election of Ms. Lekkala.

Windmill Health Distribution Agreement

On June 28, 2019, the Company entered into a distribution agreement with Windmill Health Products, LLC (“Windmill Health”), a New Jersey based distributor, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line. The Company did not contribute any capital or issue any equity to Windmill Health in connection with the Windmill Health distribution agreement.

These arrangements are more fully described in our periodic and current reports that we have filed with the Securities and Exchange Commission, included these agreements as exhibits thereto, and which are also discussed in our consolidated financial statements to our Annual Report for the year ended March 31, 2019, as well as our Quarterly Reports filed in the applicable periods thereafter.

In connection with the issuances of any restricted securities by the Company regarding the above-described distribution agreements or other agreements described in this periodic report, please see Item 2, Unregistered Sales of Equity Securities for additional information.

REGULATORY MATTERS

Food and Drug Administration

On May 31, 2019, the U. S. Food and Drug Administration (“FDA”) held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing came approximately five months after the Agricultural Improvement Act of 2018 (more commonly known as the Farm Bill), went into effect and removed industrial hemp from the Schedule I prohibition under the Controlled Substances Act (CSA) (industrial hemp means cannabis plants and derivatives that contain no more than 0.3 percent tetrahydrocannabinol, or THC, on a dry weight basis).

F-49

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

REGULATORY MATTERS (CONTINUED)

Food and Drug Administration (Continued)

Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. In addition to holding the hearing, the agency had requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed, which comment period was concluded on July 16, 2019. As of the date hereof, the FDA has taken the position that it is unlawful to put into interstate commerce food products containing hemp derived CBD, or to market CBD as, or in, a dietary supplement. Furthermore, since the closure of the FDA hearings on this issue, some state and local agencies have issued a ban on the sale of any food or beverages containing CBD. H.R. 5587, a newly introduced legislative effort at the federal level, seeks to consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, which would likely resolve ambiguity and provide clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, and is in its infancy, requiring further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all.

Furthermore, with respect to Company’s developing CBG product line, the FDA has provided no guidance as to how cannabinoids other than CBD (sch as CBG) shall be regulated under the FD&C Act, and it is unclear at this time how such potential regulation could affect the results of the operations or prospects of the Company or this product line.

See our Risk Factors for more information about these items, as well as certain related disclosures included our Results of Operations under the heading “Going Concern”.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding, success in developing and marketing its products and the level of competition and potential regulatory enforcement actions. These risks and others are described in greater detail in the Risk Factors set forth in this periodic report and our annual reports that we have filed and will also file in the future.

OTHER BUSINESS ITEMS

2019 Increase in Authorized Shares

On July 26, 2019, the Company held a meeting of its board of directors. The matters voted on and approved at the meeting included an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, $0.00001 par value per share from 100,000,000 to 400,000,000 shares (the “Authorized Shares Increase”). The increase in the authorized shares was approved by the shareholders of record at a special meeting of shareholders on September 10, 2019, and the Company promptly filed its Amended Articles of Incorporation with the division of corporations of the State of Florida to effectuate the increase in authorized shares, which was formally accepted by the Florida Division of Corporations on September 12, 2019.

F-50

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

OTHER BUSINESS ITEMS (CONTINUED)

Approval to Operate Global Seller Account by Alibaba Group

On January 6, 2020, the Company announced that is has been approved by Chinese multinational conglomerate, Alibaba Group (“Alibaba”), to operate a Global Seller Account. In addition, the Company has been designated as a Gold Supplier (Gold Tier Level Supplier). This Alibaba approval opens up the global marketplace to the Company, its products, its product lines, as well as future business opportunities. The Company is working diligently towards establishing a partnership with a China based fulfillment and distribution network.

Certified as Affiliate Vendor by The National Association of College Stores

On January 7, 2020, the Company announced that is has been certified by the National Association of College Stores (“NACS”) as an affiliate vendor. As a vendor of NACS, the Company has joined the most comprehensive group of campus retailers working to provide the best services and selections to college students across the United States.

HISTORICAL BUSINESS ITEMS

See Note 1 of our Consolidated Financial Statements in our Annual Report for the year ended March 31, 2019 for additional information on the below-referenced historical business items.

Cupuaçu Butter Lip Balm

On December 23, 2016, the Company entered into a non-exclusive, 12-month license agreement (the “License Agreement”) with Cleveland, Ohio based cosmetics products company Ice + Jam LLC (“Ice + Jam”) to market Ice + Jam’s proprietary cupuaçu butter lip balm, sold under the trademark HerMan® which launched during the quarter ended December 31, 2017. During February of 2018, the Company’s strategy with respect to the HerMan® product was negatively impacted by a series of product defects relating to the twisting mechanism of the lip balm tube. As a result of this and the concomitant halting of selling efforts, the Company had no sales of the HerMan® product during the year ended March 31, 2019. The Company has removed the product from the website and the remaining inventory was written-off as it was determined that the units were not usable. The Company has discontinued this operation as of March 31, 2019.

Honeywood

Following the termination of a proposed 2014 merger between the Company and California-based Honeywood LLC (“Honeywood”), a developer of a topical medicinal cannabis product, on August 1, 2017, the Company entered into a Debt Conversion Agreement, whereby the Company agreed to convert an $170,000 note receivable due from Honeywood, including accrued interest into a 5% membership interest in Honeywood. At the time of the Honeywood Conversion Agreement, the receivable balance under the Note of $199,119 had been fully written off by the Company in a prior period. As a result of the Honeywood Conversion Agreement, the Company deemed the investment to have no current value.

F-51

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

HISTORICAL BUSINESS ITEMS (CONTINUED)

Pilus Energy

On January 28, 2014, the Company acquired Pilus Energy, LLC (“Pilus”), an Ohio limited liability company and a developer of alternative cleantech energy platforms using proprietary microbial solutions that create electricity while consuming polluting molecules from wastewater. On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus back to Open Therapeutics for consideration of the termination of 80% of the unexercised portion of the warrants to purchase the Company’s common stock. Open Therapeutics agreed to pay to the Company 20% of the net profit generated Pilus Energy from its previous year’s earnings, if any. On January 12, 2019, the Company and Open Therapeutics agreed to extinguish a contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock.

Blink Charging Company

On March 29, 2018 the Company’s then named subsidiary - Tauriga Biz Dev Corp. - entered into an independent sales representative agreement with Blink Charging Company (NASDAQ: BLNK) (“BLINK”). Under this agreement we became a non-exclusive independent sales representative to solicit orders from potential customers for EV (“Electric Vehicle”) Stations placement. This sales agreement is a three-tier compensation model based on whether we contract the new customer to purchase equipment outright from BLINK or enter into one of two revenue-sharing agreements. If our subsidiary effectuates a sale of BLINK equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where our subsidiary secures a revenue sharing agreement with a customer where BLINK remains the owner, then our subsidiary will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

On June 29, 2018, the Company purchased four BLINK Level – 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The rest of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner will pay for the cost of providing power to these unit as well as installation costs. As of December 31, 2019, we have not installed any of these machines in any locations, and no revenue has been generated through the Blink contract. Management has not made any decision regarding placement of these units at this time. The Company has not decided to abandon this business line, and therefore, we have not reclassified these assets as held for sale.

Going Concern

During the fourth quarter of the year ended March 31, 2019, the Company began sales and marketing efforts for its Mint flavored Tauri-GumTM product. During the three months ended March 31, 2019, the Company recognized sales of $57,134 and a gross profit of $20,006, which has continued into the nine months ended December 31, 2019 where the Company recognized revenue of $201,881 and a gross profit of $35,719. During the nine months ended December 31, 2019, the Company has entered into multiple distribution agreements and has engaged an independent contractor to act as Vice President of Distribution and Marketing. At December 31, 2019, the Company had a working capital deficit of $121,062, resultant largely from convertible notes payable and a liability to issue common stock. Although the Company expects that the deficit will be remedied by repayment in cash or the conversion of notes into common stock shares as well as the issuance of shares for which the Company is obligated, it still believes that there is uncertainty with respect to continuing as a going concern.

F-52

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 1 – BASIS OF OPERATIONS (CONTINUED)

Going Concern (Continued)

On July 1, 2019, months after the NYC Department of Heath announced a ban on cannabidiol in foods and beverages (mainly focused on restaurants and baked goods), the updated New York City Health Code now includes an embargoing of CBD-infused Edible(s) Products (including packaged products). The Company is hopeful that the FDA as well as the New York City Council will implement regulations surrounding the CBD industry in a logical and prompt manner. The FDA’s uncertainty surrounding CBD was the initial cause of the New York City ban, and we believe further clarification from the FDA supporting its safety and regulating its labeling will also offer a clearer pathway to the New York City CBD market. The Company believes it is well positioned under the circumstances and has taken a conservative approach towards its products, including, for example, ensuring that its product manufacturer periodically tests for compliance with the Agricultural Improvement Act of 2018, such as utilizing CBD oils from hemp plants which contain 0% THC content. The Company remains confident that this embargo on CBD Edible(s) products will be lifted and/or clarified in the future. In the interim, as a result of this embargo, the Company has taken the necessary steps to ensure that their marketing efforts are focused on areas outside of New York City, while maintaining its physical presence in New York City.

The Company, in the short term, intends to continue funding its operations either through cash-on-hand or through financing alternatives. Management’s plans with respect to this include raising capital through equity markets to fund future operations as well as the possible sale of its remaining marketable securities which had a market value of $158,631at December 31, 2019. In the event the Company cannot raise additional capital to fund and/or expand operations or fails to raise adequate capital and generate adequate sales revenue, or if the regulatory landscape were to become more difficult or result in regulatory enforcement, it could result in the Company having to curtail or cease operations.

Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues in the short term, there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations to achieve profitability thereby eliminating its reliance on alternative sources of funding. Although management believes that the Company is in a stronger position than it has been in in several years, there is still no guarantee that profitable operations with sufficient cashflow to sustain operations can or will be achieved without the need of alternative financing, which is limited. These matters still raise significant doubt about the Company’s ability to continue as a going concern as determined by management. The Company believes that there is uncertainty with respect to continuing as a going concern until the operating business can achieve more than nominal sales and profitable operations and sustain cash flow to operate the Company for a period of twelve months. In the event the Company does need to raise additional capital to fund operations or engage in a transaction, failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Even if the Company does raise sufficient capital to support its operating expenses, acquire new license agreements or ownership interests in life science companies and generate adequate revenues, or the agreements entered into recently are successful, there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern as determined by management. However, the accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In an effort to support the Company’s future capital needs, on January 21, 2020, the Company entered into a $5,000,000 equity line financing agreement with Tangiers Global, LLC (“Tangiers”), as well as a registration right agreement related thereto. The financing is over a maximum of 36 months. Pursuant to the Registration Rights Agreement, a maximum of 76,000,000 shares of our common stock, par value $.00001 per share that we may sell to Tangiers from time to time will be registered by us on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for this financing. We are required to use our best efforts to file the Registration Statement within ninety (90) days of the date the Investment Agreement. (See Note 14).

F-53

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Consolidated Financial Statements

The condensed consolidated financial statements include the accounts and activities of Tauriga Sciences, Inc., its wholly-owned Canadian subsidiary, its wholly-owned subsidiary Tauriga Pharma Corp. (f/k/a Tauriga Biz Dev Corp – or “Tauriga BDC”, and referenced herein as Tauriga BDC for contextual purposes only in describing the Blink contractual arrangement) and Tauriga Sciences Limited. All intercompany transactions have been eliminated in consolidation. As of December 31, 2019, there is no activity in any of the Company’s subsidiaries other than Tauriga Pharma Corp. holding the electric car chargers and the leasehold interest in Tauriga Sciences Limited.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective October 1, 2017 as the Company commenced sales of HerMan® using the full retrospective method. The new standard did not have a material impact on its financial position and results of operations, as it did not change the manner or timing of recognizing revenue.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

On March 29, 2018 the Company, through Tauriga BDC, entered into an independent sales representative agreement with Blink to be a non-exclusive independent sales representative. Under the agreement with Blink, the Company may solicit orders from potential customers for EV charging station placement. Tauriga BDC will be compensated upon contracting for so long as the Company’s acquired prospect remains under contract. This sales agreement is a three-tier model based on whether Tauriga BDC contracts the new customer to purchase equipment outright from Blink or enter into one of two revenue-sharing agreements. In the case Tauriga BDC effectuates a sale of Blink equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where Tauriga BDC secures a revenue sharing agreement with a customer where Blink remains the owner, Tauriga BDC will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

On June 29, 2018, the Company purchased four Blink Level 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The remainder of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner will pay for the cost of providing power to these unit as well as installation costs.

As of December 31, 2019, the Tauriga BDC has not installed any of these machines in any locations, and no revenue has been generated through the Blink contract.

F-54

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company recognizes revenue upon the satisfaction of the performance obligation. The Company considers the performance obligation met upon shipment of the product or delivery of the product. For ecommerce orders, the Company’s products are shipped by a fulfillment company and payment is made in advance of shipment either through credit card or PayPal. The Company also delivers the product to its customers that they market to in the metropolitan New York Tri-State area that are not covered under any existing distribution agreements. The Company generally collects payment within 30 to 60 days of completion of its performance obligation, and the Company has no agency relationships. The Company recognized revenue from operations in the amount of $181,111 during the nine months ended December 31, 2019 compared to no revenue for the same period in the prior year. All revenue is from the sale of the Company’s Tauri-GumTM product line and there were accounts receivable of $92,838 outstanding for these sales, as of December 31, 2019.

The Company recognized no revenue from discontinued operations during the nine months ended December 31, 2019 which was related to the sales of the HERMAN® lip balm product.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts, which includes sales returns, sales allowances and bad debts. The allowance adjusts the carrying value of trade receivables for the estimate of accounts that will ultimately not be collected. An allowance for doubtful accounts is generally established as trade receivables age beyond their due dates, whether as bad debts or as sales returns and allowances. As past due balances age, higher valuation allowances are established, thereby lowering the net carrying value of receivables. The amount of valuation allowance established for each past-due period reflects the Company’s historical collections experience, including that related to sales returns and allowances, as well as current economic conditions and trends. The Company also qualitatively establishes valuation allowances for specific problem accounts and bankruptcies, and other accounts that the Company deems relevant for specifically identified allowances. The amounts ultimately collected on past-due trade receivables are subject to numerous factors including general economic conditions, the financial condition of individual customers and the terms of reorganization for accounts exiting bankruptcy. Changes in these conditions impact the Company’s collection experience and may result in the recognition of higher or lower valuation allowances. At December 31, 2019, the Company has established an allowance for doubtful accounts in the amount of $2,000.

Sales Refunds

The Company’s refund policy allows customers to return product for any reason except where the customer does not like the taste of the product. The customer has 30 days from the date of purchase to initiate the process. Returns are limited to one return or exchange per customer. Only purchases up to $100 qualify for a refund. Approved return/refund requests are typically processed within 1-2 business days. For product purchases made through a Tauri-GumTM distributor or retailer, the customer is required to work with original purchase location for any return or exchange. The Company has not established a reserve for returns as of December 31, 2019 however will monitor the refunds to estimate whether a reserve will be required.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with an original maturity of three months or less. At December 31, 2019, the Company’s cash on deposit with financial institutions did not exceed the total FDIC insurance limit of $250,000. At December 31, 2019 and March 31, 2019, the Company had a cash balance of $89,329 and $385,943, respectively. The Company’s does not expect, in the near term, for its cash balance to exceed the total FDIC insurance limit of $250,000 for other than very short periods of time where the Company would use such cash in excess of insurance in the very short-term in operating activities. To reduce its risk associated with the failure of such financial institution, the Company holds its cash deposits in more than one financial institution and evaluates at least annually the rating of the financial institution in which it holds its deposits. The Company had no cash equivalents as of December 31, 2019 and March 31, 2019.

F-55

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment in Trading Securities

Investment in trading securities consist of investments in shares of common stock of companies traded on public markets as well as publicly traded warrants of these companies should there be a market for them. These securities are carried on the Company’s balance sheet at fair value based on the closing price of the shares owned on the last trading day before the balance sheet date of this report. Fluctuations in the underlying bid price of the stocks result in unrealized gains or losses. The Company recognizes these fluctuations in value as other income or loss.

For investments sold, the Company recognizes the gains and losses attributable to these investments as realized gains or losses in other income or loss.

Investment – Cost Method

Investment in other companies that are not currently trading, are valued based on the cost method as the Company holds less than 20% ownership in these companies and has no influence over operational and financial decisions of the companies. The Company will evaluate, at least annually, whether impairment of these investments is necessary under ASC 320. As of December 31, 2019, the Company has not impaired any of their cost method investments.

Inventory

Inventory consists of finished goods in salable condition stated at the lower of cost or market determined by the first-in, first-out method. The inventory consists of packaged and labeled salable inventory. Shipping of product to finished good inventory fulfillment center is also included in the total inventory cost. Shipping of product upon sale for online sales is paid by the customer upon ordering for orders of single packs of Tauri-GumTM. For multiple pack or wholesale product orders shipping cost is paid by the Company. As of December 31, 2019, the Company’s inventory on hand had a value of $117,722. The Company also has paid deposits in the amount of $49,500 to the manufacturer, Per Os Bio, towards orders not received as of December 31, 2019. Amounts paid to Per Os Bio for Tauri-GumTM are classified as deposits (other current asset) on the Company’s condensed consolidated balance sheet until the goods are available for sale. The Company has not established any inventory reserve on the Tauri-GumTM as of December 31, 2019.

Property and Equipment

Property and equipment are stated at cost and is depreciated using the straight-line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Intangible Assets

Intangible assets consisted of licensing fees and a patent prior to being impaired which were stated at cost. Licenses were amortized over the life of the agreement and patents were amortized over the remaining life of the patent at the date of acquisition.

Net Loss Per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260 “Earnings per Share” (“EPS”), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods; however, potential common shares are excluded for period in which the Company incurs losses, as their effect is anti-dilutive. For the three and nine months ended December 31, 2019, basic and fully diluted earnings per share were the same as the Company had losses in this period.

F-56

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation-Stock Compensation,” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted on the grant date as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and an offset to additional paid-in capital in stockholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value on the grant date of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services over the term of the related services.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. The reclassifications had no effect on the net loss or cash flows of the Company.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company will perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company would recognize an impairment loss only if it’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Research and Development

The Company expenses research and development costs as incurred. There were no research and development costs for the three months ended December 31, 2019 and $3,852 for the nine months ended December 31, 2019 compared to no expense during the same periods in the prior year. The Company is continually evaluating products and technologies in the natural wellness space, including its Tauri-GumTM product including new flavor formulations and other CBD delivery products, as well as development of a Cannabigerol (“CBG”) Isolate Infused version of its Tauri-Gum™ brand in addition to any intellectual property or other related technologies. As the Company investigates and develops relationships in these areas, resultant expenses for trademark filings, license agreements, website and product development and design materials will be expensed as research and development. Some costs will be accumulated for subsidiaries prior to formation of any new entities.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

F-57

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 – quoted prices in active markets include cash.

These condensed consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, investments, short-term notes payable, accounts payable and accrued expenses.

Share settled debt

The general measurement guidance in ASC 480 requires obligations that can be settled in shares with a fixed monetary value at settlement to be carried at fair value unless other accounting guidance specifies another measurement attribute. The Company has determined that ASC 835-30 is the appropriate accounting guidance for the share-settled debt, which is what was done by setting up the debt discount which is to be amortized to interest expense over the term of the instrument. Amortization of discounts are to be amortized using the effective interest method over the term of the note.

ASC 480-10-25-14 requires liability accounting for (1) any financial instrument that embodies and unconditional obligation to transfer a variable number of shares or (2) a financial instrument other than an outstanding share that embodies a conditional obligation to transfer a variable number of shares, provided that the monetary value of the obligation is based solely or predominantly on any of the following: 1. A fixed monetary amount known at inception (e.g. stock settled debt); 2. Variations in something other than the fair value of the issuer’s equity shares (e.g. a preferred share that will be settled in a variable number of common shares with tits monetary value tied to a commodity price); and 3. Variations in the fair value of the issuer’s equity shares, but the monetary value to the counterparty moves inversely to the value of the issuer’s shares (e.g. net share settled written put options, net share settled forward purchase contracts).

Notwithstanding the fact that the above instruments can be settled in shares, FASB concluded that equity classification is not appropriate because instruments with those characteristics do not expose the counterparty to risks and rewards similar to those of an owner and, therefore do not create a shareholder relationship. The issuer is instead using its shares as the currency to settle its obligation.

The Company has multiple notes that contain discount provisions whereby the holder can exercise conversion rights at a discount to the market price for a 15-day trailing period based on the market volume average weighted price. ASC 470-20 defines this as a beneficial conversion feature which that shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value, not to exceed the face value of the note, to additional paid in capital. This segmented value, is to be amortized using the effective interest method over the term of the note.

F-58

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized, or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

ASC 740 “Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company does not meet the more-likely-than-not threshold as of December31, 2019.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” which addresses accounting for issuance of all share-based payments on the same accounting model. Previously, accounting for share-based payments to employees was covered by ASC Topic 718 while accounting for such payments to non-employees was covered by ASC Subtopic 505-50. As it considered recently issued updates to ASC 718, the FASB, as part of its simplification initiatives, decided to replace ASC Subtopic 505-50 with Topic 718 as the guidance for non-employee share based awards. Under this new guidance, both sets of awards, for employees and non-employees, will essentially follow the same model, with small variations related to determining the term assumption when valuing a non-employee award as well as a different expense attribution model for non-employee awards as opposed to employee awards. The ASU is effective for public business entities beginning in 2019 calendar years and one year later for non-public business entities. The Company has determined that there is not a material impact on their condensed consolidated financial position and results of operations as a result of this standard.

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases.

The new guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. Early adoption is permitted. The Company has adopted this standard as of April 1, 2019 (See Note 6).

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s condensed consolidated financial position or operating results.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through the date of issuance.

F-59

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 3– INVENTORY

Inventory from continuing operations

Inventory value by product as of:

	December 31, 2019	March 31, 2019
	(unaudited)
Tauri-GumTM	$117,722	$10,872

Total Inventory	$117,722	$10,872

At December 31, 2019, deposits to Per Os Bio in the amount of $49,500 for the manufacturing costs of Tauri-GumTM have been classified as a deposit (prepaid expenses other current assets) on the Company’s condensed consolidated balance sheet, as the goods are not yet available for sale.

At March 31, 2019, the Company had deposits to Per Os Bio in the amount of $105,000 for the manufacturing costs of Tauri-GumTM for goods not yet available for sale.

NOTE 4– DISCONTINUED OPERATIONS

On March 31, 2019, the Company decided to discontinue operations relative to its HERMAN© Lip balm product line. After much effort the Company was unable to resolve manufacturing issues as it related to it its lip balm tube mechanism. The Company did not believe that these issues will be resolvable without a substantial investment of time and money. Therefore, the Company exchanged its 50% ownership in Ice+Jam, LLC for the balance of the non-controlling interest as of March 31, 2019. On April 1, 2019, the Company recognized a gain on the disposal of discontinued operations in the amount of $4,941.

The Company had no revenue or expenses from discontinued operations during the nine months ended December 31, 2019.

TAURIGA SCIENCES, INC. AND SUBSIDIARY

BALANCE SHEETS FROM DISCONTINUED OPERATIONS

	December 31, 2019	March 31, 2019
	(unaudited)
Assets from discontinued operations	$-	$581

Liabilities from discontinued operations	$-	$5,522

NOTE 5– PROPERTY AND EQUIPMENT

The Company’s property and equipment is as follows:

	December 31, 2019	March 31, 2019	Estimated Life
	(unaudited)
Computers, office furniture and other equipment	$69,808	$69,808	3-5 years

Less: accumulated depreciation	(58,724)	(56,798)

Net	$11,084	13,010

F-60

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 5– PROPERTY AND EQUIPMENT (CONTINUED)

On June 29, 2018, the Company purchased four Blink Level 2 – 40” pedestal chargers for permanent placement in one or more retail locations whereby the Company will share revenue from these electric car vehicle charging units with such location owner. No depreciation expense has been recorded for the charging units as of December 31, 2019 due to the fact that they have not been placed in service.

Depreciation expense for the three and nine months ended December 31, 2019 were $232 and $695 compared to $214 and $732 for the same period in the prior year. During the nine months ended December 31, 2019, the Company disposed of computer equipment valued at $2,782 recognizing a loss on disposal of $1,230.

During the year ended March 31, 2019 the Company disposed of computer equipment valued at $1,632 recognizing a loss on disposal of $907.

NOTE 6 – OPERATING LEASE

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for the new lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. In accordance with ASC 842 - Leases, effective April 1, 2019, the Company recorded a net lease right of use asset and a lease liability at present value of approximately $7,492 and $7,895, respectively. The Company recorded these amounts at present value, in accordance with the standard, using a discount rate of 8% which is representative of the last borrowing rates for notes issued to non-related parties. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial term of the two-year lease. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for remeasurement. This lease will be treated as an operating lease under the new standard.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance on April 1, 2019. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard resulted in the recording of additional net lease assets and lease liabilities of approximately $7,492 and $7,895 as of April 1, 2019, respectively. The difference between the additional lease assets and lease liabilities, net of the deferred tax impact, will be recorded as an adjustment to retained earnings. The standard is not expected to materially impact our consolidated net earnings and had no impact on cash flows.

Corporate office – New York

On December 1, 2017, the Company relocated its corporate headquarters from Danbury, Connecticut to New York, New York. The Company has entered into a two-year lease at $1,010 per month for the term of the lease. The lease right of use asset for this lease at adoption was $7,492 and will be amortized on a straight-line basis over the remaining term of the lease. For the nine months ended December 31, 2019 the Company recorded a lease expense of $6,322. On September 1, 2019, the Company entered into a two-year lease extension with the modified lease expiring November 30, 2021. The lease modification required the Company to remeasure the lease asset and lease liability based on the original lease. The Company recorded a net lease right of use asset and a lease liability at present value of approximately $26,093 for each. The Company recorded these amounts at present value, in accordance with the standard, using a discount rate of 8.98% which was representative of the weighted average borrowing rates for all notes issued to non-related parties based on the respective principal balances at the time of the lease extension. As of December 31, 2019, the value of the unamortized lease right of use asset is $22,205. As of December 31, 2019, the Company’s lease liability was $22,688.

F-61

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 6 – OPERATING LEASE (CONTINUED)

Barcelona office

On June 11, 2019 the Company entered into a two-year lease, expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain. Monthly rent payments will be approximately $201 per month (based on the contractual rate of €178 multiplied by the exchange rate of 1.13 on the day the lease agreement was entered into). In accordance with ASC 842 - Leases, effective June 11, 2019, the Company will record additional net lease right of use asset and a lease liability at present value of approximately $4,574, respectively as a result of this lease. The lease will be initially recorded using an exchange rate of 1.13. Any fluctuations in the currency rate will be recorded as gain or loss on currency translation.

As of December 31, 2019, the value of the unamortized lease right of use asset is $3,343. As of December 31, 2019, the Company’s lease liability was $3,423.

The lease right of use asset, at inception, of $27,050 is amortized on a straight-line basis over the term of the lease. The present value of the New York corporate office lease had an initial present value of $22,476 at December 1, 2017. The Barcelona office lease value had an initial present value of $4,574. The present value of the modified New York Corporate office lease, at September 1, 2019 was $26,092. For the nine months ended December 31, 2019 the Company recorded a lease expense of $9,775. As of December 31, 2019, the value of the unamortized lease right of use asset is $25,548. As of December 31, 2019, the Company’s lease liability was $26,111.

Maturity of Operating Lease Liability for fiscal year ended March 31,
2020	$3,287
2021	$13,891
2022	$8,933

Total lease payments	$26,111

The following chart shows the Company’s operating lease cost for the three and nine months ended December 31, 2019 and 2018:

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018
Amortization of right of lease asset	$3,453	$-	$9,775	$-
Lease interest cost	714	-	1,142	-
Total Lease cost	$4,168	$-	$10,918	$-

The following chart shows the Company’s operating lease liability at December 31, 2019.

Discounted Operating Lease liability at inception - December 1, 2017	$27,050
Lease modification - September 1, 2019	26,093
Lease modification adjustment- September 1, 2019	(200)
Financing cost	11,142
Less of lease payments made	(27,544)
Cumulative effect of adoption of ASC 842	(430)
Operating lease liability at December 31, 2019	26,111
Less Lease Liability current portion	(13,591)
Lease Liability - net current portion at December 31, 2019	$12,520

F-62

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE

Notes payable and convertible notes consisted of the following as of:

		December 31, 2019	March 31, 2019

Alternative Strategy Partners PTE Ltd.	(a)	-	90,000
GS Capital Partners LLC - Oct 2018	(b)	-	180,000
GS Capital Partners LLC - Mar 2019	(c)	300,000	300,000
GS Capital Partners LLC - May 2019	(d)	-	-
GS Capital Partners LLC - Jun 2019	(e)	60,000	-
Jefferson Street Capital LLC - Jul 2019	(f)	55,000	-
Adar Alef, LLC - Aug 2019	(g)	55,000	-
Odyssey Funding, LLC - Sep 2019	(h)	100,000	-
BHP Capital NY Inc.	(i)	55,000	-
Tangier’s Global, LLC	(j)	137,500	-
Odyssey Funding, LLC	(k)	100,000	-
Jefferson Street Capital LLC	(l)	55,000	-

Total notes payable and convertible notes		$917,500	$570,000
Less - note discounts		(409,817)	(356,125)
Less - current portion of these notes		(507,683)	(213,875)
Total notes payable and convertible notes, net discounts		$-	$-

(a)	Three-month $180,000 non-convertible debenture dated September 23, 2015 bearing an interest rate of 11.50% per annum (the “ASP Loan”). The note matured in December 2015. The Company received cash of $90,000 ($75,000 wired directly to the Company and $15,000 wired directly from Alternative Strategy Partners PTE Ltd. (“ASP”) to compensate a consultant. The balance of this note ($90,000) was to be wired directly to a Japanese based consumer product firm Eishin, Inc. (“Eishin”), but the holder never provided any documentation evidencing that $90,000 was paid to Eishin. The Company had been in dispute with the noteholder about the amount owed, and the Company had not recorded this liability as of December 31, 2018 or March 31, 2018. On May 29, 2019, the Company and ASP consummated the retirement of the ASP Loan. The Company did not pay cash or issue any securities in connection with the termination of the ASP Loan, and instead the Company agreed to transfer and assign to ASP all right, title and interest it has or may have in securities of Eishin. Since the Eishen rights were not valued on the Company’s balance sheet, the $113,468 liability (at the time of settlement) has been removed from the Company’s balance sheet, as is reflected in the Company’s financial statement as a gain on extinguishment of debt in the amount of $113,467 during the nine months ended December 31, 2019.

F-63

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(b)	On October 25, 2018, the Company entered into a one year $180,000 convertible note bearing 8% interest with GS Capital Partners, LLC (“GS Capital”). The note has an original issue discount of $11,750. A portion of the proceeds will be used to retire the two remaining convertible notes on the books of the Company as of December 31, 2018 with GS Capital. The face value of this note plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 15 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “chill” is in effect. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the $108,111 which will be amortized over the life of the note. This amortization will be reflected as interest cost ratably over the term of the note. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. During the first six months this note is in effect, the Company may redeem by paying to GS Capital an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. During the nine months ended December 31, 2019, GS Capital fully converted $180,000 of principal and $11,248 of accrued interest into 7,410,229 shares of common stock.

(c)	On March 14, 2019, the Company entered into a 12-month $300,000 principal face value 8.0% convertible debenture with GS Capital, with a maturity date of March 13, 2020. The GS Capital Note carried a $20,000 original issue discount (OID) and, as such, the initial net proceeds to the Company was $280,000. In connection with this agreement, the Company was obligated to issue 750,000 commitment shares having a value of $142,500 ($0.19 per share) which is reflected as interest expense in the Company’s condensed consolidated statement of operations during the year ended March 31, 2019. These shares were issued on June 20, 2019. The Holder is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 68% of the lowest daily VWAP of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange for the fifteen (15) prior trading days. Due to the discount to market conversion, a beneficial conversion feature was recorded on this note as a discount to the note in the amount of the full-face value of the note which will be amortized over the life of the note. This amortization will be reflected as interest cost ratably over the term of the note. At December 31, 2019, this note had accrued interest of $19,200. Also, in conjunction with this note, the 213,334 five-year cashless warrants, associated with the June 27, 2017, $80,000 5% one-year note were fully cancelled. On February 10, 2020, GS Capital elected to partially convert the $75,000 of principal of this note plus $5,458 of accrued interest for 2,628,548 common shares ($0.0307 per share). After the conversion, the remaining balance of this note is $225,000.

F-64

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(d)	On May 24, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of May 23, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on May 24, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 3,327,000 shares of its Common Stock for conversions under this Note equal to two and a half times the discounted value of the Note (the “Share Reserve”) and was required to maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. At December 31, 2019, GS Capital fully converted $60,000 of principal and $2,670 of accrued interest, and 4,327,198 shares then in reserve were cancelled and placed back into the Company’s treasury.

F-65

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(e)	On June 21, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of June 21, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on June 21, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this decrease. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 56% instead of 66% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day if the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 2,650,000 shares of its Common Stock for conversions under this Note equal to two and a half times the discounted value of the Note (the “Share Reserve”), and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. As of December 31, 2019, this note had accrued interest of $2,538.

F-66

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(f)	On July 22, 2019, the Company and Jefferson Street Capital, LLC (“Jefferson Street”) consummated entry into a Securities Purchase Agreement where the Company has borrowed $55,000 ($50,000 with original issuance discount reflected) at 10% annual interest under a term of nine-months in the form of a convertible note. The note is convertible into restricted stock of the Company. In connection with this agreement, the Company issued 250,000 commitment shares having a value of $10,500 ($0.042 per share, the closing price of our common stock on the day preceding the note) which was reflected as interest expense in the Company’s condensed consolidated statement of operations during the three months ended December 31, 2019. The restricted stock was valued at the closing price on July 22, 2019. Legal fees of $2,000 were deducted from cash proceeds of the note payable to investor’s counsel, and a $5,000 original issue discount recognized. The Company received cash proceeds of $48,000 at closing. Under the Jefferson Street note, the Company reserved 15,000,000 shares of its common stock, The noteholder may, at any time, at its option, convert all or any amount of the principal face amount of the note then outstanding into shares of the Company’s common stock at a conversion price for each share of Common Stock equal to 65% of the lowest volume weighted average price for the Company’s common stock during the previous fifteen trading day period as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, including the day upon which a notice of conversion is received by the Company. Upon an event of default (as defined and described in the note), among other default penalties, the Company shall pay the Default Amount (as defined in the agreement) as well as incur annual interest at a default interest rate of 24% per annum. In consideration of Jefferson Street loaning the Company the proceeds under this note, the Chief Executive Officer had personally guaranteed the repayment of the outstanding principal amount, accrued and unpaid interest until such time that the Company had satisfied its share reserve requirement under the note. As of December 31, 2019, this note had accrued interest of $2,441. On January 23, Jefferson converted $27,500 of principal and accrued interest in the amount of $1,375 into 1,339,031 shares of restricted stock of the Company ($0.0219 per share). The Company repaid the remaining balance of $27,500 of the Jefferson Street Note including accrued interest and prepayment premium of $10,904. As a result, the Jefferson Street Note is now fully repaid and retired and no further obligations or remuneration is due and owing thereunder.

F-67

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(g)	On August 12, 2019, the Company received $47,500 net proceeds for the second of two notes (the “Back-End Note”) under a December 20, 2018 security purchase agreement with Adar Alef, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $110,000. Both notes were for $55,000 and had funded with net proceeds of $47,500, after the deduction of $5,000 for OID and $2,500 in legal fees. The first note was previously funded on December 24, 2018 and was fully converted on March 18, 2019. The Back-End Note was initially paid for by an offsetting promissory note issued by Adar Alef, LLC to the Company (the “Note Receivable”). The terms of the Back-End Note required cash funding prior to any conversion thereunder. The Note Receivable was due December 20, 2019, unless certain conditions were not met, in which case both the Back-End Note and the Note Receivable may both have been cancelled. The Back-End Note has a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable. The face value amount plus accrued interest under the Back-End Note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 60% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 50% instead of 60% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. (This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. This Back-End Note may not be repaid. The note holder may redeem this note at any time after the first six months. As of December 31, 2019, this note had accrued interest of $2,125. Effective December 20, 2019, it was mutually agreed to extend the maturity date of this note to September 20, 2020. On February 12, 2020, $15,000 of note principal was converted into 554,324 common shares ($0.02706 per share).

F-68

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(h)	On September 13, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Funding, LLC (“Investor”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of September 13, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). The Investor is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 64% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the Investor within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this decrease. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 54% instead of 64% while that “Chill” is in effect. In no event shall the Investor be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Investor and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor. During the first 180 calendar days that the Odyssey Note is in effect, the Company may redeem the Odyssey Note by paying to the Investor an amount as follows: (i) if the redemption is within the first 60 days of the issuance date, then for an amount equal to 125% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 61st day, but by the 120th day of the issuance date, then for an amount equal to 135% of the unpaid principal amount of this Note along with any accrued interest, and (iii) if the redemption is after the 120th day, but less than the 180th day of the issuance date, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Odyssey Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Odyssey Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the Investor the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the Odyssey Note shall increase by 50%; or (iv) if the Odyssey Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. In connection with the Odyssey Note, the Company issued irrevocable transfer agent instructions reserving 22,727,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Note. The Investor shall have the right to periodically request that the number of reserved shares be increased so that the number of reserved shares at least equals four hundred percent of the number of shares of Company common stock issuable upon conversion of the Note so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. Upon full conversion or repayment of this Odyssey Note, any shares remaining in the Share Reserve shall be cancelled. As of December 31, 2019, this note had accrued interest of $2,389.

F-69

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(i)	On October 17, 2019, the Company entered into a Convertible Promissory Note (“BHP Note”), bearing an interest rate of 10% per annum, pursuant to a Securities Purchase Agreement with BHP Capital NY, Inc. dated October 7, 2019. The BHP Note has a maturity date of July 3, 2020 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company on October 8, 2019). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the BHP Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Holder shall be entitled to deduct $500.00 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion. The Borrower is required at all times to have authorized and reserved three times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation is not exceeded) in effect, initially 7,000,000 shares. Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt. If delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $2,000 per day in cash. The Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest) paying the holder the amounts as follows: : (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The BHP Note may not be redeemed after 180 days. Upon an event of default, among other default provisions set forth in the BHP Note, (i) interest shall accrue at a default interest rate of 24% per annum, (ii) Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, (iii) Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act, (iv) bankruptcy, (v) cessation of operations, (vi) liquidation, (vii) restatement of any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, and (viii) breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default. In the event of default due to restatement, failure to comply with the Exchange act, delisting from exchange or cross default the borrower must pay 150% times the sum the then outstanding principal amount of this Note plus (x) accrued and unpaid interest. During the period where any monies are owed to the Holder pursuant to this Note, if the Borrower engages in any future financing transactions with a third party investor, the Borrower will provide the Holder with written notice thereof promptly but in no event less than 10 days prior to closing any financing transactions. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of the securities of the Borrower issued to the Holder pursuant to the terms of the Purchase Agreement, the Holder will notify the Borrower in writing. Promptly after receipt of such written notice from the Holder, the Borrower agrees to amend and restate the Securities (which may include the conversion terms of this Note), to be identical to the instruments evidencing the subsequent investment. On October 16, 2019, the Company issued 250,000 commitment shares to noteholder, BHP Capital NY, Inc. pursuant to the BHP Note. The shares had a value of $9,750 ($0.039 per share) which was recorded as interest expense on the Company’s condensed consolidated balance sheet. As of December 31, 2019, this note had accrued interest in the amount of $1,130. Upon full conversion or repayment of this BHP note, any shares remaining in the Share Reserve shall be cancelled.

F-70

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(j)	On November 7, 2019, the Company effectuated a nine-month convertible promissory note with Tangier’s Global, LLC (the “Tangier’s Note”). The Company received funds in the amount of $125,000 after reduction of the Original Issue Discount of $12,500. The $137,500 face value note matures on August 5, 2020 and bears and interest rate of 10%. The Note holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Tangier’s Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 66% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 34% to 44%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the Conversion Price discount will be increased by 5%, i.e., from 34% to 39%. In the case of both, the Conversion Price discount shall be a cumulative increase of 15%, i.e., from 34% to 49%. Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% increase, i.e., from 34% to 44%, in the Conversion Price discount in addition to any and all other Conversion Price discounts, as provided above. Any conversion shall be effectuated by the Company delivering the shares of common stock to the Investor within 2 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. During the first 180 calendar days that the Tangier’s Note is in effect, the Company may redeem the note by paying to the note holder Investor an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Tangier’s Note after the 180th day from entering into it without written approval by the noteholder. If the Company fails to deliver shares in accordance with the timeframe stated, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares. Holder may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. Upon an event of default, among other default provisions set forth in the Tangier’s Note (i) interest shall accrue at a default interest rate of lesser of 20% per annum or the maximum rate permitted under applicable law; (ii) after the occurrence of an Event of Default that results in the eventual acceleration of this Note, an additional 10% increase to the Conversion Price discount will go into effect; (iii) a default in the timely issuance of underlying shares in excess of any conversion not delivered prior to 20 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered. The Company shall be considered in default and subject to a mandatory default amount commencing 5 days after the occurrence the following but not limited to: (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares upon, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (v) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) if the Company is subject to any Bankruptcy Event; (vii) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (viii) failure of the Company to remain in good standing under the laws of its state of domicile; (ix) failure by the Company to maintain the Required Reserve in accordance with the term; (x) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xi) any delisting from a Principal Market for any reason; (xii) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xiii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xiv) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website. In connection with the Tangier’s Note, the Company issued irrevocable transfer agent instructions reserving 35,000,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Note.

F-71

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 7 – NOTES PAYABLE (CONTINUED)

(j)	The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable. If the amount of shares on reserve in Holder’s name at the Company’s transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. Upon full conversion or repayment of this Tangiers note, any shares remaining in the Share Reserve shall be cancelled.

(k)	On December 18, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Capital, LLC (“Odyssey”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of December 18, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). The Investor is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 64% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to Odyssey within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 54% instead of 64% while that “Chill” is in effect. In no event shall the Investor be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by Odyssey and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by Odyssey). During the first 180 calendar days that the Odyssey Note is in effect, the Company may redeem the Odyssey Note by paying to Odyssey an amount as follows: (i) if the redemption is within the first 60 days of the issuance date, then for an amount equal to 125% of the unpaid principal amount of this Odyssey Note along with any interest that has accrued during that period, (ii) if the redemption is after the 61st day, but by the 120th day of the issuance date, then for an amount equal to 135% of the unpaid principal amount of this Odyssey Note along with any accrued interest, and (iii) if the redemption is after the 120th day, but less than the 180th day of the issuance date, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Odyssey Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Odyssey Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the Investor the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the Odyssey Note shall increase by 50%; or (iv) if the Odyssey Note is not paid at maturity, the outstanding principal due under this Odyssey Note shall increase by 10%. In connection with the Odyssey Note, the Company issued irrevocable transfer agent instructions reserving 22,084,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Odyssey Note. Odyssey shall have the right to periodically request that the number of reserved shares be increased so that the number of reserved shares at least equals four hundred percent of the number of shares of Company common stock issuable upon conversion of the Odyssey Note so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. Upon full conversion or repayment of this Odyssey Note, any shares remaining in the Share Reserve shall be cancelled. At December 31, 2019, this note had accrued interest in the amount of $285.

F-72

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

(l)	On December 26, 2019, the Company entered into a one year 10% $55,000 Convertible Note with Jefferson Street Capital LLC (“Jefferson Street”) pursuant to the terms of a Securities Purchase Agreement (the “Jefferson Street Note”). The Jefferson Street Note has a maturity date of December 26, 2020 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company at closing). The Investor is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Jefferson Street Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Commencing on the date which is 180 days following the date of this Jefferson Street Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Jefferson Street Note may be converted by Jefferson Street in whole or in part at any time from time to time after the Issue Date as noted in the Jefferson Street Note. During the first 180 calendar days that the Jefferson Street Note is in effect, the Company may redeem the Jefferson Street Note by paying Jefferson Street an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Jefferson Street Note along with any interest that has accrued during that period, and (ii) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Jefferson Street Note along with any accrued interest. The Company may not redeem the Jefferson Street Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Jefferson Street Note interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In connection with the Jefferson Street Note, the Company is required at all times to have authorized and reserved six times the number of common shares that would be issuable upon full conversion of the Jefferson Street Note in effect (assuming that the 4.99% limitation set forth in the Jefferson Street Note is not in effect) which shall initially be reserved at 20,000,000 common shares (the “Share Reserve”) of its Common Stock for conversions under this Jefferson Street Note. Upon full conversion or repayment of this Jefferson Street Note, any shares remaining in the Share Reserve shall be cancelled. At December 31, 2019, this note had accrued interest of $75.

During the year ended March 31, 2019, the Company issued 5,946,516 shares of common stock to holders of convertible notes to retire $187,000 in principal and $13,718 of accrued interest (at an average conversion price of $0.03375 per share) under the convertible notes.

During the nine months ended December 31, 2019, the Company issued 11,433,031 shares of common stock to holders of convertible notes to retire $240,000 and $13,900 of note principal and accrued interest, respectively.

Interest expense for the nine months ended December 31, 2019 was $539,955 compared to $44,462 for the prior year. Accrued interest at December 31, 2019 and March 31, 2019 was $29,823 and $30,780, respectively.

NOTE 8 – RELATED PARTIES

As a result of the Company’s joint venture with Ice + Jam, a receivable and a payable was recorded on the Company’s books. As of December 31, 2018, these amounts represented cash Ice + Jam collected from sales of HerMan® through their website in the amount of $581 and a payable in the amount of $5,522 for expenses incurred through the operation of the business. As of March 31, 2019, these assets and liabilities were reflected in assets and liabilities from discontinued operations.

On December 26, 2019, Chief Executive Officer, Seth Shaw, deposited $50,159 to be used for operating expenses. This is an interest free loan and the Company intends to repay this loan within 60 days.

In conjunction with and consideration for a July 22, 2019, 10% convertible note, in the amount of $55,000, under a Securities Purchase Agreement the Company entered into with Jefferson Street Capital, LLC, the Chief Executive Officer had personally guaranteed the prompt, full and complete payment of the outstanding principal amount, accrued and unpaid interest, default interest (if any) and applicable fees (if any), owing by the Company under the note. This personal guaranty was to remain in effect until such time that the Company was able to reserve at least six times the amount of common shares issuable upon full conversion of the note. As a result of the increase in the authorized shares taking effect on September 13, 2019, this personal guaranty was removed and the Company reserved the appropriate amount of shares on October 2, 2019.

F-73

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of December 31, 2019, the Company is authorized to issue 400,000,000 shares of its common stock. As of December 31, 2019 and February 13, 2019, there were 88,570,643 and 98,868,564 shares, respectively of common stock issued and outstanding which includes all adjustments for fractional shares.

On July 26, 2019, the Company’s Board of Directors approved the (i) increase of the authorized common stock of the Company from 100,000,000 shares to 400,000,000 shares; (ii) the filing of both the preliminary and definitive information statements; and (iii) approved the record date of July 29, 2019. The Company’s shareholders approved the increase of the authorized shares to 400,000,000 in its Special Meeting on September 10, 2019 and the State of Florida certified the amendment of our Articles of Incorporation effective on September 13, 2019 to reflect this increase.

Fiscal Year 2019

During the year ended March 31, 2019 the Company issued 3,130,000 shares of its restricted common stock to consultants under consulting agreements.

During the year ended March 31, 2019, the Company issued 5,946,516 shares of restricted common stock to noteholders for the conversion of debt and accrued interest having a value of $200,718 (at an average conversion price of $0.03375 per share).

During the year ended March 31, 2019, the Company issued 5,686,667 shares of common stock ($0.02 to $0.06 per share) for aggregate proceeds of $301,200.

During the year ended March 31, 2019, the Company issued 500,000 commitment shares for debt financing ($0.042 per share) valued at $21,000.

During the year ended March 31, 2019, the Company issued 95,667 shares for the settlement of debt $20,004.

On January 12, 2019, the Company and Open Therapeutics agreed to extinguish the $75,000 contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock. The shares were recorded at a value of $24,750 ($0.0495 per share) as a loss on settlement in the Company’s condensed consolidated financial statements.

Fiscal Year 2020

During the nine months ended December 31, 2019, the Company issued 2,450,000 shares under our various distribution agreements, as more fully described in Note 1.

During the nine months ended December 31, 2019, the Company issued 11,433,031 shares for conversion of debt in the amount of $240,000 as well as accrued interest in the amount of $13,900 ($0.01412 to $0.04725 per share).

During the nine months ended December 31, 2019, the Company issued 250,000 shares issued to Vice President of Distribution and Marketing.

During the nine months ended December 31, 2019, the Company issued 3,850,000 shares issued for services rendered

During the nine months ended December 31, 2019, the Company issued 1,250,000 shares for debt commitment in the amount of $162,750 ($0.039 to $0.19 per share), 750,000 of these shares had a value of $142,500 were recorded as a liability to issue shares at March 31, 2019 on the Company’s balance sheet.

During the nine months ended December 31, 2019, the Company issued 1,214,286 shares under stock purchase agreements in consideration for $55,000 ($0.02 to $0.07 per share) to accredited investors that are unrelated third parties.

F-74

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

Fiscal Year 2020 (Continued)

In connection with some of the consulting agreements and board advisory agreements the Company has entered into, as the following clauses are part of the compensation arrangements: (a) the consultant will be reimbursed for all reasonable out of pocket expenses and (b) the Company, in its sole discretion, may make additional cash payments and/or issue additional shares of common stock to the consultant based upon the consultant’s performance. The Company recognized $138,294 and $550,823 in stock-based compensation expense related to these agreements in the nine months ended December 31, 2019 and 2018.

Warrants for Common Stock

The following table summarizes warrant activity for the nine months and year ended December 31, 2019 and March 31, 2019:

		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding at March 31, 2018	1,433,611	$1.06	3.02 Years	$-

Granted	-	-		-
Expired	(223,335)	0.2843
Exercised	-	-
Canceled	-	-

Outstanding and exercisable March 31, 2019	1,210,276	$1.2	1.28 Years	$-

Granted	-	-		-
Expired	(488,011)	0.75
Exercised	-	-
Canceled	-	-

Outstanding and exercisable December 31, 2019	722,265	$1.50	1.08 Years	$-

During the year ended March 31, 2019, 213,334 warrants expired which were issued in conjunction with a one year 5% convertible note in the amount of $80,000 with GS Capital Partners, LLC. The five-year cashless warrants had an exercise price of $0.2625 per share. These warrants were cancelled as part of the convertible note agreement which the Company entered into with GS Capital Partners, LLC on March 14, 2019 in the amount of $300,000 (See Note 7 section c).

During the year ended March 31, 2019, 10,001 three-year warrants expired which were awarded to investors in conjunction with security purchase agreements. These warrants had a strike price of $0.75.

During the nine months ended December 31, 2019, 488,011 three-year warrants expired which were awarded to investors in conjunction with security purchase agreements. These warrants had a strike price of $0.75.

F-75

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Stock Options

On February 1, 2012, the Company awarded to each of two executives’, one current and one former, options to purchase 66,667 common shares, an aggregate of 133,334 shares. These options vested immediately and were for services performed.

The following table summarizes option activity for the year and nine months ended December 31, 2019 and March 31, 2019:

	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at March 31, 2018	133,334	$7.50	3.85 Years	$—

Granted	—	—
Expired	—	—
Exercised	—	—

Outstanding at March 31, 2019	133,334	$7.50	2.85 Years	$—

Granted	—	—
Expired	—	—
Exercised	—	—

Outstanding and exercisable at December 31, 2019	133,334	$7.50	2.15 Years	$—

NOTE 10 – PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the nine months and years ended December 31, 2019 March 31, 2019:

	December 31, 2019	March 31,2019
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	0.00%	0.00%
Temporary differences	7.04%	1.48%
Permanent differences	0.10%	0.24%
Impact of Tax Reform Act	0.00%	(167.44)%
Change in valuation allowance	(27.14)%	144.72%
Totals	0.00%	0.00%

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

F-76

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 10 – PROVISION FOR INCOME TAXES (CONTINUED)

	As of	As of
	December 31, 2019	March 31, 2019
Deferred tax assets:
Net operating losses before non-deductible items	$3,980,491	$3,685,807
Loss on disposal of fixed assets	355	355
Stock-based compensation	325,364	209,591
Unrealized gains or losses on investments	29,712	(4,258)
Total deferred tax assets	4,335,822	3,891,495
Less: Valuation allowance	(4,335,822)	(3,891,495)

Net deferred tax assets	$-	$-

At December 31, 2019, the Company had a U.S. net operating loss carryforward in the approximate amount of $18.95 million available to offset future taxable income through 2038. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods. The valuation allowance increased by $444,327 in the nine months ended December 31, 2019 and decreased by $1,516,710 in the year ended March 31, 2019. The net decreases were the result of the tax effects of the Tax Cuts and Jobs Act (the “TCJA”) offset by taxable losses net of timing differences in each of the years.

On December 22, 2017, Public Law 115-97, informally referred to as the TCJA was enacted into law. The TCJA provides for significant changes to the U.S. Internal Revenue Code of 1986, as amended, that impact corporate taxation requirements. Effective January 1, 2018, the federal tax rate for corporations was reduced from 35% to 21% for US taxable income and requires one-time re-measurement of deferred taxes to reflect their value at a lower tax rate of 21%. The effective rate for the year ended March 31, 2018 was 31% as the rate was changed effective January 1, 2018 to the lower rate. Also, mandatory repatriation of untaxed foreign earnings and profits will be taxed at 15.5% to the extent the underlying assets are liquid and 8% on the remaining balance. There are other provisions to the TCJA, such as conversion of a worldwide system to a territorial system, limitations on interest expense and domestic production deductions, which will be effective in fiscal 2019. Given the significant complexity of the TCJA and anticipated additional implementation guidance from the Internal Revenue Service, further implications of the TCJA may be identified in future periods. The Company has adjusted their NOLs and valuation allowances to account for the changes brought about by the TCJA for the three months and year ended December 31, 2019 and March 31, 2019, respectively.

NOTE 11 – INVESTMENTS

Trading securities

For investments in securities of other companies that are owned, the Company records them at fair value with unrealized gains and losses reflected in other operating income or loss. For investments in these securities that are sold by us, the Company recognizes the gains and losses attributable to these securities investments as realized gains or losses in other operating income or loss on a first in first out basis.

F-77

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 11 – INVESTMENTS (CONTINUED)

Investment in Trading Securities:

At March 31, 2019

Company		Beginning of Period Cost	Purchases	Sales Proceeds	End of Period Cost	Fair Value	Realized Gain (Loss)	Unrealized Gain (Loss)
Green Innovations Ltd (GNIN)*	(a)	$-	-	$-	$-	$-	$-	$-
VistaGen Therapeutics Inc (VTGN)	(b)	490,117	349,498	(517,485)	287,500	294,400	(34,630)	6,900
Blink Charging Co (BLNK)	(c)	190,350	151,666	(367,142)	-	-	25,126	-
Blink Charging Co (BLNKW) (Warrants)	(c)	900	162,215	(468,496)	-	-	305,381	-
Aytu BioScience Inc (AYTU)	(d)	82,270	100,030	(144,094)	-	-	(38,206)	-
Lightbridge Corp. (LTBR)	(e)	37,511	299,028	(276,159)	-	-	(60,380)	-
Pulmatrix Inc. (PULM)	(f)	-	204,802	(183,737)	-	-	(21,065)	-
Axovant Sciences Ltd. (AXON)	(g)	-	103,938	(98,433)	-	-	(5,505)	-
Basanite Inc. (BASA)	(h)	-	42,998	(10,821)	30,000	56,000	(2,177)	26,000
Achieve Life Sciences (ACHV)	(i)	-	177,356	(112,221)	-	-	(65,135)	-
Decision Diagnostics (DECN)	(j)	-	20,479	(16,893)	-	-	(3,586)	-
Totals		$801,148	$1,612,010	$(2,195,481)	$317,500	$350,400	$99,823	$32,900	*

At December 31, 2019

Company		Beginning of Period Cost	Purchases	Sales Proceeds	End of Period Cost	Fair Value	Realized Gain (Loss)	Unrealized Gain (Loss)
VistaGen Therapeutics Inc (VTGN)	(b)	287,500	-	-	287,500	158,631	-	(135,769)
Basanite Inc. (BASA)	(h)	30,000	-	40,000	-	-	10,000	-
Totals		$317,500	$-	$40,000	$287,500	$158,631	$-	$(135,769	)**

* Represents the Unrealized Gain (Loss) at March 31, 2019 for securities being held by the Company. For the year ended March 31, 2019, there was a cumulative unrealized gain on trading securities of $223,349 on these investments.

**This amount represents the cumulative unrealized gain as of December 31, 2019, which includes $161,769 for the nine months ended December 31, 2019.

F-78

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 11 – INVESTMENTS (CONTINUED)

Trading securities (Continued)

(a)	During the year ended March 31, 2018, the Company’s investment in Green Innovations, Ltd. was sold for net proceeds of $6,815 and was previously carried as an investment included within Current Assets. The Company’s investment in Green Innovations, Ltd. had a cost of $250,000. A loss of $243,185 was recognized on the sale of this security in the year ended March 31, 2018. For the year ended March 31, 2019, there was a realized gain of $125.

(b)	On December 11, 2017 the Company invested $480,000 in the common stock of VistaGen Therapeutics, Inc. (VTGN). The Company purchased 320,000 common shares along with 320,000 five-year warrants with a strike price of $1.50. On March 26, 2018, the Company purchased an additional 10,000 common shares. The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in VTGN has a cost of $490,117, unrealized loss of $183,910 and a fair value of $306,207 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 59,380 shares of VTGN for $61,998 (average price per share of $1.04 per share) in the open market. The Company sold 389,380 shares of VTGN for $517,485 ($1.33 per share) for a realized loss of $34,630. The Company also purchased in a direct offering 230,000 restricted common shares directly from VTGN during the year ended March 31, 2019 for a cost of $287,500. On December 11, 2019, the Company purchased 250,000 three-year restricted warrant at a cost of $0.15 each (total value of $37,500). As of December 31, 2019, the Company has an unrealized gain on these shares in the amount of $6,900, and for the year ended March 31, 2019 has recorded a total realized loss of $34,630 in VTGN. As December 31, 2019, these shares were on deposit held with a broker.

(c)	The Company participated in an $18,500,250 underwritten public offering by BLINK, which closed on February 14, 2018. The Company invested $191,250 of its balance sheet cash and purchased 45,000 registered shares, as well as warrants exercisable immediately for a period of five (5) years from the date of issuance for up to 90,000 additional shares of common stock of BLINK. The Warrants carry an exercise price of $4.25 per share, and also trade on the NASDAQ under the ticker symbol: BLNKW. The Company’s investment in BLINK common stock and warrants had a cost of $191,250, unrealized loss of $35,955 and a fair value of $155,295 at March 31, 2018. During the three months ended June 30, 2018 the Company purchased 41,018 shares of BLINK at a cost of $151,666 (average price per share of $3.69). The Company sold its total holding of 86,018 shares of BLINK for $367,142 (average price per share of $4.26) realizing a gain of $25,126. During the three months ended June 30, 2018, the Company also purchased 208,800 warrants of BLNKW (average price per warrant of $0.77) and sold its entire position of 298,800 for $468,496 (average price per warrant of $1.60) realizing a gain of $305,381.

(d)	On March 2 and March 8, 2018, the Company purchased 188,300 common shares of AYTU Bioscience (ATYU). The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in ATYU had a cost of $82,270, unrealized gain of $37,677 and a fair value of $119,947 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 260,000 shares of AYTU for a $100,830 (average price per share $0.38). During the year ended March 31, 2019, the Company sold all 448,300 shares of AYTU for $144,094 ($0.32 per share). During the year ended March 31, 2019, the Company had a realized loss of $38,206 on this holding.

(e)	On March 12, 2018, the Company purchased 25,000 common shares of Lightbridge Corp (LTBR). The investment in the common shares is recorded at fair valve with unrealized gains and losses, reflected in other operating income. The Company’s investment in LTBR had a cost of $37,511, unrealized loss of $8,261 and a fair value of $29,250 at March 31, 2018. During the year ended March 31, 2019, the Company purchased 287,405 shares of LTBR for $295,625 (average of $1.03 per share). During the year ended March 31, 2019, the Company sold 312,405 shares of LTBR for $276,159 (average price per share of $0.884) realizing a loss of $60,380.

(f)	During the year ended March 31, 2019, the Company purchased 391,514 shares of Pulmatix Inc. (PULM) for $204,802 (average per share price of $0.52). During the year ended March 31, 2019, the Company sold all 391,514 shares for $183,747 ($0.47 per share). The Company had a realized loss of $21,065 on this holding.

F-79

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 11 – INVESTMENTS (CONTINUED)

Trading securities (Continued)

(g)	During the year ended March 31, 2019, the Company purchased 40,000 shares of Axovant Sciences Ltd. (AXON) for $103,938 (average share price of $2.60). During the year ended March 31, 2019, the Company sold all 40,000 shares for $98,433 ($2.46 per share). The Company had a realized loss of $5,505 on this holding.

(h)	On July 5, 2018, the Company purchased 100,000 shares of Basanite Industries Inc. (BASA) (formerly Paymeon, Inc. (PAYM)) for $12,998 ($0.13 per share) in the open market. During July 2018 the Company sold the 100,000 shares for $10,821 ($0.11 per share) for a realized loss of $2,177. On July 9, 2018, the Company purchased 400,000 restricted common shares directly from the Company for $30,000 ($0.075 per share). During the three months ended December 31, 2019, the Company sold its 400,000 shares for $40,000 ($0.10 per share) recognizing a profit of $10,000.

(i)	During the year ended March 31, 2019, the Company purchased 44,000 common shares of Achieve Life Sciences (ACHV) for $177,355 ($4.03 per share). During the year ended March 31, 2019, the Company sold all 44,000 shares for $112,221 ($2.55 per share) for a realized loss of $65,135.

(j)	During the year ended March 31, 2019, the Company purchased 450,000 common shares of Decision Diagnostics (DECN) for $20,480 ($0.046 per share). During the year ended March 31, 2019, the Company sold all of its shares for $16,893 ($0.038 per share) for a realized loss of $3,586.

At December 31, 2019, the Company held warrants for AYTU to purchase 5,555 common shares at a strike price of $10.80 with an expiration of March 6, 2023. The strike price and number of shares were adjusted for the August 10, 2018, 1 for 20 reverse stock-split. At December 31, 2019, these warrants were out of the money by $9.83 per share and are not publicly traded, and the Company has not recognized the value of these warrants as they are not liquid.

On December 11, 2019, the Company purchased 250,000 three-year restricted warrant for VTGN at a cost of $0.15 each (total value of $37,500). These warrants have a strike price of $0.50 each. These shares are $0.19 in the money but since these warrants are not publicly traded, the Company has not recognized the value of these warrants as they are not liquid.

In addition to the 250,000 VTGN warrants noted above, at December 31, 2019, the Company currently holds warrants for VTGN to purchase 320,000 shares of common stock at a strike price of $1.50 per share with an expiration of December 13, 2022. These warrants were out of the money by $0.81 each. The Company also owns warrants for VTGN to purchase 230,000 shares of common stock at a strike price of $1.50 per share with an expiration of February 28, 2022. On December 4, 2019, VTGN adjusted the strike price of the February 2022 warrants to $0.50 each. These was neither a gain nor loss on the transaction since there is no value recognized by the Company. At December 31, 2019, these warrants were in the money by $0.19 per share. Since these 550,000 total warrants are not publicly traded, the Company has not recognized the value of these warrants as they are not liquid.

Digital Currency

On April 2, 2018, the Company completed a purchase in the Groestlcoin cryptocurrency (Crypto Currency Code: GRS) in the aggregate amount of $8,000 for 11,922.81 units ($0.6569 per unit). The purchase of this currency cannot be executed directly using $USD. The Company must purchase Bitcoin (BTC) and then purchase the Groestlcoin cryptocurrency by using BTC. This two-step process triggers the potential recognition of realized gains or losses on the purchase of Groestlcoin. On July 15, 2018, the Company sold all of its 39,862 units of Groestlcoin cryptocurrency converting it into 4.17 units of BTC having a value of $32,230. On August 20, 2018, the Company converted its BTC to gold bullion and silver coins at a value of $26,783.

On August 25, 2018, the Company sold all gold and silver commodities held for a sum of $24,046, recognizing a loss on the transaction of $2,737. During the year ended March 31, 2019, had an unrealized loss on digital currency of $3,143 prior to the conversion to the gold and silver. During the nine months ended December 31, 2019, the Company had no digital currency activity.

F-80

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 11 – INVESTMENTS (CONTINUED)

Equity investments

Honeywood

Effective August 1, 2017, the Company entered into a Debt Conversion Agreement in respect to a secured promissory note issued following the unwinding of the Honeywood acquisition (See NOTE 1), whereby the Company agreed to convert the entire principal and accrued but unpaid interest due under the note into a 5% membership interest in Honeywood.

The Company made an assessment for impairment of its investment in Honeywood at the entity level. During the relationship between the Company and Honeywood, Honeywood had a working capital deficiency and had a history of operating losses. In accordance with FASB ASC 320-10-35-28, “Investments—Debt and Equity Securities,” a Company may not record an impairment loss on the investment but shall continue to evaluate whether the investment is impaired (that is, shall estimate the fair value of the investment) in each subsequent reporting period until either of the following occurs: (a) the investment experiences a recovery of fair value up to (or beyond) its cost; or (b) the entity recognizes an other-than-temporary impairment loss. At the time of the Debt Conversion Agreement the receivable balance of $199,119 had been fully written off by the Company in a prior period. As a result of this Debt Conversion Agreement, the Company deemed the investment to still have no current value. The Company recorded this investment at $0. Thus, no recovery of bad debt and no impairment will be recognized in this year.

Cost investments

Küdzoo, Inc.

On September 4, 2018, the Company invested $15,000 in Küdzoo, Inc. (“Küdzoo”), a privately held company. Küdzoo is the developer of a mobile application that rewards students for their grades and achievements with deals and opportunities. The investment is recorded at cost and represents 0.2% of the value of Küdzoo based on a pre-money valuation of $7,500,000.

On March 21, 2019, the Company invested $22,500 in Küdzoo. This investment was recorded at cost and represents 0.22% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000. On April 8, 2019, the Company invested another $20,400, which was recorded at cost representing a 0.42% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000.

The Company tested the investment value for Küdzoo as of March 31, 2019 for impairment. It was noted that the value of the Küdzoo had increased based on recent equity raises in which the Company took part in. As a result of the new equity raises, the Company does not believe there is any impairment of this investment as of December 31, 2019.

On April 8, 2019, the Company invested $20,400, in Küdzoo, Inc., in which the Company had previously invested $37,500. The $20,400 investment was recorded at cost representing a 0.2% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000.

F-81

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 11 – INVESTMENTS (CONTINUED)

Cost investments (Continued)

Küdzoo, Inc. (Continued)

On December l8, 2019, the Company invested $22,000, in Küdzoo, Inc. The $22,000 investment was recorded at cost representing a 0.2% of the proportionate interest in the outstanding of the Company after this offering based on a pre-money valuation of $10,200,000.

Serendipity

On October 31, 2018, the Company invested $35,000 in Serendipity Brands LLC (dba Serendipity Ice Cream Co.) (“Serendipity”), a privately held Company. Serendipity is an ice cream distribution company providing wholesale distribution to retail customers. The investment was recorded at cost and represents 0.24% of the value of Serendipity based on a pre-money valuation of approximately $14 million.

The Company tested the investment value for Serendipity as of March 31, 2019 for impairment. It was noted that the value of the company has maintained its value through reviews of their financial performance, therefore, the Company does not believe there is any impairment of this investment as of December 31, 2019.

NOTE 12 – FAIR VALUE MEASUREMENTS

The following summarizes the Company’s financial assets and liabilities that are measured at fair value on a recurring basis at December 31, 2019 and March 31, 2019:

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investment-trading securities	$158,631	$-	$-	$158,631
Cost method investment – Küdzoo	$-	$-	$79,900	$79,900
Cost method investment – Serendipity Brands	$-	$-	$35,000	$35,000

	March 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investment-trading securities	$350,400	$-	$-	$350,400
Cost method investment – Küdzoo	$-	$-	$37,500	$37,500
Cost method investment – Serendipity Brands	$-	$-	$35,000	$35,000

NOTE 13 – CONCENTRATIONS

During the nine months and year ended December 31, 2019 and March 31, 2019, we have one supplier for 100% of our product who is also the manufacturer of Tauri-GumTM.

For the nine months ended December 31, 2019, two customers accounted for 42.09% of product sales from continuing operations. For the year ended March 31, 2019, one customer accounted for 97% of product sales from continuing operations.

F-82

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to December 31, 2019, the Company issued additional shares of common stock as follows; (i) 2,926,000 restricted shares of common stock in a private placement purchased by accredited individual investors for cash of $58,520 ($0.02 per share) and (ii) 2,500,000 shares of restricted common stock were issued to consultants for services rendered (iii) 600,000 shares of restricted common stock for commitment shares relative to convertible notes issued and (ii) 4,521,903 shares of restricted common stock in conversion of convertible notes issued by us of $117,500 and accrued interest of $6,833.

On January 31, 2020, the Company entered into a stock purchase agreement with an accredited investor to purchase 330,000 restricted shares of Company’s common stock for $9,900 ($0.03 per share.) As of this report date, these shares have not been issued.

Approval to Operate Global Seller Account by Alibaba Group

On January 6, 2020, the Company announced that is has been approved by Chinese multinational conglomerate, Alibaba Group (“Alibaba”), to operate a Global Seller Account. In addition, the Company has been designated as a Gold Supplier (Gold Tier Level Supplier). This Alibaba approval opens up the global marketplace to the Company, its products, its product lines, as well as future business opportunities. The Company is working diligently towards establishing a partnership with a China based fulfillment and distribution network.

Certified as Affiliate Vendor by The National Association of College Stores

On January 7, 2020, the Company announced that is has been certified by the National Association of College Stores (“NACS”) as an affiliate vendor. As a vendor of NACS, the Company has joined the most comprehensive group of campus retailers working to provide the best services and selections to college students across the United States.

Joint Venture with OG LABRATORIES, LLC

On January 21, 2020, the Company entered into a joint venture agreement with OG LABRATORIES, LLC (“OG”). Under this agreement the Company will act as a wholesaler of OG’s product labeled under OG’s name. The Company currently has two products: “Omega-3 Heart Wellness+CBD” and “Collagen Skin Wellness+CBD”. Both of these products will be offered on the Company’s website. The Company shall be compensated for sales generated through its efforts according the following formula: the Company shall receive, no later than 30 days after collection, a set percentage of the total order amount for third-party customers who purchase directly from OG. For deals greater than One Hundred Thousand Dollars ($100,000.00), Contractor shall receive commission of three and a half percent (3.5%) and for deals of One Hundred Thousand Dollars ($100,000.00) or less, Contractor shall receive commission of five percent (5%). The Company will only receive a commission on sales to customers that it brings to OG. Contractor shall receive the commission on such sales as long as the sale is made while the contract is in force or within six (6) months after the contract’s termination. This Agreement may be terminated by either party with thirty days of prior written notice to the other part. Contemporaneous to this agreement, the Company has purchased of inventory of $3,050 for e-commerce fulfillment.

Investment Agreement and Registration Rights Agreement

On January 21, 2020, the Company entered into a $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers, as well as a registration right agreement related thereto (“Registration Rights Agreement”). The financing is over a maximum of 36 months. Pursuant to the Registration Rights Agreement, a maximum of 76,000,000 shares of our common stock, par value $.00001 per share that we may sell to Tangiers from time to time will be registered by us on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for this financing. We are required to use our best efforts to file the Registration Statement within ninety (90) days of the date the Investment Agreement.

Subject to the terms and conditions of the equity line documents, from time to time, the Company may, in its sole discretion, deliver a Put Notice to Tangiers which states the number of shares that the Company intends to sell to Tangiers on a closing date. The maximum amount of shares of Common Stock that the Company shall be entitled to put to Tangiers per any applicable Put Notice shall be an amount of shares up to or equal to two hundred percent (200%) of the average of the daily trading volume (U.S. market only) of the Common Stock for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date (the “Put Amount”) so long as such amount is at least Five Thousand Dollars ($5,000) and does not exceed Three Hundred Fifty Thousand Dollars ($350,000), as calculated by multiplying the Put Amount by the average daily VWAP for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date. The “Purchase Price” of the shares of our common stock that we may sell to Tangiers will be 88% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Days including and immediately following the applicable to the Put Notice, provided, however, an additional 10% will be added to the discount of each Put if (i) the Company is not DWAC eligible and (ii) an additional 15% will be added to the discount of each Put if the Company is under DTC “chill” status on the applicable Put Notice Date.

The closing of a purchase by Tangiers of the shares specified by us in the Put Notice will occur on the date which is no earlier than five and no later than seven trading days following the date Tangiers receives the Put Notice. On a closing date we will sell to Tangiers the shares of our common stock specified in the Put Notice, and Tangiers will pay us an amount equal to the Purchase Price multiplied by the number of shares specified in the Put Notice.

F-83

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes

BHP Capital NY Inc. Note

On January 3, 2020, the Company entered into a one year 2% $44,000 Convertible Promissory Note with BHP Capital NY Inc. (“BHP Capital”) pursuant to the terms of a Securities Purchase Agreement (the “BHP Capital Note”). The BHP Capital Note has a maturity date of January 3, 2021 and carries a $4,000 original issue discount (such that $40,000 was funded to the Company at closing). BHP has the right from time to time, and at any time after closing, to convert all or any amount of the principal face amount of the BHP Capital Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest one-day volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to BHP Capital within three (3) business days of receipt by the Company of the notice of conversion. The conversion price may be adjusted downward if, within three (3) business days of the transmittal of the Notice of Conversion to the Company, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 50% instead of 65% while that “Chill” is in effect. In no event shall BHP be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by BHP Capital and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company.

F-84

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes (Continued)

BHP Capital NY Inc. Note (Continued)

During the first 180 calendar days that the BHP Capital Note is in effect, the Company may redeem the BHP Capital Note by paying to BHP Capital an amount as follows: (i) if the redemption is within the first thirty (30) days of the issuance date, then for an amount equal to 110% of the unpaid principal amount of this BHP Capital Note along with any interest that has accrued during that period, (ii) if the redemption is on or after the 31st day, but by the 60th day of the issuance date, then for an amount equal to 115% of the unpaid principal amount of this BHP Capital Note along with any accrued interest, (iii) if the redemption is on or after the 61st day and through the 90th day of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any accrued interest and (iv) if the redemption is on or after the 91st day and through the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the BHP Capital Note after the 180th day from entering into it. Upon an event or continuation of default, among other penalty provisions, of the BHP Note (1) interest shall accrue at a default interest rate of 24% per annum (“Default Interest”), and (2) the Note shall become immediately due and payable and the Company shall pay to the BHP, in full satisfaction of its obligations thereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to BHP pursuant to the BHP Capital Note and all other amounts payable thereunder shall immediately become due and payable. The BHP Capital Note contains cross-default provisions to other Company agreements which, if triggered after the passage of all applicable notice and cure or grace periods, shall, at the option of BHP, be considered a default under the BHP Capital Note in which event BHP shall be entitled (but in no event required) to apply all rights and remedies of BHP under the terms and provisions of the BHP Capital Note and such other applicable agreements.

In connection with the BHP Capital Note, the Company issued irrevocable transfer agent instructions pursuant to which the Company is required at all times to have reserved three times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% beneficial ownership limitation is not in effect) (based on the respective Conversion Price of the Note in effect from time to time, initially 14,100,000 shares of its Common Stock (the “Share Reserve”) for conversions under this BHP Capital Note. Failure to maintain the share Reserve may be an event of default. Upon full conversion or repayment of this BHP Capital Note, any shares remaining in the Share Reserve shall be cancelled.

F-85

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes (Continued)

Adar Alef, LLC Note

On January 15, 2020, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued an 8% convertible redeemable note in the principal amount of $44,000. The note was funded with net proceeds of $37,800, after the deduction of $4,000 for OID and $2,200 in legal fees. The note has a maturity date of January 15, 2021. The face value amount plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. During the first 6 months following the Issuance Date, the Company may redeem this Note by paying to the Holder an amount equal to the sum of 140% of the face amount plus any accrued interest. This Note may not be prepaid after the 6-month anniversary of the Issuance Date. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand or the redemption will be invalid, and the Company may not redeem this Note. In the event this Note is not prepaid within the 6-month period, the Conversion Price described in Section 4(a) shall be decreased from 65% to 60% (reflecting an effective conversion discount of 40%). Further, certain events of default may trigger penalty and liquidated damage provisions. (This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. The Company shall establish an initial reserve of 6,296,000 shares of its common stock and at all times reserve a minimum of 4 times the amount of shares required if the note were to fully convert.

GS Capital Partners, LLC Note

On January 17, 2020, the Company entered into a one year 8% $110,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of January 21, 2021 and carried a $10,000 original issue discount (such that $100,000 was funded to the Company on January 21, 2020). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company.

F-86

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes (Continued)

GS Capital Partners, LLC Note (Continued)

During the first six months that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 5,150,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”) within 5 days from the date of execution and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion or repayment of this Note, any shares remaining in the Share Reserve shall be cancelled.

Pursuant to this note, the Company issued to the noteholder 400,000 shares of its restricted common stock as debt commitment shares valued at $20,960 ($0.0524 per share).

Retirement of July 2019 Convertible note with Jefferson Street through partial conversion and partial cash payment

On January 23, Jefferson converted $27,500 of principal and accrued interest in the amount of $1,375 into 1,339,031 shares of restricted stock of the Company ($0.0219 per share). The Company repaid the remaining balance of $27,500 of the Jefferson Street Note including accrued interest and prepayment premium of $10,904. As a result, the Jefferson Street Note is now fully repaid and retired, and no further obligations or remuneration is due and owing thereunder.

Tangiers Global, LLC Note

On February 7, 2020, the Company effectuated a six-month convertible promissory note with Tangier’s Global, LLC (the “Tangier’s Note”). The Company received funds in the amount of $60,000 after reduction of the Original Issue Discount of $5,000. The $65,000 face value note matures on August 6, 2020 and bears and interest rate of 2%. This note has a fixed conversion price of $0.03 per share. The Company may redeem the note by paying to the note holder Investor an amount as follows: (i) if the redemption is within the first 30 days of the issuance date, then for an amount equal to 110% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 31st day, but by the 60th day of the issuance date, then for an amount equal to 115%, (iii) if the redemption is after the 61st day, but by the 90th day of the issuance date, then for an amount equal to 120%, (iv) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133%. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock five times the number of shares of Common Stock as shall be issuable upon the full conversion of this Note.

F-87

TAURIGA SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(UNAUDITED)

(US$)

NOTE 14 – SUBSEQUENT EVENTS (CONTINUED)

Convertible Notes (Continued)

Tangiers Global, LLC Note (Continued)

If the Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Variable Conversion Price which shall be equal to the lower of: (a) the Fixed Conversion Price or (b) 65% of the lowest volume weighted average price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%. Holder may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. In the “Event of Default”, defined (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K; (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTC Markets Group, Inc. and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xii) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 2.00(e); (xiii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiv) any delisting from a Principal Market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify Holder of a change in transfer agent within 24 hours of such change; (xvii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully- reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Holder of a change in the Use of Proceeds.

If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 33% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

On February 10, 2020, GS Capital LLC elected to partially convert the $300,000 March 14, 2019 note in the amount of $75,000 of principal plus $5,458 of accrued interest for 2,628,548 common shares ($0.0307 per share). The remaining balance of this note is $225,000.

On February 12, 2020, Adar Alef, LLC elected to partially convert its Back-end Note under a December 20, 2018 Securities Purchase Agreement which was funded on August 12, 2019. The noteholder converted $15,000 of principal into 554,324 common shares ($0.02706 per share).

F-88

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and supplementary data referred to in this Form S-1. The statements contained in this report that are not statements of historical fact, including without limitation, statements containing the words “believes,” “expects,” “anticipates” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. From time to time we may make other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may materially differ as a result of many factors, including the risks discussed from time to time in this report, including the risks described under “Risk Factors” in any filings we have made with the SEC.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate these estimates, including those related to useful lives of assets, cost reimbursement income, bad debts, impairment, intangibles, contingencies and litigation, if any. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

Business Overview

Tauriga Sciences, Inc. is a Florida corporation, with its principal place of business being located at 555 Madison Avenue, fifth floor, New York, NY 10022. The Company has, over time, moved into a diversified life sciences technology company, with its mission to operate a revenue generating business, while continuing to evaluate potential acquisition candidates operating in the life sciences technology space.

Tauriga Pharma Corp.

On January 4, 2018, the Company announced the formation of a wholly-owned subsidiary in Delaware. This subsidiary, incorporated in Delaware, was initially named Tauriga IP Acquisition Corp., which changed its name to Tauriga Biz Dev Corp. on March 25, 2018, and most recently (January 2020) changed its name to Tauriga Pharma Corp. (as described below).

Effective January 2020, the Company amended the certificate of incorporation of Tauriga Business Development Corp. in relevant part to effectuate a name change of this subsidiary to Tauriga Pharma Corp. The principal reason for the name change is to concentrate this subsidiary’s focus on the development of a pharmaceutical product line that is synergistic with the Company’s primary CBD product line. Currently, the plan is to initially create a pharmaceutical line of products to address nausea symptoms related to chemotherapy treatment in patients, which we will submit for clinical trials and to regulatory agencies for approval.

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Tauriga Sciences Limited

On June 10, 2019, the Company formed a wholly owned subsidiary, Tauriga Sciences Limited, with the registrar of Companies for Northern Ireland. Tauriga Sciences Limited is a private limited Company. The entity was established in conjunction with online merchant services. In conjunction to this new entity the Company entered into a two-year lease commencing on June 11, 2019 and expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain.

COMPANY PRODUCTS

TAURI-GUMTM

In October 2018, the Company’s management, along with its board of directors, began to explore the possibility of launching a cannabidiol (“CBD”) infused gum product line into the commercial marketplace.

To begin this process, during the quarter ended December 31, 2018, the Company began discussions with a Maryland based chewing gum manufacturer - Per Os Biosciences LLC (“Per Os Bio”), which consummated in a manufacturing agreement in late December 2018 to launch and bring to market a white label line of CBD infused chewing gum under the brand name Tauri-GumTM. We have filed for trademark protection with the United States Patent and Trademark Office for our CBD infused chewing product line for TAURI-GUMMITM and TAURI-GUMMIESTM. In October 2019, we also filed trademark applications for the above-referenced marks in each of the European Union and Canada. On February 18, 2020, the Company received a notice of allowance from the European Union Intellectual Property Office granting the Company its trademark registration for Tauri-Gum™ (E.U. Trademark # 018138334).

Under the terms of the agreement, Per Os Bio produces Tauri-GumTM based on the following criteria:

A. By composition, the CBD Gum will contain 10 mg of CBD Isolate;

B. The initial production run will be mint flavor;

C. This proprietary CBD Gum will be manufactured under U.S. Patent # 9,744,128 (“Method for manufacturing medicated chewing gum without cooling”);

D. Each Production Batch, including the initial production run, is estimated to yield 70,000 gum tablets or 8,700 Units (each Unit contains 8 gum tablets);

E. Integrated Quality Control Procedures: Each production batch will be tested by a 3rd Party for CBD label content, THC content (0%), and clear for microbiology;

F. The packaging, for retail marketplace, will consist of 8 count (gum tablet count) blister card labeled (the “Pack(s)”) with Lot # as well as Expiration Date.;

G. Outer sleeve in the Company’s artwork and graphic design(s) and label copy; and

H. Shipping System: Bulk packed 266 Packs per master case (“Palletized”).

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Under terms of the agreement with Per Os Bio:

A.	Each product order will consist of 8,700 Packs (unless otherwise agreed upon by both parties);
B.	½ of initial production invoice due within 3 days of execution of Manufacturing Agreement;
C.	Provide graphic design artwork, logo, and label design to Per Os Bio;
D.	Trademark has been successfully filed with U.S.P.T.O.;
E.	To implement kosher certification Process;
F.	Procure appropriate Product & Liability insurance policy; and
G.	Acquire legal opinion with respect to the confirmation of the legality to sell this CBD Gum on the Federal Statute Level.

The Company’s gum formulation includes distinctive features: allergen free, gluten free, vegan, kosher (K-Star certification), and incorporates a proprietary manufacturing process. See our “Risk Factors” contained in the Annual Report, including with respect, but not limited, to Federal laws and regulations that govern CBD and cannabis.

The Company’s E-commerce website is www.taurigum.com.

During the fiscal year 2020, the Company added two additional flavors. Blood Orange and Pomegranate.

TAURI-GUMMIES™

On November 25, 2019, the Company announced that it has finalized the formulation for its Vegan 25 mg CBD (Isolate) Infused Gummies product to be branded Tauri-Gummies™ for which a trademark was filed with the U.S. Patent and Trademark Office, as well as in Switzerland and the European Union. This product contains no gelatin in the formulation, as the Company has utilized plant-based alternatives in completion of this product. There will be 4 flavors offered – cherry, orange, lemon and lime.

Each gummy package contains 24 gummies in a jar, 6 of each flavor, containing 25mg of CBD isolate per individual gummy, or 600 mg of CBD isolate per jar. These Gum Drops have been manufactured in the “Nostalgic” 1950s confectionary style and are both plant-based (vegan formulated) and kosher certified. The Company has commenced sales of Tauri-Gummies™ during January 2020.

CANNABIGEROL “CBG” ISOLATE INFUSED VERSION OF TAURI-GUM™

On December 30, 2019, the Company announced it has commenced development of a Cannabigerol (“CBG”) Isolate Infused version of its Tauri-Gum™ brand. The Company expects that each tablet of chewing gum will contain 10mg of CBG isolate. The flavor (all natural) selected for this CBG product will be Starfruit/Peach. This product will also be kosher certified (Star K, vegan and 100% made in the USA). The Company has secured distinct GS1 barcodes for both: The Starfruit/Peach CBG infused Tauri-Gum™ blister pack and retail display box.

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DISTRIBUTION OF THE COMPANY’S PRODUCTS

E&M Distribution Agreement

On April 1, 2019, the Company entered into a distribution agreement with E&M Ice Cream Company (“E&M”) to establish Tauri-GumTM in the marketplace (the “E&M Distribution Agreement”). The Company has supported the Tauri-GumTM commercial launch with substantial levels of both financial resources and marketing support.

Under the terms of the E&M Distribution Agreement, the Company issued restricted shares of common stock to E&M for their support services.

South Florida Region Distribution Agreement

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation (“IRM”), an established medical practice management firm (the “IRM Distribution Agreement”). The purpose of the IRM Distribution Agreement is to target our Tauri-GumTM product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area.

In connection with the IRM Distribution Agreement, the Company agreed to a one-time issuance of restricted shares of the Company’s common stock and a cash stipend.

North Eastern United States Distribution Agreement

On April 30, 2019, the Company, entered into a non-exclusive comprehensive distribution agreement with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions.

In connection with the SKL agreement, the Company agreed to a one-time issuance of restricted shares of the Company’s common stock. In addition, the Company has agreed to issue restricted shares of the Company’s common stock to principals of SKL for assistance in the Company’s marketing strategy.

On May 11, 2019, the Company entered into a consulting agreement pursuant to the terms of the SKL agreement, whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This agreement has a one-year term and may be extended based upon mutual agreement of Ms. Lekkala and the Company. Ms. Lekkala will focus her efforts on the expansion of Tauri-GumTM in terms of gross sales and revenue growth through the acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is not an executive officer of the Company and, therefore, is not deemed to be an affiliate of the Company. Ms. Lekkala’s compensation includes restricted shares of the Company’s common stock, which are fully earned and vested upon the execution of her consulting agreement. Additionally, Ms. Lekkala is entitled to receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line, which the Company may pay in either stock or cash at the election of Ms. Lekkala.

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Windmill Health Distribution Agreement

On June 28, 2019, the Company entered into a distribution agreement with Windmill Health Products, LLC (“Windmill Health”), a New Jersey based distributor, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line. The Company did not contribute any capital or issue any equity to Windmill Health in connection with the Windmill Health distribution agreement.

These arrangements are more fully described in our periodic and current reports that we have filed with the Securities and Exchange Commission, included these agreements as exhibits thereto, and which are also discussed in our consolidated financial statements to our Annual Report for the year ended March 31, 2019, as well as our Quarterly Reports filed in the applicable periods thereafter.

REGULATORY MATTERS

Food and Drug Administration

On May 31, 2019, the U. S. Food and Drug Administration (“FDA”) held public hearings to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds, including CBD. The hearing came approximately five months after the Agricultural Improvement Act of 2018 (more commonly known as the Farm Bill), went into effect and removed industrial hemp from the Schedule I prohibition under the Controlled Substances Act (CSA) (industrial hemp means cannabis plants and derivatives that contain no more than 0.3 percent tetrahydrocannabinol, or THC, on a dry weight basis).

Though the Farm Bill removed industrial hemp from the Schedule I list, the Farm Bill preserved the regulatory authority of the FDA over cannabis and cannabis-derived compounds used in food and pharmaceutical products under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and section 351 of the Public Health Service Act. The FDA has been clear that it intends to use this authority to regulate cannabis and cannabis-derived products, including CBD, in the same manner as any other food or drug ingredient. In addition to holding the hearing, the agency had requested comments by July 2, 2019 regarding any health and safety risks of CBD use, and how products containing CBD are currently produced and marketed, which comment period was concluded on July 16, 2019. As of the date hereof, the FDA has taken the position that it is unlawful to put into interstate commerce food products containing hemp derived CBD, or to market CBD as, or in, a dietary supplement. Furthermore, since the closure of the FDA hearings on this issue, some state and local agencies have issued a ban on the sale of any food or beverages containing CBD. H.R. 5587, a newly introduced legislative effort at the federal level, seeks to consider hemp-derived CBD and substances containing hemp-derived CBD to be dietary supplements under the FD&C Act, which would likely resolve ambiguity and provide clear guidance to stakeholders about how to comply with applicable FDA law. However, H.R. 5587 was only recently introduced in the House of Representatives, and is in its infancy, requiring further approvals, including approval of the House of Representatives, the Senate and the President of the United States before being enacted into law, if at all.

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Furthermore, with respect to Company’s developing CBG product line, the FDA has provided no guidance as to how cannabinoids other than CBD (sch as CBG) shall be regulated under the FD&C Act, and it is unclear at this time how such potential regulation could affect the results of the operations or prospects of the Company or this product line.

See our Risk Factors for more information about these items, as well as certain related disclosures included our Results of Operations under the heading “Going Concern”.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding, success in developing and marketing its products and the level of competition and potential regulatory enforcement actions. These risks and others are described in greater detail in the Risk Factors set forth in this prospectus.

OTHER BUSINESS ITEMS

2019 Increase in Authorized Shares

On July 26, 2019, the Company held a meeting of its board of directors. The matters voted on and approved at the meeting included an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, $0.00001 par value per share from 100,000,000 to 400,000,000 shares (the “Authorized Shares Increase”). The increase in the authorized shares was approved by the shareholders of record at a special meeting of shareholders on September 10, 2019, and the Company promptly filed its Amended Articles of Incorporation with the division of corporations of the State of Florida to effectuate the increase in authorized shares, which was formally accepted by the Florida Division of Corporations on September 12, 2019.

Certified by Wal-Mart, Inc. to become a Domestic Supplier

On December 23, 2019, the Company announced that is has been certified by Wal-Mart, Inc. (“Walmart”) to become a Domestic Supplier. This certification from Walmart was obtained by the Company on December 19, 2019.

Approval to Operate Global Seller Account by Alibaba Group

On January 6, 2020, the Company announced that is has been approved by Chinese multinational conglomerate, Alibaba Group (“Alibaba”), to operate a Global Seller Account. In addition, the Company has been designated as a Gold Supplier (Gold Tier Level Supplier). This Alibaba approval opens up the global marketplace to the Company, its products, its product lines, as well as future business opportunities. The Company is working diligently towards establishing a partnership with a China based fulfillment and distribution network.

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Certified as Affiliate Vendor by The National Association of College Stores

On January 7, 2020, the Company announced that is has been certified by the National Association of College Stores (“NACS”) as an affiliate vendor. As a vendor of NACS, the Company has joined the most comprehensive group of campus retailers working to provide the best services and selections to college students across the United States.

HISTORICAL BUSINESS ITEMS

See Note 1 of our Consolidated Financial Statements in our Annual Report for the year ended March 31, 2019 for additional information on the below-referenced historical business items.

Cupuaçu Butter Lip Balm

On December 23, 2016, the Company entered into a non-exclusive, 12-month license agreement (the “License Agreement”) with Cleveland, Ohio based cosmetics products company Ice + Jam LLC (“Ice + Jam”) to market Ice + Jam’s proprietary cupuaçu butter lip balm, sold under the trademark HerMan® which launched during the quarter ended December 31, 2017. During February of 2018, the Company’s strategy with respect to the HerMan® product was negatively impacted by a series of product defects relating to the twisting mechanism of the lip balm tube. As a result of this and the concomitant halting of selling efforts, the Company had no sales of the HerMan® product during the year ended March 31, 2019. The Company has removed the product from the website and the remaining inventory was written-off as it was determined that the units were not usable. The Company has discontinued this operation as of March 31, 2019.

Honeywood

Following the termination of a proposed 2014 merger between the Company and California-based Honeywood LLC (“Honeywood”), a developer of a topical medicinal cannabis product, on August 1, 2017, the Company entered into a Debt Conversion Agreement, whereby the Company agreed to convert an $170,000 note receivable due from Honeywood, including accrued interest into a 5% membership interest in Honeywood. At the time of the Honeywood Conversion Agreement, the receivable balance under the Note of $199,119 had been fully written off by the Company in a prior period. As a result of the Honeywood Conversion Agreement, the Company deemed the investment to have no current value.

Pilus Energy

On January 28, 2014, the Company acquired Pilus Energy, LLC (“Pilus”), an Ohio limited liability company and a developer of alternative cleantech energy platforms using proprietary microbial solutions that create electricity while consuming polluting molecules from wastewater. On December 22, 2016, the Company entered in a membership interest transfer agreement with Open Therapeutics whereby the Company sold 80% of its membership interest in Pilus back to Open Therapeutics for consideration of the termination of 80% of the unexercised portion of the warrants to purchase the Company’s common stock. Open Therapeutics agreed to pay to the Company 20% of the net profit generated Pilus Energy from its previous year’s earnings, if any. On January 12, 2019, the Company and Open Therapeutics agreed to extinguish a contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock.

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Blink Charging Company

On March 29, 2018 the Company’s then named subsidiary - Tauriga Biz Dev Corp. - entered into an independent sales representative agreement with Blink Charging Company (NASDAQ: BLNK) (“BLINK”). Under this agreement we became a non-exclusive independent sales representative to solicit orders from potential customers for EV (“Electric Vehicle”) Stations placement. This sales agreement is a three-tier compensation model based on whether we contract the new customer to purchase equipment outright from BLINK or enter into one of two revenue-sharing agreements. If our subsidiary effectuates a sale of BLINK equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where our subsidiary secures a revenue sharing agreement with a customer where BLINK remains the owner, then our subsidiary will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

On June 29, 2018, the Company purchased four BLINK Level – 2 - 40” pedestal chargers for permanent placement in a retail location or locations whereby the Company will pay a variable annual fee based on 7% of total revenue per charging unit. The rest of the proceeds will be split 80/20 between the Company and the host location owner or its assignee. The host location owner will pay for the cost of providing power to these unit as well as installation costs. As of December 31, 2019, we have not installed any of these machines in any locations, and no revenue has been generated through the Blink contract. Management has not made any decision regarding placement of these units at this time. The Company has not decided to abandon this business line, and therefore, we have not reclassified these assets as held for sale.

RESULTS OF OPERATIONS

For the three and nine months ended December 31, 2019 compared to the three and nine months ended December 31, 2018

The results of operations included herein contain only those operations that are part of our continuing operations. For discussion regarding our past operations which have since been disposed of, please refer to our Annual Report.

Revenue

During March 2019, the Company began to realize sales of Tauri-GumTM with recognized gross revenue of $57,134. Revenues for the nine months ended December 31, 2019 were $201,881. The Company’s sales came from online, distributors and wholesale clients. For the purposes of sales by sales channel segmentation, distributor sales include sales to customers that were distributors.

Sales of Tauri-GumTM by sales channel for the three and nine months ended December 31,

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018
Distributor	$-	$-	$15,592	$-
Online	10,078	-	13,874	-
Wholesale	77,703	-	172,415	-
Total	$87,781	$-	$201,881	$-

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As Tauri-GumTM sales were first recognized in March 2019, there was no revenue recognized during the nine months ended December 31, 2018.

On March 29, 2018 the Company, through Tauriga Biz Dev Corp., entered into an independent sales representative agreement with BLINK. Under this agreement the Company will be a non-exclusive independent sales representative. The Company will act on behalf of BLINK to solicit orders from potential customers for EV Stations placement. Tauriga Biz Dev Corp. will be compensated upon contracting and as long as the Company’s acquired prospect remains under contract. This arrangement has the potential to earn both short term as well as long term recurring revenue by helping BLINK expand its national electric vehicle charging infrastructure and network. This sales agreement is a three-tier model based on whether Tauriga Biz Dev Corp. contracts the new customer to purchase equipment outright from BLINK or enter into one of two revenue-sharing agreements. In the case Tauriga Biz Dev Corp. effectuates a sale of BLINK equipment it will receive a one-time sales commission based on the sales price of the equipment sale. In the case where Tauriga Biz Dev Corp. secures a revenue sharing agreement with a customer where BLINK remains the owner, Tauriga Biz Dev Corp. will be paid an on-going commission based off of gross charger revenue, subject to which party paid for the installation. Commission payments under the revenue sharing agreement are subject to minimum revenue generation hurdles.

Commissions earned under this contract with Tauriga Biz Dev Corp. will be recorded as revenue when earned. Based on a binding agreement in place between BLINK and the referral provided by the Company, revenue will be recorded based on equipment value purchased or placed in service as well as the length of the contract. The Company is currently working towards its goal of generating potential revenue deriving from this Reseller Agreement with BLINK. For the nine months ended December 31, 2019 and 2018, there has been no sales and no revenue generated from this product line.

Cost of Goods Sold

For the three and nine months ended December 31, 2019, the Company had cost of goods sold in the amount of $75,263 and $166,162 as a result of sales of Tauri-GumTM to online customers, distributors and wholesale clients. For the purposes of cost of goods sold segmentation distributor cost of goods sold includes sales to customers that were distributors.

Cost of Goods Sold by sales channel for Tauri-GumTM for the three and nine months ended December 31, 2019 and 2018 were:

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018
Distributor	$-	$-	$11,340	$-
Online	13,550	-	14,815	-
Wholesale	61,712	-	$140,006	-
Total	$75,263	$-	$166,162	$-

As Tauri-GumTM sales were first recognized in March 2019, there was no cost of goods sold recognized during the nine months ended December 31, 2018.

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Operating Expenses

Marketing and advertising expense

For the three months ended December 31, 2019, marketing and advertising expense from continuing operations was $16,320 compared to none for the same period in the prior year, respectively, due to cost of Tauri-GumTM samples allocated from inventory for distribution at trade shows.

For the nine months ended December 31, 2019, marketing and advertising expense from continuing operations was $150,997 compared to none for the same period in the prior year, respectively, largely due to a payment under a distribution agreement in the amount of $125,000 as well as Tauri-GumTM samples allocated from inventory in the amount of $19,147.

Research and development

There was no research and development expense for the three months ended December 31, 2019.

For the nine months ended December 31, 2019, research and development expense was $3,852 compared to none for the same period in the prior year. The current year increased expense was due to the Tauri-GumTM increased spending on product design.

General and Administrative Expense

For the three months ended December 31, 2019, general and administrative expenses was $491,788 compared to $200,722 during the same period in the prior year. The increase of $291,066 was largely due to increase stock-based compensation expense of $126,525, an increase in professional fees of $34,182, an increase in consulting fees of $39,450 an increase in conference fee expense of $18,212.

For the nine months ended December 31, 2019 and 2018, general and administrative expenses were $1,412,551 and $719,035, respectively. This increase of $693,516 was primarily attributable to $363,778 increase in stock-based compensation, $110,167 of increased consulting expense, $40,825 addition legal and proxy filing fees, $32,212 increase in conference fees and $14,187 increase in press release expense.

Depreciation and amortization

For the three months ended December 31, 2019 and 2018, depreciation and amortization expense was $232 and $214, respectively. Depreciation expense decrease of $18 was due to depreciation expense on old computer equipment was slightly higher than its replacement.

For the nine months ended December 31, 2019 and 2018, depreciation and amortization expense was $695 and $732, respectively. Depreciation expense decrease of $37 was due to depreciation expense on old computer equipment was slightly higher than its replacement.

Interest Expense

For the three months ended December 31, 2019 and 2018, interest expense was $243,399 and $18,396, respectively. Interest expense increase of $225,003 was due to an increase in interest carry cost of $12,245 due to a much higher debt level as well as increased debt discount amortization of $214,897 as well as $9,750 for the value of commitment shares issued to a note holder.

For the nine months ended December 31, 2019 and 2018, interest expense was $539,955 and $44,462, respectively. Interest expense increase of $495,493 was due to an increase in interest carry cost of $15,083 due to a much higher debt level offset by a prepayment penalty on a convertible note in the amount of $16,657, $20,250 for the value of commitment shares issued to a note holder, increased debt discount amortization of $472,080.

Net Income (Loss)

The Company generated a net loss from continuing operations of $827,919 for the three months ended December 31, 2019 compared net loss of $377,980 during the three months ended December 31, 2018. This variance was largely due to an increase in interest expense of $225,003 and higher general and administrative expense of $289,067, offset by a lower unrealized loss on trading securities by $37,872 as well as prior period actual loss on the sale of trading securities of $79,020.

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The Company generated a net loss from continuing operations of $2,106,953 for the nine months ended December 31, 2019 compared to a net loss of $476,746 during the nine months ended December 31, 2018. This difference was largely due to higher general and administrative expense of $691,517, higher interest expense of $495,493, a lower gain on the sale of trading securities in the amount of $141,605 and a net decrease of $333,558 in the value of marketable securities reflected as an unrealized loss on trading securities in the current period from a gain in the prior period offset by a gain on the extinguishment of debt of $113,466.

Liquidity and Capital Resources

At December 31, 2019, we had cash of $89,329 and $158,631 of securities compared to March 31, 2019 of $385,943 and $350,400 of trading securities. We have historically met our cash needs through a combination of proceeds from private placements of our securities, loans and convertible notes. Our cash requirements are generally for purchases of inventory as well as selling, general and administrative activities. We believe that our cash balance is not sufficient to finance our cash requirements for expected operational activities, capital improvements, and partial repayment of debt through the next 12 months.

For operating activities, we used cash of $978,893 for the nine months ended December 31, 2019 compared to $55,523 during the nine months ended December 31, 2018. The principal elements of cash flow from operations for the nine months ended December 31, 2019 were a net loss of $2,104,953, $440,578 amortization of debt discount, $550,824 of common stock issued and issuable for services (including stock based compensation), amortization of debt discount of $241,379, unrealized gain on the sale of marketable securities of $161,769 offset by an increase in inventory $106,850 and a gain on the extinguishment of debt in the amount of $113,468.

Net cash used in operating activities amounted to $55,523 for the nine months ended December 31, 2018 During the nine months ended December 31, 2018, cash used in operations included a loss of $476,746 and proceeds from the sale of trading securities in the amount of $477,631.

Cash used in investing activities during the nine months ended December 31, 2019 and 2018 was $29,741 and $46,213, respectively. During 2019, the Company invested $42,500 in a private Company and purchased warrants in VTGN in the amount of $37,500. The Company also received a short term note in the amount of $50,159 from its Chief Executive Officer, Seth Shaw. During 2018, the Company purchased equipment for $12,390, invested $50,000 in two private companies as well as purchased digital currency in the amount of $16,177.

Cash provided by in financing activities during the nine months ended December 31, 2019 was $712,020 compared to $99,750 cash used during the same period in the prior year. During 2019, the Company had proceeds from the sale of common stock in the amount of $103,250 and $608,500 proceeds from convertible notes payable. During 2018, the Company had $240,750 proceeds from notes payable and used $141,000 to repay principal on notes payable.

As of December 31, 2019, current liabilities exceeded our current assets by $121,062 compared to $490,436 of current assets in excess of current liabilities at March 31, 2019. During 2019, the Company’s net assets decreased while current liabilities increased significantly. At December 31, 2019, current assets were $648,505 compared to $947,816. The Company’s current assets decrease was largely due to a decrease in the cash balance decreased by $296,614 as well as a decrease in trading securities of $191,796 offset by an increase in inventory of $106,850. At December 31, 2019, current liabilities were $769,567 compared to $457,380 at March 31, 2019. The Company’s increase in current liabilities was mainly due to an increase in convertible notes payable, net of discounts of $293,808, the liability to issue stock of $93,980 and an increase in accrued expenses and payables of $55,088.

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Going Concern

During the fourth quarter of the year ended March 31, 2019, the Company began sales and marketing efforts for its Mint flavored Tauri-GumTM product. During the three months ended March 31, 2019, the Company recognized sales of $57,134 and a gross profit of $20,006, which has continued into the nine months ended December 31, 2019 where the Company recognized revenue of $201,881 and a gross profit of $35,719. During the nine months ended December 31, 2019, the Company has entered into multiple distribution agreements and has engaged an independent contractor to act as Vice President of Distribution and Marketing. At December 31, 2019, the Company had a working capital deficit of $121,062, resultant largely from convertible notes payable and a liability to issue common stock Although the Company expects that the deficit will be remedied by repayment in cash or the conversion of notes into common stock shares as well as the issuance of shares for which the Company is obligated, it still believes that there is uncertainty with respect to continuing as a going concern.

On July 1, 2019, months after the NYC Department of Heath announced a ban on cannabidiol in foods and beverages (mainly focused on restaurants and baked goods), the updated New York City Health Code now includes an embargoing of CBD-infused Edible(s) Products (including packaged products). The Company is hopeful that the FDA as well as the New York City Council will implement regulations surrounding the CBD industry in a logical and prompt manner. The FDA’s uncertainty surrounding CBD was the initial cause of the New York City ban, and we believe further clarification from the FDA supporting its safety and regulating its labeling will also offer a clearer pathway to the New York City CBD market. The Company believes it is well positioned under the circumstances and has taken a conservative approach towards its products, including, for example, ensuring that its product manufacturer periodically tests for compliance with the Agricultural Improvement Act of 2018, such as utilizing CBD oils from hemp plants which contain 0% THC content. The Company remains confident that this embargo on CBD Edible(s) products will be lifted and/or clarified. As a result of this embargo, the Company has taken the necessary steps to ensure that their marketing efforts are focused on areas outside of New York City, while maintaining its physical presence in New York City.

The Company, in the short term, intends to continue funding its operations either through cash-on-hand or through financing alternatives. Management’s plans with respect to this include raising capital through equity markets to fund future operations as well as the possible sale of its remaining marketable securities which had a market value of $246,100 at September 30, 2019. In the event the Company cannot raise additional capital to fund and/or expand operations or fails to raise adequate capital and generate adequate sales revenue, or if the regulatory landscape were to become more difficult or result in regulatory enforcement, it could result in the Company having to curtail or cease operations.

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Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues in the short term, there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations to achieve profitability thereby eliminating its reliance on alternative sources of funding. Although management believes that the Company is in a stronger position than it has been in in several years, there is still no guarantee that profitable operations with sufficient cashflow to sustain operations can or will be achieved without the need of alternative financing, which is limited. These matters still raise significant doubt about the Company’s ability to continue as a going concern as determined by management. The Company believes that there is uncertainty with respect to continuing as a going concern until the operating business can achieve more than nominal sales and profitable operations and sustain cash flow to operate the Company for a period of twelve months. In the event the Company does need to raise additional capital to fund operations or engage in a transaction, failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Even if the Company does raise sufficient capital to support its operating expenses, acquire new license agreements or ownership interests in life science companies and generate adequate revenues, or the agreements entered into recently are successful, there can be no assurances that the revenues will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern as determined by management. However, the accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Contractual Obligations

On December 1, 2017, the Company relocated its corporate headquarters from Danbury, Connecticut to New York, New York, and entered into a two-year lease for its New York City location at $1,010 per month for the term of the lease. On September 1, 2019, the Company entered into a two-year lease extension with a modified lease expiration of November 30, 2021.

On June 11, 2019, the Company entered into a two-year lease, expiring on June 30, 2021. The office is located at Regus World Trade Centre Muelle de Barcelona, edif. Sur, 2a Planta Barcelona Cataluña 08039 Spain. Monthly rent payments will be approximately $201 per month (based on the contractual rate of €178 multiplied by the exchange rate of 1.13 on the day the lease agreement was entered into).

Per Os Bio has contracted with the Company as the sole manufacturer of its Tauri-GumTM and are under contract to produce our product when ordered at approximately $6 per blister pack. Per OS is also required to have each batch independently tested to ensure that each piece of chewing gum must contain 10 milligrams (“mg”) of CBD Isolate, has 0% THC Content and is clear for all microbiology.

Off-Balance Sheet Arrangements

As of December 31, 2019, the Company had no off-balance sheet arrangement as defined in Item 303(a)(4) of Regulation S-K.

Significant Accounting Policies

See Note 2 to the December 31, 2019 financial statements included as part of this prospectus for a description of our significant accounting policies.

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Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our consolidated financial statements upon adoption.

To understand the impact of recently issued guidance, whether adopted or to be adopted, please review the information provided in Note 2 to the financial statements included as part of this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 18, 2019, the board of directors of Tauriga Sciences, Inc. (the “Company”) approved the selection of BF Borgers CPA PC (“Borgers”) as its independent registered public accounting firm replacing KBL, LLP (“KBL”).

(a) Dismissal of Independent Registered Public Accounting Firm

On July 17, 2019, the Company dismissed KBL, LLP. KBL, LLP audited the Company’s financial statements for the years ended March 31, 2014 through 2019.

The report of KBL, LLP dated June 27, 2019 on the Company’s consolidated balance sheets at March 31, 2019 and 2018, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for each of the two years in the period ended March 31, 2019 and March 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles, other than such report was qualified as to our ability to continue as going concern.

During the Company’s two most recent fiscal years preceding the Company’s decision to dismiss KBL, LLP, there were (i) no disagreements with KBL, LLP regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of KBL, LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report or (ii) no “reportable events” as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company provided KBL, LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by KBL, LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 18, 2019, the Company engaged Borgers as its new independent registered public accounting firm. During the fiscal years ended March 31, 2019 and 2018 and through July 18, 2019, the date the Company engaged Borgers, the Company did not consult with Borgers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The following table sets forth information with respect to persons who are serving as directors and officers of the Company during the Company fiscal year ended 2019. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

Name	Age	Position

Seth M. Shaw	40	Chief Executive Officer and Director
Kevin P. Lacey	51	Chief Financial Officer
Dr. David L. Wolitzky	83	Director
Thomas J. Graham	70	Director

Biographies of Directors and Officers

Seth M. Shaw has served as our chief executive officer and chairman of the Board since July 9, 2015. Mr. Shaw started his career at American International Group (AIG) Global Investment Group and furthered his growth capital experience working at a prestigious Manhattan based hedge fund (Harvest Capital Management). In 2005, he founded Novastar Resources Ltd, a natural resources exploration company focused on the exploration and acquisition of mineral properties containing the element thorium. During this period, Mr. Shaw secured more than $17 million in financing from top tier institutional investors and was an integral stakeholder in the completion of the merger between Novastar Resources and Thorium Power. During this period, he held the position of Director of Strategic Planning until mid-2007. Subsequently, the company changed its name to Lightbridge Inc. and currently trades on the NASDAQ (NASDAQ: LTBR).

Following the merger, Mr. Shaw has assisted several other companies in securing value-added capital from institutional investors as well as providing management consulting. Among those, Mr. Shaw was instrumental in securing $12,000,000 from Tudor Investment Corp. for NASDAQ listed flat panel display developer Uni-Pixel Inc. (NASDAQ: UNXL). In addition, Mr. Shaw served as the founding CFO of Los Angeles based Biotech firm Physician Therapeutics LLC (“PTL”) in 2004. Subsequently PTL merged with Targeted Medical Pharma (“TMP”) (OTCQB: TRGM). Mr. Shaw had previously served as the CEO of the Company from August 22, 2012 through February 26, 2014. Throughout his tenure with the Company, Mr. Shaw has been instrumental in completing numerous private placements. Mr. Shaw also served as the Chief Executive Officer and Chief Financial Officer for Breathe eCig Corp. from January 22, 2016 until April 1, 2106 and January 22, 2016 until August 12, 2016, respectively (OTCQB: BVAP).

Mr. Shaw graduated from Cornell University in 2001 with a bachelor’s degree in Policy Analysis Management and a concentration in Econometrics.

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Kevin P. Lacey has served as our chief financial officer since July 5, 2017. Mr. Lacey is an experienced finance professional with over twenty years’ experience in working with small and large companies leading financial teams, implementing and converting accounting systems, designing and implementing controls as well as vast experience in preparing financial statements, budgeting and financial analysis. Over the past five years, Mr. Lacey, as head or Mariner Consulting Group Inc., has worked with numerous small reporting public companies in financials statement preparation and consulting as well as assisting many small private companies with accounting system design and implementation along with business development consulting. Mr. Lacey is a Certified Public Accountant (CPA) as registered with the State of Florida. He holds a Master’s in Business Administration (MBA) from the University of Central Florida (1999) as well as a Bachelors in the Science of Accounting from Webber International University (1993). Mr. Lacey is also a U.S. Military Veteran, serving in the U.S. Army from 1987 to 1989. He was honorably discharged in 1989.

Dr. David L. Wolitzky has served as our director since March 2013. Dr. Wolitzky received his BA from The City College of New York (1957) and his Ph.D. in Clinical Psychology from the University of Rochester (1961). He is also a graduate of the New York Psychoanalytic Institute (1972). Since 1974 Dr. Wolitzky has been a tenured faculty member in the Department of Psychology, New York University. His many years there of teaching, research, supervisory, and administrative experience included serving as the Director of the Clinical Psychology Ph.D. Program, the N.Y.U Psychology Clinic, and as a Co-Director of the N.Y.U. Postdoctoral Program in Psychotherapy and Psychoanalysis and as a supervisor of candidates in training. His other professional activities include publication of numerous articles and book chapters, edited books, forensic evaluation in child custody cases, psychological assessments of individuals being considered for high-level executive positions in industry, extensive experience as a book editor, and the practice of psychotherapy. He also has served on the New State Board of Psychology, Office of Professional Discipline.

Mr. Thomas J. Graham has served as our director since August 2015. Mr. Graham is currently self-employed and leverages his industry knowledge to help companies create effective strategies to successfully penetrate the retail marketplace. From 2000 to 2005, Mr. Graham served as Director of Operations for Sears and Roebuck & Co., a national retailer with numerous stores nationwide. He oversaw direct operations for all departments, including their managers and associates. In addition, he was accountable for all sales, labor and operation standards as set by Sears Corporate. From 1993 to 2000, Mr. Graham from 1993 to 2000 served as a results-oriented Marketing and Sales Director for a major Michigan retail supermarket called Goff Food Stores, with sales in excess of $100,000,000.00 annually. He coordinated and oversaw all print and visual advertising including newspaper, radio and television. Mr. Graham worked with local and national vendors to promote and increase sales and customer flow. In addition, he was responsible for all product placement and developed category management standards for all departments and set merchandising plans and ensured they were followed by all store level personal.

Mr. Graham is also an U.S. Military Veteran, serving in the U.S. Army during the Vietnam War from 1969 to 1971. He was honorably discharged in 1971 with the rank of Sergeant First Class, with twelve months combat service in Vietnam from 1970-1971.

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Family Relationships

There are no family relationships among any of our directors and executive officers.

Our directors are appointed by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal. Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Employment Agreements

Neither our chief executive officer, our chief financial officer nor any other member of management has entered into an employment agreement with the Company.

Indemnification of Directors and Officers

Florida Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and Consultants; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Florida General Corporation Law.

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Directors’ and Officers’ Liability Insurance

The Company does not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the compensation committee or as a director of another entity one of whose executive officers served on our compensation committee or as one of our directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

As of December 31, 2018, the Company established an Audit Committee. Director, Thomas Graham is the Audit Committee Chair.

We expect our board of directors, in the future, to appoint a nominating committee and any other committee, as applicable, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Advisory Board

Business Advisory Board

The Company established its Business Advisory Board in 2013. Currently, the Business Advisory Board has four members.

Woodrow H. Levin has served on our Business Advisory Board since February 2014. Mr. Levin was the founder and CEO of BringIt which was acquired by International Game Technology (NYSE:IGT) in the year 2012. An energetic and charismatic leader, he makes strategic decisions for the company while guiding day-to-day operations, working with investors, and developing strategic and lasting partnerships that benefit BringIt. Prior to founding BringIt, Mr. Levin was Managing Partner at Riverbank Capital Management, a successful equity options trading firm he started, and helped to grow with offices in New York and Chicago. In 2001, he founded InStadium, an advertising company that partnered with NFL and MLB stadiums to provide digital advertising, product sampling, stadium signage, and innovative restroom advertising. Mr. Levin was President of InStadium for five years, during which he established the company’s mission of expanding in-venue advertising and promotional opportunities for large to mid-sized companies through cost-efficient and high impact programs. His efforts ultimately resulted in securing partnerships with 25 MLB and 15 NFL stadiums throughout the top 20 advertising markets in the US. His competitive fire was firmly established by his school career as a competitive athlete. He played NCAA Division I hockey at Wisconsin, an experience that taught him that discipline and hard work can transform a burning desire for success into tangible results. Mr. Levin attended Chicago-Kent School of Law and is admitted to practice in IL. He holds a BA in Business from the University of Wisconsin in Madison. Mr. Levin resides in San Francisco and was previously living in Chicago where he is involved with multiple community and charitable organizations including the Jewish United Fund, Lynn Sage Breast Cancer Foundation and most recently was on the executive committee of The Chicago Green Tie Ball.

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General Ronald R. Fogleman has served on our Business Advisory Board since February 2014. General Fogleman is a highly decorated combat veteran who retired from the United States Air Force (“U.S. Air Force” or “USAF”) after 34 years active commissioned service. On his final tour of duty he served as the 15th Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff (“JCS”) during the administration of President Clinton. Prior to that assignment he was Commander in Chief of the United States Transportation Command (“CINCTRANS”). As Chief of Staff, he served as the senior uniformed officer responsible for the organization, training and equipage of 750,000 active duty, Guard, Reserve and civilian forces serving in the United States and Overseas. As a member of the JCS, he served as a military advisor to the Secretary of Defense, the National Security Council and the President. Since retiring from the U.S. Air Force, General Fogleman has served on the Defense Policy Board, The National Aeronautics and Space Administration (“NASA”) Advisory Council, the Jet Propulsion Laboratory Advisory Board, chaired an Air Force Laboratory study on directed energy weapons, chaired a National Resource Committee on Aeronautics Research and Technology for Vision 2050: An integrated Transportation System, served on the NASA Mars Program Independent Assessment Team, the congressionally directed Commission to Assess United States National Security Space Management and Organization, the NASA Shuttle Return to Flight Task Group and the Independent Assessment Panel to examine the Management and Organization of National Security Space Assets. General Fogleman has served on and chaired several public and private company boards. He is currently the Chairman of the Board of Alliant Techsystems Inc. (NYSE: ATK), the Lead Director on the Board of Directors for AAR Corp. (NYSE: AIR), and serves on the boards of AGC Composites and Aerostructures, First National Bank of Durango, MITRE Corporation, Tactical Air Support, Inc. and Thayles-Raytheon Systems. he has served as the chair of Audit and Governance Committees throughout his career in the public and private sectors. He devotes considerable time to national security, governance of public companies and community affairs. He is a member of the National Association of Corporate Directors, Council on Foreign Relations, Falcon Foundation, Airlift Tanker Association, Fort Lewis College Foundation, and the Air Force Association. He lectures on leadership, international affairs and military issues and has published numerous articles on air and space operations.

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Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Principal Stockholders

The table below sets forth information regarding the beneficial ownership of our common stock and preferred stock as of February 25, 2020 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate of each class;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 103,187,644 shares of common stock outstanding as of March 3, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

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Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding
Common Stock

Seth M. Shaw	27 Edward Rd. Hopewell Jct, NY 12533	3,685,201	3.57%

Kevin P. Lacey	701 Amhearst Ct. Franklin, TN 37064	306,667	0.30%

Thomas Graham	9622 West Grand River Hwy, Gr Grand Ledge, MI 48837	120,001	0.12%

Dr. David L. Wolitzky	50 E. 89th St. 23B, New York, NY 10128	130,874	0.13%

	All officers and directors as a group		4.11%

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our named executive officers.

Name and Principal Position	Year	Salary	Deferred Compensation	Bonus	Stock Awards	Option/ Warrants Awards	All Other Compensation		Total

Seth M. Shaw (1)	2019	$150,125	$-	$16,250	$-	$-	$59,821		$226,196
Chief Executive Officer	2018	$125,907	$-	$55,000	$-	$-	$-		$180,907

Kevin P. Lacey (2)	2019	$83,550	$-	$15,000	$-	$-	$-		$98,550
Chief Financial Officer	2018	$45,000	$-	$13,500	$26,000	$-	$-		$84,500

Ghalia Lahlou (3)	2019	$-	$-	$-	$-	$-	$-	$
Chief Financial Officer (Former)	2018	$36,750	$-	$-	$9,000	$-	$-		$45,750

(1) Other Compensation includes travel and expense reimbursement under a non-accountable plan.

(2) Mr. Lacey was appointed Chief Financial Officer as of July 5, 2017. Compensation reflected above is based on amounts earned subsequent to this appointment. Mr. Lacey has received fees for services prior to his appointment as Chief Financial Officer and are not reflected in the chart above. Stock award was a one-time board approved grant upon appointment as Chief Financial Officer.

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(3) Ms. Lahlou was appointed chief financial officer on July 9, 2015. Ms. Lahlou resigned as chief financial officer on May 26, 2017. Stock award was a one-time board approved grant paid out as a separation settlement for all monies owed to Ms. Lahlou.

The general policy of the Board of Directors is that compensation for independent Directors should be a nominal cash fee plus equity-based compensation. We do not pay employee Directors for Board service in addition to their regular employee compensation. The Board of Directors have the primary responsibility for considering and determining the amount of Director compensation.

The following table shows amounts earned by each Director in the fiscal year ended March 31, 2019. Mr. Hingge Hsu resigned as a Director on April 9, 2018 and received no compensation in connection with his service as a director to the Company.

Director	Fees Earned or Paid in Cash	Stock Awards	Warrant Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. David L. Wolitzky	$10,000	$-	$-	$-	$-	$-	$10,000
Thomas Graham	$23,350	$-	$-	$-	$-	$-	$23,350

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2019

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Warrants

The Company has not granted warrants to any officers.

Treminio

Options –

In addition to the warrants as described above, On February 1, 2012, the Company granted its CEO, Seth M. Shaw, an option to purchase 66,667 shares of common stock. These options vested immediately and were for services performed. The options have an exercise price of $7.50 per share. The options expire on February 1, 2022. None have been exercised.

Compensation of Directors

The Board of Directors determined to issue the following compensation for directors for the nine months ended December 31, 2019:

Dr. David L. Wolitzky	$3,500
Thomas J. Graham	20,450
Total Compensation of Directors for the nine months ended December 31, 2019	$23,950

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2019 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 555 Madison Avenue 5th Floor Suite 506, New York, NY 10022.

Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Common Stock (1)

Non-employee Directors:
Dr. David L. Wolitzky	130,874	*
Thomas J. Graham	120,001	*

Named Executive Officers:
Seth M. Shaw, Chief Executive Officer and Director (2)	3,685,201	3.57%
Kevin P. Lacey, Chief Financial Officer	306,667	*

All directors and named executive officers as a group (4 persons)	4,242,743	4.11%

*	Denotes less than 1%.

(1)	Applicable percentage of ownership is based on 103,187,644 total shares comprised of our common stock as of March 3, 2020. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 3, 2020 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares of our preferred stock are deemed outstanding and to be beneficially owned by the person holding such shares for purposes of computing such person’s percentage ownership.
(2)	Seth Shaw’s holds 66,667 options with and exercise price of $7.50 per share.

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

There has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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Director Independence

We currently act with three directors consisting of Seth M. Shaw, Thomas J. Graham and David L. Wolitzky. Our common stock is quoted on the OTCQB, which does not impose any director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors, David L. Wolitzky and Thomas J. Graham.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that website is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

● our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 27, 2019;

● our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 13, 2019;

● our Quarterly Report on Form 10-Q for the quarter ended on September 30, 2019, filed with the SEC on November 12, 2019;

● our Quarterly Report on Form 10-Q for the quarter ended on December 31, 2019, filed with the SEC on February 13, 2020;

● our Current Reports on Form 8-K filed on July 5, 2019, July 18, 2019, September 10, 2019, October 8, 2019, January 9, 2020 and January 29, 2020; and

● Our Definitive Proxy Statement of Schedule 14C filed with the SEC on August 16, 2019.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for copies to us at Attention: Seth M. Shaw, CEO, 555 Madison Avenue, Fith Floor, New York, NY 10022 or you may call us at (917) 796-9926. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

88

Tauriga Sciences, Inc.

76,000,000 Shares of Common Stock

Prospectus

March 5, 2020

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Part II

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$649.40

Accounting fees and expenses	$-

Legal fees and expenses	$50,000.00

Miscellaneous fees and expenses	$-

Total	$50,640.40

Recent Sales of Unregistered Securities

The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering. All such issuances have been reported in our applicable current and periodic reports filed by us with the Securities and Exchange commission.

Fiscal Year 2019

On May 01, 2018, the Company issued 1,985,754 common shares under a convertible note conversion notice to an October 17, 2017 note with GS Capital Partners, LLC. The shares had a value of $0.0289 per share. For further explanation of this note, please see previous disclosure on our annual report filed on form 10-K on June 27, 2019. No proceeds were received in association with this transaction.

On May 10, 2018, the Company entered into a securities purchase agreement with GS Capital Partners, LLC. GS Capital Partners, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $56,000. The first 8% note for $28,000 was funded with net proceeds of $25,000, after the deduction of $3,000 for OID. The second 8% note, the back-end note, is initially paid for by an offsetting note receivable issued by GS Capital Partners, LLC to the Company. The terms of the back-end note require cash funding prior to any conversion thereunder. The note receivable is due January 10, 2019, unless certain conditions are not met, in which case both the back-end note and the note receivable may both be cancelled. Included here by reference. For further explanation of this note, please see previous disclosure on our annual report filed on form 10-K on June 27, 2019. Proceeds from this note were used for operational expenses. On October 26, 2018, the Company fully repaid this note in cash using proceeds from a new convertible note. Repayment included $1,031 of accrued interest and $9,240 of prepayment penalty.

On May 15, 2018, the Company issued 130,000 shares to two consultants under stock-based compensation agreements containing performance based components. These shares had a grant value of $48,600 ($0.374 per share). No proceeds were received in association with this transaction.

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As previously disclosed in our 10-Q filed on October 31, 2018, together with the related agreement submitted as an exhibit thereto (10.17), on October 22, 2018, the Company entered into a settlement agreement in connection with a convertible note issued to an individual investor on February 22, 2013, in the amount of $15,000, bearing an annual interest rate of 8%. In order to resolve any dispute and to repay and terminate the note, the Company paid $25,500 in cash and issued 1,000,000 shares of restricted common stock, with no registration rights related thereto. At the time of settlement, the note had accrued interest of $7,098. The Company recorded a loss on the conversion of this note in the approximate amount of $30,000. No proceeds were received in association with this transaction.

On October 24, 2018, the Company issued 1,750,000 shares to a consultant under a stock based compensation agreement containing performance based components. These shares had a grant value of $47,075 ($0.0269 per share). No proceeds were received in association with this transaction.

On October 25, 2018, the Company entered into a one-year $180,000 convertible note bearing 8% interest with GS Capital Partners, LLC. The note has an original issue discount of $11,750. A portion of the proceeds will be used to retire the two remaining convertible notes on the books of the Company as of December 31, 2018 with GS Capital Partners, LLC. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses as well as repayment of a convertible note dated May 10, 2018 with GS Capital Partners, LLC .

On December 20, 2018, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $110,000. The first 8% note for $55,000 was funded with net proceeds of $47,500, after the deduction of $5,000 for OID and $2,500 in legal fees. The second 8% note, the back-end note, is initially paid for by an offsetting note receivable issued by Adar Alef, LLC to the Company. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On January 8, 2019 the Company entered into a security purchase agreement with an accredited investor to purchase 1,000,000 shares at $0.02 for a purchase price of $20,000. As of this report date the shares have not been issued. The proceed from stock sales were used in on going operation.

On January 11, 2019, the Company entered into a twelve-month consulting agreement with a consultant for services to be rendered in exchange for $2,000 cash and 1,250,000 shares of the Company’s restricted common stock. The shares of stock have a value of $61,875 ($0.0495 per share) based on the closing price of the Company’s stock on the date of the agreement. The consultant will assist the Company with customer acquisition, identifying potential investors and merger and acquisition candidates for the Company. No proceeds were received in association with this transaction.

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On January 12, 2019, the Company and Open Therapeutics agreed to extinguish the $75,000 contingent liability in exchange for a one-time issuance of 500,000 restricted shares of Company’s common stock. The shares were recorded at a value of $24,750 ($0.0495 per share) as a loss on settlement in the Company’s condensed consolidated financial statements. No proceeds were received in association with this transaction.

On January 23, 2019, the Company and Eagle Equities, LLC (“Eagle Equities”) consummated entry into a securities purchase agreement where the Company will borrow $62,000 at 8% annual interest under a one-year term convertible note. The note is convertible into restricted stock of the Company. In connection with this agreement, the Company issued 500,000 commitment shares having a value of $18,500 ($0.037 per share) which will be reflected as interest expense in the Company’s condensed consolidated statement of operations during the year ended March 31,2019. In conjunction with the securities purchase agreement the Company on January 22, 2019, issued 500,000 commitment shares for debt financing ($0.042 per share) valued at $21,000. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

During late February of 2019, the Company commenced a strategic private placement, the primary purpose of which was intended finance the following operational matters related to our Tauri-Gum™ product: increasing production of our product inventory, funding of research & development initiatives, entering into distribution agreements, augmenting our digital artwork and graphic design projects, formulating a special miniaturized airport version of Tauri-Gum™, and for general corporate and working capital purposes. On April 12, 2019, the Company executed a Securities Purchase Agreement with a number of individual and institutional “accredited investors” (within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended, the “Act”) to consummate the private placement at an average price of $0.06 per share, resulting in aggregate gross proceeds to the Company of $326,200. A number of the investors include an owner of a Northeastern supermarket chain, as well as executives in the food distribution and medical practice management networks. Pursuant to the terms of the SPA, the Company issued 5,400,953 shares of its restricted common stock pursuant to Regulation D of the Act. No warrants were offered or issued in connection with this above-referenced private placement. The foregoing descriptions of the SPA is qualified in its entirety by reference to the provisions of the SPA, filed as Exhibit 4.69 hereto, the terms of which are incorporated in their entirety herein by reference.

On March 14, 2019, the Company entered into a 12-month $300,000 principal face value 8.0% convertible debenture with GS Capital Partners, LLC, with a maturity date of March 13, 2020. The GS Capital Note carries $20,000 original issue discount (OID) and, as such, the initial net proceeds to the Company was $280,000. In connection with this agreement, the Company is obligated to issue 750,000 commitment shares having a value of $142,500 ($0.19 per share) which is reflected as interest expense in the Company’s consolidated statement of operations during the year ended March 31,2019. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses with the launch Tauri-GumTM.

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On March 15, 2019, the Company issued 95,667 shares for the settlement of debt $20,004. No proceeds were received in association with this transaction.

On March 18, 2019, the Company issued 1,569,717 common shares under a convertible note conversion notice to a December 20, 2018 note with Adar Alef, LLC See “Description of Securities” section (above) for further explanation of the underlying convertible note. The shares had a value of $0.0357 per share. No proceeds were received in association with this transaction.

On March 25, 2019, the Company issued 1,391,045 common shares under a convertible note conversion notice to a January 23, 2019 note with Eagle Equities, LLC. See “Description of Securities” section (above) for further explanation of the underlying convertible note. The shares had a value of $0.0452 per share. No proceeds were received in association with this transaction.

Fiscal year 2020

On April 1, 2019, the Company entered into a comprehensive distribution agreement with E&M to establish Tauri-GumTM in the marketplace. The Company has supported the Tauri-GumTM commercial launch with substantial levels of both financial resources and marketing support. The Company has agreed to issue a one-time issuance of 1,000,000 restricted shares of the Company’s common stock, and to tender a one-time cash payment of $125,000 to E&M. This $125,000 cash component was paid in full to E&M on April 1, 2019, and the value of the shares is reflected in stock-based compensation based on the grant date of April 1, 2019. The Company is awaiting issuance instructions from E&M to issue the shares.

On April 8, 2019, the Company entered into a non-exclusive distribution agreement with IRM Management Corporation, an established medical practice management firm. The purpose of the IRM Distribution Agreement is to target our Tauri-Gum™ product to the South Florida based medical market, including chiropractors, orthopedists, as well as prospective retail customers in this geographic area. In connection with this IRM Distribution Agreement, the Company has also agreed to a one-time issuance of 450,000 shares of the Company’s restricted common stock and a cash stipend of $10,000 to IRM. The value of the shares are reflected in stock-based compensation based on the grant date of April 8, 2019. No proceeds were received in association with this transaction.

On April 25, 2019, the Company issued 1,000,000 shares to a consultant under a stock-based compensation agreement containing performance-based components. These shares had a grant value of $89,500 ($0.0895 per share). No proceeds were received in association with this transaction.

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On April 30, 2019, the Company, entered into a non-exclusive comprehensive distribution agreement with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions. In connection with the SKL Agreement, the Company has agreed to issue a one-time issuance of an aggregate of 1,000,000 restricted common shares the Company’s stock, which are subject to the customary resale and transfer restrictions imposed under the rules and regulations of the Securities and Exchange Commission. The restricted equity issuance to SKL was issued in accordance with the following schedule: (i) to Mr. Mahesh Lekkala, 500,000 restricted shares the Company’s common stock within ten (10) business days of April 30, 2019; and (ii) to SKL, 500,000, which were permitted to be immediately allocated by SKL to persons within its organization and, as such, (a) 250,000 of such shares shall be issued to SKL within ten (10) business days of April 30, 2019, and the additional issuance of (b) 250,000 of such shares shall be issued to SKL within ten (10) business days of August 1, 2019, which shares were issued on August 1, 2019. Other than the payment terms for Tauri-GumTM product purchased and distributed under the terms of the Agreement, there is no additional cash payment currently due or owing by the Company thereunder. The value of the shares is reflected as stock-based compensation with a grant date of April 30, 2019. All but 250,000 shares are expensed on this date, with those 250,000 shares valued over the term of the one-year agreement. No proceeds were received in association with this transaction.

On May 11, 2019, the Company issued 250,000 shares issued to Vice President of Distribution and Marketing. On May 11, 2019, the Company entered into a sub-agreement pursuant to the SKL distribution agreement whereby Ms. Neelima Lekkala was appointed Vice President of Distribution & Marketing. This contract has a one-year term and is and may be extended based upon mutual agreement. Ms. Lekkala shall focus her efforts on the expansion of Tauri-GumTM as well as revenue growth, acquisition of new customers, establishment of professional marketing materials & protocols, logistics improvement(s) and fulfillment services. Ms. Lekkala is deeded a non-affiliate and does not carry any type of fiduciary liability. Ms. Lekkala’s compensation includes 250,000 shares of the Company’s restricted common stock deemed fully earned and vested upon the execution of her consulting agreement. These shares were issued May 20, 2019, having a value of $18,275 based on the closing price of the Company’s stock on that day ($0.0731 per share). Additionally, Ms. Lekkala will receive a 30% commission on total gross sales through the sale of the Tauri-GumTM product line which can be paid in either stock or cash at the election of Ms. Lekkala.

On May 24, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of May 23, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on May 24, 2019). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On June 7, 2019, the Company issued 888,308 shares for conversion of debt in the amount of $40,000 as well as accrued interest in the amount of $1,964 ($0.04725) shares of common stock pursuant to an October 25, 2018, one-year $180,000 convertible note bearing 8% interest. See “Description of Securities” section (above) for further explanation of the underlying convertible note.

On June 21, 2019, the Company entered into a one year 8% $60,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of June 21, 2020 and carried a $5,000 original issue discount (such that $55,000 was funded to the Company on June 21, 2019). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

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On July 18, 2019, GS Capital Partners, LLC converted the remaining $75,000 of principal pursuant to an October 25, 2018 convertible note, along with the accrued interest on that note in the amount of $4,372, into an aggregate of 2,719,170 shares of common stock. No proceeds were received in association with this transaction. Included here by reference. See “Description of Securities” section (above) for further explanation of the underlying note.

On July 22, 2019, the Company and Jefferson Street Capital, LLC (“Jefferson Street”) consummated entry into a Securities Purchase Agreement where the Company has borrowed $55,000 ($50,000 with original issuance discount reflected) at 10% annual interest under a term of nine-months in the form of a convertible note. Included here by reference. See “Description of Securities section (above) for further explanation. Proceeds from this note were used for operational expenses.

On August 12, 2019, the Company received $47,500 net proceeds for the second of two notes (the “Back-End Note”) under a December 20, 2018 security purchase agreement with Adar Alef, LLC whereby the Company issued two 8% convertible redeemable notes in the cumulative principal amount of $110,000. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On September 13, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Funding, LLC pursuant to the terms of a Securities Purchase Agreement. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On September 24, 2019, GS Capital Partners, LLC converted $45,000 of principal pursuant to an October 25, 2018 convertible note along with the accrued interest on that note in the amount of $3,294, into 2,804,544 shares of common stock. No proceeds were received in association with this transaction. See “Description of Securities” section (above) for further explanation of the underlying note.

On October 16, 2019, the Company issued 250,000 unregistered commitment shares of common stock to BHP Capital NY, Inc. pursuant to the October 17, 2019 BHP Note (described above). The shares had a value of $9,750 ($0.039 per share) which was recorded as interest expense on the Company’s condensed consolidated balance sheet.

On October 17, 2019, the Company entered into a Convertible Promissory Note, bearing an interest rate of 10% per annum, pursuant to a Securities Purchase Agreement with BHP Capital NY, Inc. dated October 7, 2019. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On October 23, 2019, GS Capital Partners, LLC converted the remaining $20,000 of principal pursuant to the previously disclosed and described October 25, 2018 convertible note along with the accrued interest remaining on that note, at the conversion date in the amount of $1,591 into 998,207 shares of common stock. See “Description of Securities” section (above) for further explanation of the underlying note.

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On November 7, 2019, the Company effectuated a nine-month convertible promissory note with Tangiers Global, LLC (the “Tangiers Note”). The Company received funds in the amount of $125,000 after reduction of the Original Issue Discount of $12,500. The $137,500 face value note matures on August 5, 2020 and bears and interest rate of 10%. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On November 18, 2019, the Company agreed to issue 1,600,000 common shares to a consultant for services rendered. These shares had a value of $27,840 ($0.0174 per share). No proceeds were received in association with this transaction.

In December 2019, the Company entered into a Securities Purchase Agreements with various individual accredited investors at an average price of $0.02 per share, which consummated on December 13, 2019. The Company raised an aggregate of $88,520 in exchange for the sale of an aggregate of 4,426,000 shares of our restricted Common Stock. This private placement was completed prior to December 15, 2019. The shares of our restricted common stock were sold pursuant to the terms of a Securities Purchase Agreements and issued in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. The shares of our common stock were offered and sold in a private placement and have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. The foregoing description of the above referenced private placement transaction is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement, attached as Exhibit 4.78 hereto, the terms of which are incorporated in their entirety herein by reference.

On December 2, 2019, the Company issued 2,213,428 shares for conversion of debt in the amount of $30,000 as well as accrued interest in the amount of $1,262 ($0.01412) shares of common stock pursuant to a May 24, 2019, one-year $60,000 convertible note bearing 8% interest. See “Description of Securities” section (above) for further explanation of the underlying note.

On December 18, 2019, the Company entered into a one year 8% $100,000 Convertible Note with Odyssey Capital, LLC (“Odyssey”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of December 18, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On December 24, 2019, the Company issued 1,809,374 shares for conversion of debt in the amount of $30,000 as well as accrued interest in the amount of $1,407 ($0.01736) shares of common stock pursuant to a May 24, 2019, one-year $60,000 convertible note bearing 8% interest. See “Description of Securities” section (above) for further explanation of the underlying note.

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On December 26, 2019, the Company agreed to issue 1,500,000 common shares to a consultant for services rendered. These shares had a value of $43,950 ($0.0293 per share). No proceeds were received in association with this transaction.

On December 26, 2019, the Company entered into a one year 10% $55,000 Convertible Note with Jefferson Street Capital LLC (“Jefferson Street”) pursuant to the terms of a Securities Purchase Agreement (the “Jefferson Street Note”). The Jefferson Street Note has a maturity date of December 26, 2020 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company at closing). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On January 3, 2020, the Company entered into a one year 2% $44,000 Convertible Promissory Note with BHP Capital NY Inc. (“BHP Capital”) pursuant to the terms of a Securities Purchase Agreement (the “BHP Capital Note”). The BHP Capital Note has a maturity date of January 3, 2021 and carries a $4,000 original issue discount (such that $40,000 was funded to the Company at closing). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses. Pursuant to this note, the Company issued to the noteholder 200,000 shares of its restricted common stock as debt commitment shares valued at $10,000 ($0.05 per share).

On January 15, 2020, the Company issued 2,000,000 common shares to two consultants for services rendered. Theses share were valued $34,800 ($0.0174 per share).

On January 15, 2020, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued an 8% convertible redeemable note in the principal amount of $44,000. The note was funded with net proceeds of $37,800, after the deduction of $4,000 for OID and $2,200 in legal fees. The note has a maturity date of January 15, 2021. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On January 17, 2020, the Company entered into a one year 8% $110,000 Convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement. The GS Capital Note has a maturity date of January 21, 2021 and carried a $10,000 original issue discount (such that $100,000 was funded to the Company on January 21, 2020). Pursuant to this note, the Company issued to the noteholder 400,000 shares of its restricted common stock as debt commitment shares valued at $20,960 ($0.0524 per share). Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On January 23, 2020, Jefferson converted $27,500 of principal and accrued interest in the amount of $1,375 into 1,339,031 shares of restricted stock of the Company ($0.0219 per share) pursuant to a July 22, 2019 note. The Company repaid the remaining balance of $27,500 of the Jefferson Street Note including accrued interest and prepayment premium of $10,904. As a result, the Jefferson Street Note is now fully repaid and retired, and no further obligations or remuneration is due and owing thereunder. See “Description of Securities” section (above) for further explanation of the underlying note.

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On February 7, 2020, the Company effectuated a six-month convertible promissory note with Tangiers Global, LLC. The Company received funds in the amount of $60,000 after reduction of the Original Issue Discount of $5,000. The $65,000 face value note matures on August 6, 2020 and bears and interest rate of 2%. This note has a fixed conversion price of $0.03 per share. Included here by reference. See “Description of Securities” section (above) for further explanation. Proceeds from this note were used for operational expenses.

On February 10, 2020, GS Capital LLC elected to partially convert the $300,000 March 14, 2019 note in the amount of $75,000 of principal plus $5,458 of accrued interest for 2,628,548 common shares ($0.0307 per share). The remaining balance of this note is $225,000. See “Description of Securities” section (above) for further explanation of the underlying note.

Effective February 11, 2020 the Company entered into a one-year 10% convertible promissory note with Crown Bridge Partners, LLC, having a face value of $55,000. The Company received funds in the amount of $50,000 on February 23, 2020, after reduction of the Original Issue Discount of $5,000. The $55,000 face value note matures on February 11, 2021. Included here by reference. See “Description of Securities” section (above) for further explanation. The Company, on February 24, 2020, issued 250,000 debt commitment shares in conjunction with this note. These shares had a value of $13,500 ($0.054 per share).

On February 12, 2020, Adar Alef, LLC elected to partially convert its backend Note under a December 20, 2018 Securities Purchase Agreement which was funded on August 12, 2019. The noteholder converted $15,000 of principal into 554,324 common shares ($0.02706 per share). No proceeds were received in association with this transaction.

On February 19, 2020, Adar Alef, LLC elected to partially convert its backend Note under a December 20, 2018 Securities Purchase Agreement which was funded on August 12, 2019. The noteholder converted $20,000 of principal into 821,018 common shares ($0.02436 per share). No proceeds were received in association with this transaction.

On February 24, 2020, the Company agreed to issue 1,000,000 common shares to a consultant for services rendered. These shares had a value of $49,900 ($0.0499 per share). No proceeds were received in association with this transaction.

On February 28, 2020, the Company and Tangiers mutually agreed to amend and restate the November 5, 2019 10% Promissory Note, with a maturity date of August 5, 2020, whereby the conversion feature was changed from 66% of the lowest VWAP from the preceding 20 consecutive trading days to a fixed conversion equal to $0.03 per share. If the note is not retired on or before the maturity date, then at any time and from time to time after the maturity date, Tangiers shall have the right, at their sole option, to convert in whole or in part the outstanding and unpaid principal amount under this note into shares of common stock at the Variable Conversion Price. The “Variable Conversion Price” shall be equal to the lower of (1) 66% of the lowest VWAP from the preceding 20 consecutive trading days to the lower of or (2) the fixed conversion price of $0.03 per share. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 34% to 44%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the Conversion Price discount will be increased by 5%, i.e., from 34% to 39%. In the case of both, the Conversion Price discount shall be a cumulative increase of 15%, i.e., from 34% to 49%. No other terms or covenants were changed from the original note.

On March 2, 2020, Adar Alef, LLC elected to convert the remaining portion of its backend Note under a December 20, 2018 Securities Purchase Agreement which was funded on August 12, 2019. The noteholder converted $20,000 of principal and $2,364 of accrued interest into 918,080 common shares ($0.02436 per share). No proceeds were received in association with this transaction.

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Exhibits

See the Exhibit Index following the signature page of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Number	Description

Exhibit 3.1	amended article of incorporation, dated September 12, 2019 filed on current report 8-K on October 8, 2019

Exhibit 4.1	Forms of outstanding warrants common stock purchase warrant filed on current report 8-K dated July 3, 2017

Exhibit 4.2	Forms of outstanding warrants common stock purchase warrant filed on current report 8-K dated November 4, 2013

Exhibit 4.3	GS Capital Partners, LLC., convertible redeemable note filed on current report 8-K dated October 23, 2017

Exhibit 4.4	Union Capital convertible redeemable note issued June 2015 and filed on current report 8-K dated June 8, 2015

Exhibit 4.5	Union Capital Securities Purchase Agreement issued June 2015 and filed on current report 8-K dated June 8, 2015

Exhibit 4.6	Group 10 Convertible Note Payable issued July 2015 filed with 2018 10-K dated June 27, 2018

Exhibit 4.7	Group 10 Convertible Note Payable First Amendment amended May 2017 and issued July 2015 filed on current report 8-K dated May 15, 2017

Exhibit 4.8	Group 10 Convertible Note Payable issued August 2016 agreement filed on current report 8-K dated August 9, 2016

Exhibit 4.9	Group 10 Convertible Note Payable November 2016 filed with 2018 10-K dated June 27, 2018

Exhibit 4.10	Group 10 Convertible Note Payable First Amendment amended May 2017 and issued November 2016 filed on current report 8-K dated May 15, 2017

Exhibit 4.11	Group 10 Convertible Note Payable issued March 2017 filed on current report 8-K dated May 15, 2017

Exhibit 4.12	Securities purchase agreement with Seth Shaw dated June 15, 2017 filed on current report 8-K dated June 16, 2017

Exhibit 4.13	Alternative Strategy Partners PTE Ltd. Bridge loan and security agreement in October 2015 filed in current report 8-K dated October 13, 2015

Exhibit 4.14	Securities purchase agreement with Seth Shaw dated June 21, 2017 filed on current report 8-K dated June 22, 2017

Exhibit 4.15	ADAR Bays Convertible Redeemable Note issued February 2017 filed on current report 8-K dated May 15, 2017

Exhibit 4.16	Eagle Equities, LLC Convertible Redeemable Note issued January 2017 filed on current report 8-K dated May 15, 2017

Exhibit 4.17	Eagle Equities, LLC Convertible Redeemable Note issued March 2017 filed on current report 8-K dated May 15, 2017

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Exhibit 4.18	Eagle Equities, LLC Convertible Redeemable Note back end note issued March 2017 filed on current report 8-K dated May 15, 2017

Exhibit 4.19	Securities purchase agreement with Seth Shaw dated October 6, 2017 filed on current report 8-K dated October 10, 2017

Exhibit 4.20	GS Capital Partners, LLC Convertible Redeemable Note issued April 2017 filed on current report 8-K dated -May 15, 2017

Exhibit 4.21	GS Capital Partners, LLC Convertible Redeemable Note issued May 2017 filed on current report 8-K dated June 2, 2017

Exhibit 4.22	GS Capital Partners, LLC Amendment to Convertible Promissory Note Dated June 27, 2017 filed on current report 8-K dated September 7, 2017

Exhibit 4.23	GS Capital Partners, LLC Securities Purchase Agreement dated August 2017 to Back End Note filed on current report 8k dated September 7, 2017

Exhibit 4.24	GS Capital Partners, LLC Convertible Redeemable Note due August 2017 filed on current report 8-K dated September 7, 2017

Exhibit 4.25	GS Capital Partners, LLC Convertible Redeemable Note due August 2017 Back End Note filed on current report 8-K dated September 7, 2017

Exhibit 4.26	GS Capital Partners, LLC Collateralized Secured Promissory Note dated August 2017 to Back End Note filed on current report 8-K dated September 7, 2017

Exhibit 4.27	GS Capital Partners, LLC Security Purchase Agreement Dated June 2017 filed on current report 8-K dated July 3, 2017

Exhibit 4.28	GS Capital Partners, LLC Convertible Redeemable Note dated June 2017 filed on current report 8-K dated July 3, 2017

Exhibit 4.29	12% Convertible redeemable note ADAR Bays issued August 15, 2017 filed with 2018 10-K dated June 27, 2018

Exhibit 4.30	ADAR Bays Security Purchase Agreement dated September 2017 filed on current report 8-K dated September 15, 2017

Exhibit 4.31	ADAR Bays Convertible Redeemable Note filed on current report 8-K dated September 15, 2017

Exhibit 4.32	ADAR Bays Back End Note filed on current report 8-K September 15, 2017

Exhibit 4.33	ADAR Bays Collateralized Secured Promissory Note dated September 2017 filed on current report 8-K dated September 15, 2017

Exhibit 4.34	GS Capital Partners, LLC Security Purchase Agreement dated October 2017 filed on current report 8-K dated October 23, 2017

Exhibit 4.35	GS Capital Partners, LLC Convertible Redeemable Note dated October 2017 filed on current report 8k dated October 23, 2017

Exhibit 4.36	GS Capital Partners, LLC Convertible Redeemable Back End Note dated October 2017 filed on current report 8-K dated October 23, 2017

Exhibit 4.37	GS Capital Partners, LLC Collateralized Secured Promissory Back End Note dated October 2017 filed on current report 8-K dated October 23, 2017

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Exhibit 4.38	8% Convertible redeemable back end note 2 of 3 dated ADAR Bays issued October 3, 2017 filed with 2018 10-K dated June 27, 2018

Exhibit 4.39	8% Convertible redeemable back end note 3 of 3 dated ADAR Bays issued February 13, 2018 filed with 2018 10-K dated June 27, 2018

Exhibit 4.40	ALTERNATIVE STRATEGY PARTNERS PTE. LTD bridge loan dated September 23, 2015 filed with 2018 10-K dated June 27, 2018

Exhibit 4.41	8% Convertible redeemable back end note 1 of 3 dated ADAR Bays issued February 13, 2018 filed with 2018 10-K dated June 27, 2018

Exhibit 4.42	Agreement with Vice President of Distribution & Marketing date May 11, 2019 filed on August 13, 2019

Exhibit 4.43	Back-end 8% note having a face-value of $55,000 with ADAR ALEF, LLC due December 20, 2019 funded on August 12, 2019 filed on form 10-Q on January 29, 2019

Exhibit 4.44	GS Capital Note, dated March 14, 2019 filed on current report 8-K on April 15, 2019

Exhibit 4.45	Securities Purchase Agreement (GS Capital Note), dated March 14, 2019 filed on current report 8-K on April 15, 2019

Exhibit 4.46	Jefferson St. Capital LLC Securities Purchase Agreement dated July 22, 2019 for $55,000 filed on form 10-Q on August 13, 2019

Exhibit 4.47	Convertible note dated October 25, 2018 for $180,000 with GS Capital, LLC filed on form 10-Q on January 29, 2019

Exhibit 4.48	Securities Purchase Agreement with GS Capital, LLC dated October 25, 2018 concerning the $180,000 convertible note filed on form 10-Q on January 29, 2019

Exhibit 4.49	Settlement agreement dated, October 23, 2018, with individual note holder for $15,000 convertible note filed on form 10-Q on January 29, 2019

Exhibit 4.50	Convertible note consummated January 23, 2019 for $62,000 with Eagle Equities LLC filed on form 10-Q on January 29, 2019

Exhibit 4.51	Securities Purchase Agreement with Eagle Equities LLC consummated January 23, 2019 concerning the $62,000 convertible note filed on form 10-Q on January 29, 2019

Exhibit 4.52	Side letter agreement dated January 18, 2019 to the $62,000 Convertible note with Eagle Equities LLC consummated January 23,2019 filed on form 10-Q on January 29, 2019

Exhibit 4.53	Securities purchase agreement with Adar Alef dates December 20, 2018 filed on form 10-Q on January 29, 2019

Exhibit 4.54	One year 8% Convertible note with Adar Alef dates December 20, 2018 filed on form 10-Q on January 29, 2019

Exhibit 4.55	One year 8% Convertible back-end note with Adar Alef dates December 20, 2018 filed on form 10-Q on January 29, 2019

Exhibit 4.56	Collateralized secured promissory note from Adar Alef dated December 20, 2019 filed on form 10-Q on January 29, 2019

Exhibit 4.57	Manufacturing agreement with Per Os Biosciences dated December 28, 2018 filed on form 10-Q on January 29, 2019

Exhibit 4.58	January 11, 2019 consulting agreement for 1,250,000 restricted common shares filed on form 10-Q on January 29, 2019

Exhibit 4.59	Securities purchase agreement dated January 8, 2019 for 1,000,000 shares at $0.02 filed on form 10-Q on January 29, 2019

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Exhibit 4.60	GS Capital Partners, LLC Convertible note dated March 14, 2019 for $300,000 filed on June 27, 2019

Exhibit 4.61	GS Capital Partners, LLC Securities Purchase Agreement dated March 14, 2019 filed on June 27, 2019

Exhibit 4.62	GS Capital Partners, LLC Securities Purchase Agreement dated May 23, 2019 filed on June 27, 2019

Exhibit 4.63	GS Capital, LLC Convertible note dated May 23, 2019 for $60,000 filed on June 27, 2019

Exhibit 4.64	GS Capital Partners, LLC Convertible note dated June 21, 2019 for $60,000 filed on June 27, 2019

Exhibit 4.65	GS Capital Partners, LLC Securities Purchase Agreement dated June 21, 2019 filed on June 27, 2019

Exhibit 4.66	Jefferson St. Capital, LLC Convertible note dated July 22, 2019 for $55,000 filed on form 10-Q on August 13, 2019

Exhibit 4.67	Back-end 8% note having a face-value of $55,000 with ADAR ALEF, LLC due December 20, 2019 funded on August 12, 2019 filed on form 10-Q on January 29, 2019

Exhibit 4.68	Odyssey Funding, LLC Securities Purchase Agreement dated September 13, 2019 filed on current report 8-K on October 8, 2019

Exhibit 4.69	Securities Purchase Agreement (Form of Private Placement), dated April 12, 2019 filed on current report 8-K on April 15, 2019

Exhibit 4.70	Odyssey Funding, LLC Convertible Note dated September 13, 2019 filed on current report 8-K on October 8, 2019

Exhibit 4.71	BHP Capital NY, Inc. Securities Purchase Agreement dated October 7, 2019 filed November 12, 2019

Exhibit 4.72	BHP Capital NY, Inc Convertible Promissory note dated October 17, 2019 filed November 12, 2019

Exhibit 4.73	Tangiers Global, LLC 10% Convertible Promissory Note dated November 5, 2019 filed November 12, 2019

Exhibit 4.74	Securities Purchase Agreement between Odyssey Capital, LLC and the Company, dated December 18, 2019 filed on Current report 8-K on January 9, 2020

Exhibit 4.75	Convertible Redeemable Note issued to Odyssey Capital, LLC, dated December 18, 2019 filed on Current report 8-K on January 9, 2020

Exhibit 4.76	Securities Purchase Agreement between Jefferson Street Capital LLC and the Company, dated December 26, 2019 filed on Current report 8-K on January 9, 2020

Exhibit 4.77	Convertible Redeemable Note issued to Jefferson Street Capital LLC, dated December 26, 2019 filed on Current report 8-K on January 9, 2020

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Exhibit 4.78	Securities Purchase Agreement, December 2019 private placement (filed on Current report 8-K on January 9, 2020)

Exhibit 4.79	Convertible Promissory Note issued to BHP Capital NY Inc., dated January 3, 2020 (filed on Current report 8-K on January 9, 2020)

Exhibit 4.80	Securities Purchase Agreement between BHP Capital NY INC and the Company, dated January 3, 2020 filed on Current report 8-K on January 9, 2020

Exhibit 4.81	Securities Purchase Agreement between the Company and GS Capital Partner, dated January 17, 2020 filed on Current report 8-K on January 29, 2020

Exhibit 4.82	Convertible Note between the Company and GS Capital Partners, dated January 17, 2020 filed on Current report 8-K on January 29, 2020

Exhibit 4.83	Securities Purchase Agreement between the Company and Adar Alef, LLC, dated January 15, 2020 filed on Form 10-Q on February 13, 2020

Exhibit 4.84	Convertible Note between the Company and Adar Alef, LLC, dated January 15, 2020 filed on Form 10-Q on February 13, 2020

Exhibit 4.85	Tangiers Global, LLC 10% Convertible Promissory Note effective February 7, 2020 filed on Form 10-Q on February 13, 2020

Exhibit 4.86	Investment Agreement between Tangiers Global, LLC and the Company, dated January 21, 2020 filed on Form 8-K on January 29, 2020

Exhibit 4.87	Registration Rights Agreement, dated January 21, 2020 filed on Form 8-K on January 29, 2020

Exhibit 4.88	Crown Bridge Partners, LLC $55,000 one-year 10% Convertible Promissory Note dated February 11, 2020*

Exhibit 4.89	Amended and Restated 10% Fixed Convertible Promissory Note in the principal amount of $137,500 dated February 28, 2020*

Exhibit 5.1	Rimon P.A legal opinion for S-1*

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Exhibit 10.1	Green Hygienics - License Agreement filed on current report 8-K dated June 6, 2013

Exhibit 10.2	Honeywood termination agreement filed on current report 8-K dated September 29, 2014

Exhibit 10.3	Honeywood Amendment Number 1 to the agreement and plan of merger filed on current report 8-K dated July 21, 2014

Exhibit 10.4	Honeywood debt conversion agreement filed on current report 8-K dated September 7, 2017

Exhibit 10.5	Honeywood Standstill Agreement filed on current report 8-K dated July 21, 2014

Exhibit 10.6	Bacterial Robotics - Agreement and Plan of Merger filed on current report 8-K dated February 4, 2014

Exhibit 10.7	Bacterial Robotics - Strategic Alliance Agreement filed on current report 8-K dated November 4, 2013

Exhibit 10.8	Membership transfer agreement with Open Therapeutics dated December 2016 filed on current report 8-K dated December 28, 2016

Exhibit 10.9	HerMan license agreement filed with 2018 10-K on June 27, 2018

Exhibit 10.10	2 year extension HerMan license agreement filed with 2018 10-K on June 27, 2018

Exhibit 10.11	Settlement and release agreement with individual noteholder and the Company dated October 23, 2018

Exhibit 10.12	Distribution Agreement between the Company and E&M Ice Cream Co., dated April 1, 2019 filed on current report 8-K on April 15, 2019

Exhibit 10.13	Distribution Agreement between the Company and IRM Management Corporation, dated April 8, 2019 filed on current report 8-K on April 15, 2019

Exhibit 10.14	Distribution Agreement between the Company and Windmill Health, dated June 28, 2019 filed on current report 8-K on July 5, 2019

Exhibit 10.15	Joint Venture agreement between the Company and OG Laboratories, LLC dated January 21, 2020 filed on Form 10-Q on February 13, 2020

Exhibit 10.16	BLINK sales agreement filed with 2018 10-K on June 27, 2018

Exhibit 10.17	Employment agreement Seth M. Shaw filed on current report 8-K dated November 7, 2012

Exhibit 16.1	Changes in Registrant’s Certifying Accountant filed on current report 8-K on July 18, 2019

Exhibit 23.1	Consent of independent registered public accounting firm

Exhibit 23.2	Consent of Attorneys

* Filed herewith.

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TAURIGA SCIENCES, INC
Date: March 5, 2020
	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seth M. Shaw, with full power of substitution and re-substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seth M. Shaw	Chief Executive Officer and Director	March 5, 2020
Seth M. Shaw	(Principal Executive Officer)

/s/ Kevin P. Lacey	Chief Financial Officer	March 5, 2020
Kevin P. Lacey	(Principal Financial Officer)

/s/ Thomas J. Graham
Thomas J. Graham	Director	March 5, 2020

/s/ David L. Wolitzky
David L. Wolitzky	Director	March 5, 2020

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